   As Filed with the Securities and Exchange Commission on December 14, 1999

                                                          Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                APPALACHIAN BANCSHARES, INC.                                     APAB CAPITAL TRUST I
       (Name of Small Business Issuer in Its Charter)               (Name of Small Business Issuer in Its Charter)

                           Georgia                                                     Delaware
                   (State or Jurisdiction                                       (State or Jurisdiction
              of Incorporation or Organization)                            of Incorporation or Organization)

                         58-2242407                                                   Applied For
                      (I.R.S. Employer                                             (I.R.S. Employer
                   Identification Number)                                       Identification Number)

                                      6022
                          (Primary Standard Industrial
                           Classification Code Number)

                            829 Industrial Boulevard
                             Ellijay, Georgia 30540
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                                 Tracy R. Newton
                                    President
                          Appalachian Bancshares, Inc.
                            829 Industrial Boulevard
                             Ellijay, Georgia 30540
                                 (706) 276-8000
            (Name, Address and Telephone Number of Agent for Service)

                              --------------------
                                   COPIES TO:




                   Walter E. Jospin, Esq.                                        Robert M. Donlon, Esq.
                  Elizabeth Hardy Noe, Esq.                                 Smith Helms Mulliss & Moore, LLP
            Paul, Hastings, Janofsky & Walker LLP                                201 North Tryon Street
           600 Peachtree Street, N.E., Suite 2400                                      30th Floor
                   Atlanta, Georgia 30308                                    Charlotte, North Carolina 28202
                       (404) 815-2400                                                (704) 343-2000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                              --------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              -------------------

CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE      PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
TO BE REGISTERED                       REGISTERED(1)       OFFERING PRICE        AGGREGATE          REGISTRATION
                                                            PER UNIT(2)      OFFERING PRICE(2)       FEES(3)(4)

    % Trust Preferred Securities
of APAB Capital Trust I...........      $11,500,000             100%            $11,500,000            $3,036

    % Junior Subordinated
Debentures of Appalachian
Bancshares, Inc...................      $11,500,000             100%            $11,500,000             N/A

Guarantee of Appalachian
Bancshares, Inc. of certain
obligations under the Trust
Preferred  Securities.............          N/A                 N/A                 N/A                 N/A

Total.............................      $11,500,000             100%            $11,500,000            $3,036


(1) Includes $1,500,000 subject to the Underwriters' over-allotment option granted by the Company. See "Underwriting."
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, exclusive of interest and dividends, if any.
(3) The Junior Subordinated Debentures will be purchased by APAB Capital Trust I with the proceeds from the sale of the Preferred Securities. Such securities may be later distributed with no additional consideration to the holders of the Preferred Securities upon the dissolution of APAB Capital Trust I and the distribution of its assets.
(4) No separate consideration will be received for the Guarantee. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is payable for the Guarantee.


                              -------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      THIS IS A PRELIMINARY PROSPECTUS AND IS NOT YET COMPLETE.    , 2000

                                     [LOGO]

                         1,000,000 Preferred Securities

                              APAB CAPITAL TRUST I
                     % Cumulative Trust Preferred Securities
                 (Liquidation amount $10 per preferred security)
                                  Guaranteed by

                          APPALACHIAN BANCSHARES, INC.

         APAB Capital Trust I is a subsidiary of Appalachian Bancshares, Inc. This is an offering by the Trust of preferred securities. In connection with this offering, the Trust will:

-        Sell preferred securities to the public;

-        Use all of the proceeds from the sale of the preferred securities to
         buy   % junior subordinated debentures from Appalachian Bancshares,
         Inc.; and

- Distribute the cash payments it receives on the junior subordinated debentures to the holders of the preferred securities.

         The preferred securities represent undivided beneficial interests in the Trust. For each preferred security that you own, you will be entitled to
receive cumulative cash distributions at an annual rate of   % on the $10
liquidation amount, payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2000. We have the right to defer payment of distributions at any time for periods of up to 20 consecutive quarters.

         There is currently no public market for the preferred securities. APAB Capital Trust I intends to apply to list the preferred securities on The Nasdaq SmallCap Market under the trading symbol "APABP."

               --------------------------------------------------

         Investing in the preferred securities involves risks. Some of these risks are described under the heading "Risk Factors" beginning on page 8.


                                                                      PER PREFERRED SECURITY                TOTAL
                                                                      ----------------------                -----

Public Offering Price.............................................            $ 10.00                   $10,000,000
Proceeds to Trust.................................................            $ 10.00                   $10,000,000
Underwriting  Commissions.........................................            $  0.40                   $   400,000
Proceeds to Appalachian Bancshares, Inc., before expenses and
fees..............................................................            $  9.60                   $ 9,600,000

Appalachian Bancshares, Inc., as the ultimate recipient of the proceeds of the offering, will pay all underwriting commissions.

Wachovia Securities has the right to purchase up to an additional 150,000 shares of preferred securities at the same price and on the same terms, within 30 days from the date of this prospectus, to cover over-allotments.

THESE SECURITIES ARE NOT DEPOSITS, ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            WACHOVIA SECURITIES, INC.

                                           , 2000

                                      [MAP]

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider. We encourage you to read the entire prospectus carefully before investing, including the section entitled "Risk Factors" and the financial statements and notes to those financial statements. Unless we otherwise indicate, all information in this prospectus assumes that the underwriters will not exercise their over-allotment option. When we refer to "the Company" in this prospectus, we mean Appalachian Bancshares, Inc. excluding its bank subsidiaries.

THE COMPANY AND THE BANKS

Appalachian Bancshares, Inc. is a bank holding company engaged in providing a full range of banking services through two commercial bank subsidiaries. The bank subsidiaries are Gilmer County Bank and Appalachian Community Bank. The Company was incorporated as a business corporation in May 1996 under the laws of the State of Georgia for the purpose of acquiring 100% of the issued and outstanding shares of common stock of Gilmer County Bank. We acquired Gilmer County Bank in August 1996 and Appalachian Community Bank in November 1998.

The Banks operate as community banks, emphasizing prompt, personalized customer service to the individuals and businesses located in their markets. The Banks perform banking services customary for full service banks of similar size and character. These services include:

         - the furnishing of personal and commercial checking accounts and other demand and time deposit accounts; and

         - the extension of personal and commercial loans and lines of credit.

Gilmer County Bank draws most of its customer deposits and conducts most of its lending transactions from and within a primary service area encompassing Gilmer County, southwestern Fannin County, northern Pickens County, western Dawson County and southeastern Murray County, Georgia. Appalachian Community Bank draws most of its customer deposits and conducts most of its lending transactions from and within a primary service area which includes Union County, Towns County and Fannin County, Georgia.

At September 30, 1999, we had total assets of $207,237,912, deposits of $179,889,497 and total shareholders' equity of $11,870,391.

Our principal executive office is located at 829 Industrial Boulevard, Ellijay, Georgia. Our telephone number is (706) 276-8000.

APAB CAPITAL TRUST I

APAB Capital Trust I was created to:

-        issue and sell the preferred securities to the public;
- use the proceeds it receives from the sale of the preferred securities to purchase the % junior subordinated debentures from us; and
- distribute the cash payments it receives on the junior subordinated debentures to the holders of the preferred securities.

The Trust will issue all of the preferred securities to purchasers in the offering. The Trust has also issued all of its common securities to us. The common securities held by us will represent an aggregate liquidation amount equal to at least 3 % of the total capital of the Trust. As owner of the Trust's common securities, we will also be entitled to distributions from the Trust each time holders of preferred securities receive a distribution. However, our right to distributions will be subordinate to the rights of the holders of preferred securities if an event of default has occurred under the terms of the preferred securities.

The junior subordinated debentures will be the only assets of the Trust. Our payments to the Trust under the junior subordinated debentures will be the Trust's sole source of revenue.

The executive office and telephone number of the Trust are the same as ours.

The following chart illustrates the flow of funds of the offering of the preferred securities.





                                    [GRAPH]











THE OFFERING

  The issuer ......................   APAB Capital Trust I, a Delaware statutory
                                      business trust.

  Securities offered...............   1,000,000 preferred securities having a
                                      liquidation amount of $10.00 per preferred security. The preferred securities represent preferred undivided beneficial interests in the assets of the Trust, which will consist solely of junior subordinated debentures.

  Offering price...................   $10.00 per preferred security.

  Over-allotment option............   Wachovia Securities, Inc. has an option,
                                      exercisable within 30 days of the date of the offering, to purchase up to an additional 150,000 preferred securities at the initial offering price, to cover over-allotments.

  Distributions....................   As a holder of preferred securities, you
                                      will be entitled to receive cumulative
                                      cash distributions at an annual rate of % of the $10.00 liquidation amount of each preferred security, or $ per year. The
                                      Trust will pay distributions quarterly,
                                      unless deferred. See "Description of the Preferred Securities."


  Junior Subordinated Debentures....  The Trust will buy the junior subordinated debentures from us using the proceeds from
                                      the sale of the preferred securities.
                                      Unless we redeem the junior subordinated
                                      debentures, they will mature on    , 2030.
                                      Our obligations under the junior
                                      subordinated debentures will be junior to our senior indebtedness and all existing and future liabilities and obligations of the Banks. At September 30, 1999, we had $3.6 million in outstanding senior indebtedness, which we intend to repay using the proceeds of this offering. However, there is no limitation on the amount of senior indebtedness we may issue in the future.

Use of Proceeds...................  The Trust will use the proceeds from the sale of the preferred securities to buy our junior subordinated debentures. We will use approximately $3.6 million of the net proceeds from the sale of the junior subordinated debentures to repay our existing long-term debt. We will use an additional approximately $2.9 million of the proceeds to purchase 132,500 shares of our common stock from three institutional investors. We will use the remaining net proceeds for general corporate purposes, including capital contributions to the Banks to support growth.

Guarantee.........................  We will guarantee all of the Trust's obligations under the preferred securities to the extent described in this prospectus. We will guarantee the payment of distributions on the preferred securities and payments on liquidation of the Trust or redemption of the preferred securities. Our guarantee is limited to the liquidation amount of the preferred securities plus any accrued and unpaid dividends. Our guarantee will apply only to the extent we have made payments to the Trust on the junior subordinated debentures. If we do not make payments on the junior subordinated debentures, the Trust will not have sufficient funds to make payments on the preferred securities. Our obligations to make payments under the guarantee will be junior to our obligations to make payments on our senior indebtedness. See "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee."

Right to Defer Interest Payments..  The ability of the Trust to make distributions on the preferred securities is
                                    solely dependent upon the receipt of
                                    interest payments from us on the junior
                                    subordinated debentures. If we are not in
                                    default under the trust indenture governing
                                    the terms of the junior subordinated
                                    debentures, we may defer interest payments
                                    on the junior subordinated debentures at our
                                    discretion for a period of up to 20
                                    consecutive quarters, but not beyond       ,
                                    2030. There is no limitation on the number of times that we may begin an interest deferral period if we are not in default under the trust indenture. At the end of any interest deferral period, we must pay all accrued and unpaid interest. During an interest deferral period, interest will continue to accrue and compound. If we defer interest, you will be required to accrue interest income for United States federal income tax purposes even though you do not receive any cash distribution. If we elect to defer interest, we will be subject to certain restrictions during the deferral period, with the most significant being that we may not declare or pay cash dividends on our common stock or make any payments on any debt securities that rank equal or junior to the junior subordinated debentures. We have no current intention of deferring interest payments on the debentures. See "Description of the Junior Subordinated Debentures - Right to Defer Interest Payment Obligation" and "Federal Income Tax Consequences - United States Federal Income Taxation of U.S. Holders - Interest Income and Original
                                    Issue Discount."

Redemption..........      We may, at our option subject to the receipt of any
                          required regulatory approval, redeem:

                          - all or some of the junior subordinated debentures at any time on or after
                                           , 2005, or

                          -         all of the junior subordinated
                                    debentures at any time within
                                    ninety days of the receipt of an
                                    opinion of counsel that there has
                                    been an unfavorable change for tax,
                                    regulatory capital or investment
                                    company purposes in the Trust, the
                                    preferred securities or the
                                    debentures.


                          If we redeem some of the junior subordinated debentures before their stated maturity date, the Trust must redeem the same dollar amount of its common and preferred securities. We will pay the full principal amount of the redeemed junior subordinated debentures, plus any accrued and unpaid interest, upon any redemption. See "Description of the Preferred Securities - Redemption."

Distribution of the
Junior Subordinated
Debentures if We
Dissolve the Trust........We may dissolve the Trust at any time.
                          We may be required to obtain regulatory approval before dissolving the Trust. If we dissolve the Trust, after it satisfies any creditors, you will be entitled to receive the liquidation amount of $10 per preferred security plus accumulated and unpaid distributions to the date of payment. This payment may be in the form of a distribution of the junior subordinated debentures. If we distribute the debentures to you, we will use our reasonable best efforts to list them on the Nasdaq SmallCap Market or a national exchange or comparable automated quotation system. See "Description of the Preferred Securities
                          - Liquidation Distribution upon Dissolution," and - "Liquidation of the Trust and Distribution of the Junior Subordinated Debentures to Holders."

Voting Rights.............If you purchase the preferred securities, you will have very limited voting rights. The preferred securities will have no voting rights concerning actions of the Company. See "Description of the Preferred Securities - Voting Rights; Amendment of Trust Agreement."

Trading Symbol............The Trust intends to apply to list the preferred securities on the Nasdaq SmallCap Market under the trading symbol "APABP."

Risk Factors..............We urge you to read carefully the "Risk Factors"
                          section of prospectus, beginning on page 8, and the rest of this prospectus before you make your investment decision. Because the sole source of funds for distributions or the redemption of the preferred securities are payments on the junior subordinated debentures by us, purchasers of the preferred securities are also making an investment decision with regard to the junior subordinated debentures. Therefore, those purchasers should review carefully all of the information regarding the junior subordinated debentures contained in this prospectus.

SUMMARY FINANCIAL DATA

The income statement, balance sheet and per share data contained in the following summary financial data for the three years ended December, 31, 1998, are derived from our financial statements which have been audited on an annual basis by Schauer, Taylor, Cox & Vice, P.C. The summary financial data for the nine months ended September 30, 1999 are derived from our unaudited financial statements.


                                                                    Nine
                                                                   months
                                                                    ended
                                                                  September
                                                                     30,                    Years ended December 31,
                                                               ----------------------------------------------------------------
                                                                   1999              1998              1997             1996
                                                                 --------          --------          --------         --------
                                                                  (amounts in thousands except per share data and ratios)
END OF PERIOD BALANCES
Assets ....................................................... $   207,238       $   189,745       $   112,181       $   93,154
Loans, net of unearned income ................................     159,746           129,831            84,584           64,962
Earning assets ...............................................     195,063           176,789           106,137           88,491
Deposits .....................................................     179,889           163,861            95,348           81,148
Shareholders' equity .........................................      11,870            11,480             6,980            5,805

AVERAGE BALANCES
Assets ....................................................... $   199,031       $   131,079       $   103,261       $   72,346
Loans, net of unearned income ................................     146,096            95,353            74,753           51,008
Earning assets ...............................................     187,257           123,663            98,403           68,755
Deposits .....................................................     171,708           110,745            89,808           61,660
Shareholders' equity .........................................      11,866             8,925             6,392            5,503

PER  SHARE DATA
Net Income-basic .............................................         .64              1.04               .88              .45
Net Income-diluted ...........................................         .60               .99               .88              .45
Cash dividends ...............................................         -0-               -0-               -0-              -0-
Shareholders equity (book value) at period end ...............        8.90              8.68              6.05             5.11

RATIOS
  Return on average assets (September 30, 1999, annualized) ...        .57%              .92%              .98%             .71%
  Return on average equity (September 30, 1999, annualized) ...       9.56%            13.50%            15.90%            9.40%
  Net interest margin ........................................        3.85%             4.04%             4.06%            3.90%
  Efficiency ratio ...........................................       69.01%            60.75%            55.35%           59.06%
  Ratio of earnings to fixed charges (including interest
    on deposits) .............................................        1.19%             1.27%             1.27%            1.22%
   Ratio of earnings to fixed charges (excluding interest
    on deposits) .............................................        2.88%             3.94%             4.99%            4.67%
  Allowance for loan losses to period end (total loans) ......        1.21%             1.30%             1.10%            1.01%
  Dividend payment ratio .....................................           0%                0%                0%               0%
  Average equity to average assets ...........................        5.96%             6.80%             6.19%            7.61%
  Total capital ..............................................        7.30%             7.88%             9.33%           10.30%
  Tier 1 capital .............................................        6.14%             6.64%             8.23%            9.40%
  Leverage ratio .............................................        4.99%             4.99%             6.40%            5.90%

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         Certain of the statements made in this prospectus, including matters discussed under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on management's beliefs, current expectations, estimates and projections about the financial services industry, the economy and about the Company and the Banks in general. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from historical results or from any results expressed or implied by the forward-looking statements. Factors that may cause our actual results to vary include those listed in the section captioned "Risk Factors" as well as elsewhere in this prospectus. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on any forward-looking statement.

                                  RISK FACTORS

         AN INVESTMENT IN THE PREFERRED SECURITIES INVOLVES A NUMBER OF RISKS, SOME OF WHICH RELATE TO THE TERMS OF THE PREFERRED SECURITIES OR THE JUNIOR SUBORDINATED DEBENTURES AND OTHERS OF WHICH RELATE TO US AND OUR BUSINESS. YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING WHETHER THIS INVESTMENT IS SUITABLE FOR YOU. BECAUSE THE TRUST WILL RELY ON THE PAYMENTS IT RECEIVES FROM US ON THE JUNIOR SUBORDINATED DEBENTURES TO FUND ALL PAYMENTS ON THE PREFERRED SECURITIES, AND BECAUSE THE TRUST MAY DISTRIBUTE THE JUNIOR SUBORDINATED DEBENTURES IN EXCHANGE FOR THE PREFERRED SECURITIES, PURCHASERS OF THE PREFERRED SECURITIES ARE MAKING AN INVESTMENT DECISION THAT RELATES TO THE JUNIOR SUBORDINATED DEBENTURES, AS WELL AS THE PREFERRED SECURITIES. YOU SHOULD CAREFULLY REVIEW THE INFORMATION IN THIS PROSPECTUS ABOUT THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE.


RISK FACTORS RELATING TO THE PREFERRED SECURITIES

Statutory restrictions on bank dividends could limit the amounts the Banks may pay to us and our ability to make payments on our debt, which in turn could lead to a default under the terms of our debt.

         As a bank holding company, we conduct our operations mainly through our subsidiary Banks. Our principal source of cash is dividends from the Banks. If the Banks are unable to pay dividends to us, we may be unable to make interest or principal payments on our debt, including payments on the junior subordinated debentures. Various statutory provisions could restrict the amount of dividends the Banks can pay to us. Prior regulatory approval is required for the payment of dividends out of retained earnings of each Bank if:

         - the total classified assets at the most recent examination of the Bank exceed 80% of the equity capital;

         - the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits, after taxes but before dividends, for the previous calendar year; or

         - the bank's ratio of equity capital to adjusted assets is less than 6% .

For the Company to pay currently the interest which will be due under the junior subordinated debentures, the Company must received quarterly dividends from the
Banks in the amount of at least $      . At September 30, 1999, the Banks were
permitted to pay the Company dividends of up to $803,000 without prior regulatory approval, $350,000 of which have been paid to the Company during 1999. See "Supervision and Regulation." If the Banks are unable to pay sufficient dividends to the Company for it to meet payments under the junior subordinated debentures, we may defer the payment of interest to the extent permitted under the terms of the junior subordinated debentures. If deferral of interest payments is not permitted, a default would result which could have an adverse effect on our results of operations and our financial position.

Our obligations under the junior subordinated debentures and the guarantee are subordinated to most of our other creditors.

         Our obligations under the junior subordinated debentures and under the guarantee are unsecured and rank junior in right of payment to all the Company's senior indebtedness and equal to any other junior debt securities the Company may issue in the future. The junior subordinated debentures also will effectively be junior to all obligations of the Banks. The preferred securities, the junior subordinated debentures and the guarantee do not limit our ability to incur additional indebtedness, including indebtedness that ranks senior to the junior subordinated debentures and the guarantee. We also may create or assume liens on the Company's properties and those of the Banks. We are not required to maintain any financial ratios or specified level of net worth, revenues, income, cash flow or liquidity by these securities.

         Because the Company is a holding company, our right to participate in any distribution of the assets of the Banks, upon their liquidation, reorganization or otherwise, is subject to the prior claims of creditors of the Banks, except to the extent that we may be recognized as a creditor of either Bank. Accordingly, the junior subordinated debentures and the guarantee will be effectively subordinated to all existing and future liabilities of the Banks as well as any other future subsidiaries of ours, and holders of the trust preferred securities and the junior subordinated debentures and beneficiaries of the guarantee should look only to our assets for payments on the junior subordinated debentures or under the guarantee, as the case may be. See "Description of the Guarantee - Status of the Guarantee" and "Description of the Junior Subordinated Debentures - Subordination."

If the Banks do not pay dividends to the Company and, as a result, it is unable to make payments on the junior subordinated debentures, the Trust will not be able to pay distributions and other payments on the preferred securities and the guarantee will not apply.

         The Trust's ability to pay distributions on the preferred securities depends upon the Company making timely payments on the junior subordinated debentures. In turn, our ability to make payments on the junior subordinated debentures depends on the Banks paying dividends to us in amounts sufficient for us to service our obligations. If we default on our obligations to pay principal and interest on the junior subordinated debentures, the Trust will not have sufficient funds to pay distributions on, or the $10 liquidation amount of, the preferred securities.

         If we default on our obligation, you will not be able to rely upon the guarantee for payment, because the guarantee only applies if we make a payment of principal or interest on the junior subordinated debentures. Instead, you or the property trustee will have to sue us to enforce the holder's rights under the indenture relating to the junior subordinated debentures. See "Description of the Guarantee."

If we defer distributions on the junior subordinated debentures, you will have to include interest in your taxable income before you receive cash.

         You will not receive distributions on the preferred securities if we defer interest payments on the junior subordinated debentures. If this occurs, you will have to include accrued interest in your income for United States federal income tax purposes before you actually receive the cash distributions at the end of the deferral period. In addition, you would not receive the cash related to that income from the Trust if you sell your preferred securities before the record date for the payment of any deferred distribution, even if you held the preferred securities on the date that the payments would normally have been paid. See "Federal Income Tax Consequences - United States Federal Income Taxation of U.S. Holders - Sales or Redemption of the Preferred Securities."

         If we are not in default on the payment of interest on the junior subordinated debentures, we may defer interest payments on the junior subordinated debentures one or more times for up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. During an interest deferral period, the Trust would defer distributions on the preferred securities in the same amount. See "Description of the Preferred Securities Distributions" and "Description of the Junior Subordinated Debentures - Right to Defer Interest Payment Obligation."

         If you sell your preferred securities during an interest deferral period, you must treat any accrued but unpaid interest on the junior subordinated debentures as ordinary income. You must also add the amount of the accrued but unpaid interest to your adjusted tax basis in the preferred securities. You will recognize a capital loss if the selling price is less than your adjusted tax basis. There are limitations on the amount of capital losses that can be used to offset income for United States federal income tax purposes. See "Federal Income Tax Consequences - United States Federal Income Taxation of U.S. Holders - Sales or Redemption of the Preferred Securities."

If we defer distributions on the junior subordinated debentures, the market price of the preferred securities may decline.

         If we defer any interest payment on the junior subordinated debentures, the preferred securities will likely trade at prices that do not fully reflect the value of accrued but unpaid interest related to the underlying junior subordinated debentures. If we defer interest payments in the future, the market price of the preferred securities will likely be adversely affected. Therefore, if you sell your preferred securities during an interest deferral period, you may not receive the same return on your investment as someone who continues to hold their preferred securities. In addition, due to our right to defer interest payments, the market price of the preferred securities may be more volatile than the market prices of other similar securities that are not subject to optional deferrals.

The preferred securities may be redeemed prior to maturity. You may be taxed on the proceeds and you may not be able to reinvest the proceeds at the same or a higher rate of return.

         If a tax event, an investment company event or a capital treatment event occurs and continues as described under the caption "Description of the Junior Subordinated Debentures - Redemption or Exchange," we may redeem the junior subordinated debentures in whole, but not in part. We may also redeem the
preferred securities at our option, in whole or in part, on or after        ,
2005, and will redeem them upon the maturity of the junior subordinated debentures, in each case, subject to our receipt of any required regulatory approvals.

         If the junior subordinated debentures are redeemed, the preferred securities will be redeemed at a redemption price equal to the $10 liquidation amount, plus accumulated and unpaid distributions to the redemption date. Under current United States federal income tax law, the redemption of the preferred securities would be a taxable event to you. In addition, you may not be able to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return you received on the preferred securities. See "Description of the Preferred Securities -- Redemption" and "Federal Income Tax Consequences."

The junior subordinated debentures may be distributed to the holders of the preferred securities and the junior subordinated debentures may trade at a lower price than what you paid for the preferred securities.

         We may dissolve the Trust at any time and distribute the junior subordinated debentures to you in exchange for your preferred securities. We cannot predict the market prices for the junior subordinated debentures that may be distributed to you if the Trust is dissolved. The junior subordinated debentures may trade at a lower price than what you paid to purchase the preferred securities in this offering.

         If the junior subordinated debentures are distributed to the holders of preferred securities at the time the Trust is liquidated, we will use our reasonable best efforts to list the junior subordinated debentures on any stock exchange or quotation system on which the preferred securities are then listed. However, we cannot assure you that the exchange or quotation system will approve the junior subordinated debentures for listing or that a trading market will exist for the junior subordinated debentures.

         Under current United States federal income tax law, a distribution of junior subordinated debentures upon the dissolution of the Trust would not be a taxable event to you. Should there be a change in law, a change in legal interpretation or a tax event under the indenture, the distribution could be taxable to holders of the preferred securities. If, however, the Trust were characterized as an association taxable as a corporation at the time of the dissolution of the Trust, the distribution of the junior subordinated debentures would constitute a taxable event to you. In addition, any redemption of the preferred securities for cash would be a taxable event to you. See "Federal Income Tax Consequences - United States Federal Income Taxation of U.S. Holders -- Distribution of the Junior Subordinated Debentures to Holders of the Preferred Securities," and " - Sales or Redemption of the Preferred Securities."

If you sell your preferred securities between record dates for distribution payments, you may have to include accrued but unpaid distributions in your taxable income.

         If the Internal Revenue Service determines that the junior subordinated debentures are subject to the original issue discount rules, and you dispose of your preferred securities between record dates for any distribution payments, you will have to include as ordinary income, for United States federal income tax purposes, an amount equal to the accrued but unpaid interest on your proportionate share of the interest on the junior subordinated debentures through the date of your disposition. However, we believe that the junior subordinated debentures are not subject to the original issue discount rules.

         The preferred securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the underlying junior subordinated debentures. You will recognize a capital loss on the amount that the selling price is less than your adjusted tax basis. There are limitations on the amount of capital losses that can be used to offset ordinary income for United States federal income tax purposes.

         See "Federal Income Tax Consequences" for more information.

We generally will control the Trust because your voting rights are very limited and your interests may not be the same as our interests.

         As a holder of preferred securities, you will have limited voting rights. These voting rights will relate only to modifications of the preferred securities and trust agreement and the exercise of the Trust's rights as holder of the junior subordinated debentures and the guarantee. In general, unless an event of default has occurred and is continuing, only the Company, as holder of the Trust's common securities, can appoint, remove or replace the trustees under the trust agreement.

         We and the trustees of the Trust may amend the trust agreement without your consent under certain circumstances, even if it adversely affects your interests, as described under the heading "Description of the Preferred Securities - Removal of Trustees" and "- Voting Rights; Amendment of Trust Agreement."

You may have difficulty selling your preferred securities if an active trading market does not develop.

         There is no current public market for the preferred securities. The Trust intends to apply to list the preferred securities on The Nasdaq SmallCap Market under the trading symbol "APABP." However, a listing does not guarantee that a trading market for the preferred securities will develop. As a result of our right to defer interest payments, the market price of the preferred securities may be more volatile than other securities that are not subject to such optional interest deferral. If a trading market for the preferred securities does develop, we can make no assurances regarding the depth of that market and the ability of holders to sell their preferred securities easily.

RISK FACTORS RELATING TO OUR BUSINESS

Future changes in interest rates may reduce our profits.

         Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:

         - the interest income we earn on our interest-earning assets, such as loans and investment securities; and

         - the interest expense we pay on our interest-bearing liabilities, such as deposits and amounts we borrow.

         If interest rates were to increase for a sustained period of time, the higher rates could reduce our net earnings because the amount of our interest-bearing liabilities repricing or maturing within one to three years exceed our interest-earning assets with similar characteristics. If market interest rates increase, we would be very limited in our ability to restructure our fixed rate loan portfolio to offset the increase in market rates of interest we pay on our certificates of deposit. Additionally, if market interest rates increase, we would be limited in our ability to reprice our variable rate loans because the terms of the loan agreements contain limitations on the maximum rates allowed and the timing and frequency of rate adjustments. Further, we have a high concentration of short-term deposits such as passbook savings accounts. This concentration could create further difficulty as market rates increase and we are forced to increase the rates paid on these accounts to compete effectively.

Our allowance for loan losses may not be adequate to cover actual losses.

         Like all financial institutions, we maintain an allowance for loan losses to provide for loan defaults and non-performance. Our allowance for loan losses may not be adequate to cover actual loan losses, and future provisions for loan losses could materially and adversely affect our operating results. Our allowance for loan losses is based on prior experience, as well as an evaluation of the risks in the current portfolio, and is maintained at a level considered adequate by management to absorb anticipated losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates that may be beyond our control, and these losses may exceed current estimates. State and federal regulatory agencies, as an integral part of their examination process, review our loans and allowances for loan losses. We believe that our allowance for loan losses is adequate to cover anticipated losses. There can be no assurance, however, that we will not further increase the allowance for loan losses or that the regulators will not require us to increase this allowance. Either of these occurrences could adversely affect our earnings.

Declines in real estate value could adversely affect our performance.

         Approximately sixty-eight percent (68%) of our loans are secured by real estate. The properties securing these loans are primarily located in North Georgia. Real estate values are typically affected by general economic and other conditions in the area where the real estate is located, fluctuations in interest rates and changes in tax and other laws. Any decline in real estate values could significantly reduce the value of the real estate collateral securing our real estate loans and could increase the likelihood of defaults under our real estate loans. This, in turn, would adversely affect our results of operations and our financial position.

An economic downturn, especially one affecting Gilmer County, Union County and surrounding counties, could adversely affect our performance.

         Gilmer County Bank draws most of its customer deposits and conducts most of its lending transactions from and within a primary service area encompassing Gilmer County, southwestern Fannin County, northern Pickens County, western Dawson County and southeastern Murray County. Appalachian Community Bank draws most of its customer deposits and conducts most of its lending transactions from and within a primary service area which includes Union County, Towns County and Fannin County. If the economic conditions of our primary service areas decline, then our financial position and results of operations will be materially adversely affected.

A decline in the agricultural sector of the economy, especially one affecting Gilmer County and surrounding counties, could adversely affect our performance.

         Gilmer County Bank services a substantial number of businesses in the agricultural industry. In particular, Gilmer County Bank services a large percentage of the poultry industry located within Gilmer County and surrounding counties. If the agricultural sector of the economy, especially the poultry industry, declines, our financial condition and results of operation could be materially adversely affected.

Changes in general economic conditions and monetary policies that affect financial institutions generally will directly impact our financial condition.

         General economic conditions beyond our control may have a significant impact on our financial condition and results of operations, including:

         -        the strength of credit demand by customers;
         -        fiscal and debt management policies of the federal government;
         -        the monetary policy of the Federal Reserve Board;
         - the introduction and growth of the investment instruments by non-bank financial competitors; and
         - changes in rules and regulations governing the payment of interest on deposit accounts.

The amount of common stock held by our executive officers and directors gives them influence over the election of our Board of Directors and other matters that require shareholder approval.

         A total of 472,636 shares of our common stock, or 33.36% of the common stock outstanding at November 15, 1999, including shares held by our 401(k) plan and voted by our executive officers, is beneficially owned by our directors and executive officers. Therefore, if they vote together, our directors and executive officers have the ability to exert significant influence over the election of our Board of Directors and other corporate actions requiring shareholder approval, including the adoption of proposals made by stockholders.

Future laws or regulations could hurt our profitability.

         We operate in a highly regulated industry. We are regulated by the Federal Reserve Board, and our Banks are regulated by the FDIC and the Georgia Department of Banking and Finance. Federal and state banking laws and regulations govern matters ranging from the regulation of certain debt obligations, changes in the control of bank holding companies, and the maintenance of adequate capital to the regulation of general business operations and financial conditions of our Banks, including permissible types, amounts and terms of loans and investments, the amount of reserves maintained against deposits, restrictions on dividends, establishment of branch offices and the maximum rate of interest that may be charged by law. These and other restrictions limit the manner in which we can conduct our business and obtain financing, and could reduce our profitability.

We may not be able to raise additional capital.

         Our plans for growth or our inability to maintain regulator-required capital levels through ordinary course operations may cause us to seek to raise additional capital. Should we need additional capital in the future, we may not be able to raise additional funds through the issuance of additional securities. Even if we are able to obtain additional capital through the issuance of additional securities, we may not be able to issue the securities at prices or on terms favorable to us. Our failure to raise additional capital on acceptable terms in a timely manner could have an adverse effect on our business and our financial position. Further, our failure to raise additional capital to satisfy regulator-required capital levels could result in additional restrictions being applied to our business.

At September 30, 1999, we did not meet the minimum required Total Capital ratio on a consolidated basis. Continued failure to meet this ratio could have an adverse effect on our business and financial position.

         At September 30, 1999, on a consolidated basis we did not meet the regulator-required Total Capital ratio as a result of our acquisition of Appalachian Community Bank. Our failure to meet the Total Capital ratio or any other regulator-required capital ratios in the future could result in, among other things, increased scrutiny from applicable regulatory authorities, a reduction of permissible activities or a default under our existing credit facilities. Any of these events could have a material adverse effect on our business, financial condition and results of operations.

Our competition may increase due to the Gramm-Leach-Bliley Act, which was signed into law by the President of the United States on November 12, 1999.

         The Gramm-Leach-Bliley Act, signed into law by President Clinton on November 12, 1999, repealed most of the barriers set up by the 1933 Glass-Steagall Act which separated the banking, insurance and securities industries. The legislative intent of the Gramm-Leach-Bliley Act is to increase competition among the various financial service industries. This act will provide financial organizations with the flexibility to structure new affiliations through a holding company structure or a financial subsidiary. As a result of this new legislation, the number and type of entities competing with us in our markets could increase. It is too early to determine what effect, if any, this new law will have on us.

If we do not compete successfully against other financial institutions in our market area, our profitability will be hurt.

         We operate in a competitive environment. In the market areas in which we compete, other savings banks, commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms and other financial intermediaries offer similar services. Many of these competitors have substantially greater resources and lending limits and may offer certain services that we do not currently provide. In addition, some of the non-bank competitors are not subject to the same extensive regulations that govern our business. Due to this competition, we may have to pay higher rates of interest to attract deposits and offer lower rates on loans to attract borrowers. Our profitability depends on our ability to compete successfully in our market area.

We cannot predict how changes in technology will affect our business.

         The financial services market, including banking services, is increasingly affected by advances in technology, including developments in:

         -        telecommunications;
         -        data processing;
         -        automation;
         -        Internet-based banking;
         -        telebanking; and
         -        debit cards and so called "smart-cards."

         Our ability to compete successfully in the future will depend on whether we can anticipate and respond to technological changes. To develop these and other new technologies we will likely have to make additional capital investments. Although we continually invest in new technology, we cannot assure you that we will have sufficient resources or access to the necessary proprietary technology to remain competitive in the future.

Because many of our loans are short-term and need to be constantly replaced, our total assets may decline.

         At September 30, 1999, 93% of our loans mature in less than three years. In addition, due to prepayments, the average life of the loans is typically less than their average contractual maturities. Our asset growth depends upon our ability to continue to originate and purchase an increasing amount of loans.

Our continued success depends, in large part, on the continued service of key employees.

         Our success is dependent, in large part, on the continued service of key employees, including our President and Chief Executive Officer, Tracy R. Newton, our Executive Vice President, Kent W. Sanford, and our Chief Financial Officer, Alan R. May. These officers are not subject to employment agreements with us, nor have they entered into agreements not to compete with the Banks if they are no longer employed by us. The loss of any of these officers, or one or more of our other key personnel, could have an material adverse effect on our business. In the event of the loss of any of these employees, there can be no assurance that we would be able to find acceptable replacements in a timely manner.

                                 USE OF PROCEEDS

         The Trust will use all of the proceeds from the sale of the preferred securities and common securities to purchase junior subordinated debentures from the Company. The Company will pay all underwriting discounts and commissions and offering expenses from the proceeds of our sale of the junior subordinated debentures. We estimate that as a result we will receive net proceeds of
approximately   million ($   million, if the underwriters over-allotment option
is exercised in full), in each case after deducting underwriting discounts and commissions, and estimated offering expenses. We intend to use these net proceeds from the sale of the junior subordinated debentures:

         - to repay $3.6 million of existing long-term debt (other than borrowings from the Federal Home Loan Bank);
         - to purchase 132,500 shares of our common stock previously sold in a private placement to three institutional investors for an aggregate price of approximately $2.9 million; and
         - for general corporate purposes, including capital contributions to the Banks to support growth.

         The $3.6 million described above will be used to repay the outstanding balance on our term loan with The Bankers Bank. Interest currently accrues on this term loan at the prime rate less 3/4 of a percentage point and is payable quarterly. This term loan would mature on November 30, 2008 if not prepaid with the proceeds of this offering.

         The common stock to be repurchased was issued in a private placement in November, 1998 for an aggregate purchase price of $2.65 million. Each of the holders of this common stock entered into an agreement permitting us to repurchase such stock, at our option, at the current value, but not less than an amount equal to the original purchase price of $2.65 million plus a mandatory appreciation of 8.0% per year. Current value will be determined by agreement. If we are unable to reach agreement, current value will be determined by an independent appraisal. Each of the holders of this common stock also entered into an agreement with us giving them the right to have their shares of common stock registered for resale either upon their demand or in connection with a registration statement proposed to be filed by us relating to any of our equity securities. These holders of common stock would not have the right to seek registration in connection with this offering. As a result of the repurchase of the common stock with the proceeds of this offering, all rights to registration will terminate.

         The capital contributions to be made to the Banks will be used by the Banks to support growth and improve their financial conditions and results of operations. We presently intend to contribute approximately $600,000 to Gilmer County Bank and approximately $2,000,000 to Appalachian Community Bank. However, the amounts of capital contributions may be adjusted as a result of a change in the financial condition of either Bank or a change in any federal or state regulatory restrictions regarding the flow of funds between a bank holding company and its subsidiary banks.


          MARKET FOR OUR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

         There is no established trading market for our common stock which has been traded inactively in private transactions. Therefore, no reliable information is available as to trades of the common stock or as to the prices at which common stock has traded. In 1998, Wachovia Securities, Inc.'s predecessor, Interstate/Johnson Lane Corporation, became a market maker for our common stock.

         In May 1998, we effected a two-for-one share split of our common stock in the form of a common stock dividend to shareholders of record as of the close of business on May 1, 1998.

         Management has reviewed the limited information available as to the ranges at which our common stock has been sold. The following table sets forth the estimated price range for sales of common stock for each quarter of the last two fiscal years, the first three quarters of the current fiscal year and through a recent date of the fourth quarter of the current fiscal year as adjusted for the stock split. The following data regarding the common stock is provided for information purposes only and should not be viewed as indicative of the actual or market value of the common stock.


                                                 ESTIMATED PRICE RANGE
                                                       PER SHARE
                                               ------------------------
                                                  HIGH           LOW
1997:
First Quarter ...........................      $    8.00      $    8.00
Second Quarter ..........................           9.25           9.00
Third Quarter ...........................          11.00           8.00
Fourth Quarter ..........................          10.50           9.25

1998:
First Quarter ...........................      $   11.75      $   11.75
Second Quarter ..........................          15.00          15.00
Third Quarter ...........................          20.00          15.00
Fourth Quarter ..........................          20.00          20.00

1999:
First Quarter ...........................      $   22.00      $   18.00
Second Quarter ..........................          22.00          17.50
Third Quarter ...........................          22.00          18.00
Fourth Quarter (through November 15,1999)          21.00          18.00


         At November 15, 1999 the Company had 1,333,224 shares of Common Stock outstanding held by approximately 790 shareholders of record.

DIVIDENDS

         The Banks are subject to restrictions on the payment of dividends under Georgia law and the regulations of the Georgia Commission. In March 1999, Gilmer County Bank paid a $350,000 dividend to the Company, which was used by the Company for repayment of debt and other expenses.

         We are also subject to limits on payment of dividends by the rules, regulations and policies of federal banking authorities. See "Supervision and Regulation- Dividends." The primary source of funds available for the payment of cash dividends by the Company are dividends from the Banks. There are various statutory and regulatory limitations on the payment of dividends by the Banks, as well as by the Company to its shareholders. No assurance can be given that we will declare any dividends in the future, or if declared, what amounts would be declared or whether such dividends would continue. We have not paid any dividends to our shareholders to date.

                       MARKET FOR THE PREFERRED SECURITIES

         The Trust intends to apply to list the preferred securities on The Nasdaq SmallCap Market under the trading symbol "APABP." There can be no assurance that the preferred securities will be approved for listing on The Nasdaq SmallCap Market, that an active and liquid trading market will develop, or if it develops, that it will be maintained. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and sellers of the preferred securities at any given time, which is not within the control of the Company, the Trust or Wachovia Securities, Inc. Accordingly, there can be no assurance that resales of the preferred securities can be made at or above the purchase price of $10.00 per share.

         Representatives of the Company and Wachovia Securities, Inc. negotiated the offering price and dividend rate. The offering price of the preferred securities may not be indicative of the market price following the offering. See "Underwriting."

                       ACCOUNTING AND REGULATORY TREATMENT

         For financial reporting purposes, the Trust will be treated as our subsidiary. As a result, our consolidated financial statements will include the Trust's financial statements. Our consolidated statements of financial condition will include the preferred securities under the caption "Guaranteed Preferred Beneficial Interests in Appalachian's Junior Subordinated Debentures," and the notes to the consolidated financial statements will include appropriate disclosures about the preferred securities. For financial reporting purposes, we will record distributions payable on the preferred securities as interest expense in our consolidated statements of earnings.

         We are required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. For these purposes, different capital instruments are classified as either Tier 1 or Tier 2 capital, with Tier 1 being the more favorable classification. The Federal Reserve has stated that long-term cumulative preferred instruments issued by a special-purpose subsidiary of a bank holding company and structured in the manner in which the preferred securities are normally structured will be accorded Tier 1 capital treatment. We believe that the preferred securities will qualify for Tier 1 capital treatment. Such treatment, together with our ability to deduct for income tax purposes the interest payable on the junior subordinated debentures, provides us with a cost-effective means of obtaining capital for regulatory purposes.

         The amount of preferred securities that can be included in Tier 1 capital is limited to 25% of total Tier 1 capital. At September 30, 1999, the Company had $10.2 million of Tier 1 capital. On a pro forma basis at that date, we would be able to include approximately $2.5 million of the trust preferred securities as Tier 1 capital.

                                 CAPITALIZATION

         The following table sets forth our consolidated capitalization as of September 30, 1999, both historical and as adjusted to give effect to the consummation of the offering of preferred securities, including the application of the net proceeds as proposed. We urge you to read the following data, together with the consolidated financial statements and related notes included elsewhere in this prospectus.



                                                                        Actual        As Adjusted
                                                                        ------        -----------
                                                                             (In thousands)
Deposits                                                               $ 179,889        $ 179,889
                                                                       =========        =========
Borrowings:
 Federal Home Loan Bank advances                                       $   9,736        $   9,736
 Notes payable to a commercial bank                                        3,600               --
                                                                       ---------        ---------
  Total borrowings                                                     $  13,336        $   9,736
                                                                       =========        =========
Guaranteed preferred beneficial interests in Appalachians' junior
 subordinated debentures (1)                                           $      --        $  10,000
                                                                       =========        =========


Shareholders' equity:

Shares of common stock, $5.00 par value, 20,000,000 shares             $   6,886        $   6,886
 authorized; 1,377,224 shares issued

Capital surplus                                                            2,727            2,727
Retained earnings                                                          3,246            3,246
Treasury stock                                                              (428)          (3,317)
Accumulated other comprehensive income (loss)                               (561)            (561)
                                                                       ---------        ---------
 Total shareholders' equity                                            $  11,870        $  10,103
                                                                       =========        =========

Appalachian capital ratios (2):
 Total capital to risk-weighted assets (3)                                  7.30%           12.57%
 Tier 1 capital to average assets                                           4.99%            6.65%
 Tier 1 capital to risk weighted assets (3)                                 6.14%            7.72%

-------------------

(1) The as adjusted preferred securities of the Trust include beneficial interests in $10.0 million aggregate principal amount of the junior subordinated debentures to be issued by us to the Trust. The junior subordinated debentures will bear interest at the annual rate of % of the principal amount thereof, payable quarterly, and will mature on
                , 2030. We own all of the Trust's common securities.

(2) We computed the adjusted capital ratios based on the estimated net proceeds from the sale of the capital securities, in a manner consistent with Federal Reserve Board guidelines.

(3) We assumed the proceeds from the offering are invested in assets which have a risk-weighting of l00%.

        SELECTED CONSOLIDATED FINANCIAL DATA AND STATISTICAL INFORMATION

   The income statement, balance sheet and per share data contained in the following selected financial information for each of the years ended December 31, 1998, 1997 and 1996 are derived from our financial statements which have been audited on an annual basis by Schauer, Taylor, Cox & Vice, P.C. The selected financial information for the nine months ended September 30, 1999 and 1998 are derived from our unaudited financial statements. The selected statistical data following this selected financial information is derived from the financial statements referenced above.



                                                            SEPTEMBER 30,             YEARS ENDED DECEMBER 31,
                                                       ----------------------------------------------------------
                                                         1999        1998         1998        1997        1996
                                                         ----        ----         ----        ----        ----
                                                        (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA AND RATIOS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA
  Interest income .................................    $11,844      $7,953      $11,271      $9,143      $6,311

  Interest expense ................................      6,655       4,666        6,498       5,262       3,660

  Net interest income .............................      5,189       3,287        4,773       3,881       2,651

  Provision for loan losses .......................        640         240          300         480         368

  Non-interest income .............................        642         377          529         385         253

  Non-interest expense ............................      3,936       2,185        3,221       2,385       1,715

  Net income ......................................        851         838        1,208       1,018         517


PER SHARE DATA

  Net income - basic ..............................        .64         .73         1.04         .88         .45

  Net income - diluted ............................        .60         .70          .99         .88         .45

  Cash dividends ..................................        -0-         -0-          -0-         -0-         -0-

  Shareholders' equity (book value) at period end..       8.90        6.85         8.68        6.05        5.11


CONSOLIDATED BALANCE SHEET DATA                         SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
                                                   ---------------------------------------------------------------
                                                     1999          1998          1998          1997         1996
                                                   --------      --------      --------      --------      -------
  Loans .......................................    $159,746      $ 94,502      $129,831      $ 84,584      $64,962

  Allowance for Loan Losses ...................       1,934         1,090         1,686           930          655

  Deposits ....................................     179,889       113,887       163,861        95,348       81,148

  Average equity ..............................      11,866         7,444         8,925         6,392        5,503

  Average assets ..............................     199,031       122,562       131,079       103,261       72,346

   Total assets ...............................     207,238       132,944       189,745       112,181       93,154

  Weighted average shares outstanding-basic ...       1,323         1,150         1,166         1,155        1,136

  Weighted average shares outstanding-diluted ..      1,419         1,194         1,221         1,162        1,136


                                                                                September 30,            Years ended December 31,
                                                                             -------------------------------------------------------
                                                                               1999        1998        1998        1997        1996
                                                                              ------      ------      ------      ------      ------

                                                                             (amounts in thousands except per share data and ratios)

RATIOS
  Return on average assets (September 30, 1999 and 1998, annualized)........    .57%        .91%        .92%        .98%        .71%

  Return on average equity (September 30, 1999 and 1998, annualized)........   9.56%      15.01%      13.50%      15.90%       9.40%

  Net interest margin ......................................................   3.85%       3.95%       4.04%       4.06%       3.90%

  Efficiency ratio .........................................................  69.01%      59.63%      60.75%      55.35%      59.06%

  Allowance for loan losses to period end total
  loans ....................................................................   1.21%       1.15%       1.30%       1.10%       1.01%


  Dividend payout ratio ....................................................      0%          0%          0%          0%          0%

  Average equity to average assets .........................................   5.96%       6.07%       6.80%       6.19%       7.61%

  Total capital ............................................................   7.30%      10.20%       7.88%       9.33%      10.30%

  Tier 1 capital ...........................................................   6.14%       9.10%       6.64%       8.23%       9.40%

  Leverage ratio ...........................................................   4.99%       6.60%       4.99%       6.40%       5.90%

         DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL

         The table below shows, for the periods indicated, the daily average balances outstanding for the major categories of interest-bearing assets and interest-bearing liabilities, and the average interest rate earned or paid thereon. These yields are calculated by dividing income or expense by the average balance of the corresponding assets or liabilities. Yields for the nine months ended September 30, 1999 have been annualized.



           AVERAGE BALANCES, INTEREST INCOME/EXPENSE AND YIELDS/RATES
                            TAXABLE EQUIVALENT BASIS


                                                  NINE MONTHS ENDED
                                                  SEPTEMBER 30, 1998       YEAR ENDED DECEMBER 31, 1998  YEAR ENDED DECEMBER 31,1997
                                              -------------------------------------------------------------------------------------
                                                AVERAGE   INCOME/   YIELD/   AVERAGE    INCOME/    YIELD/   AVERAGE  INCOME/  YIELD/
                                               BALANCE    EXPENSE    RATE    BALANCE    EXPENSE     RATE    BALANCE  EXPENSE  RATE
ASSETS                                                               (AMOUNTS IN THOUSANDS, EXCEPT PERCENTAGES)
 Earning assets:
    Loans, net of unearned income (1) .....    $146,096   $10,104    9.22%  $  95,353  $  9,645    10.12%  $ 74,753  $7,675  10.27%
    Securities:
         Taxable ..........................      21,979     1,017    6.17      15,919     1,009     6.34     17,498   1,160   6.63
         Tax-exempt .......................      10,845       605    7.44       7,943       570     7.18      3,257     258   7.92
                                                                            ---------  --------            --------  ------
    Total securities ......................      32,824     1,622    6.59      23,862     1,579     6.62     20,755   1,418   6.83
    Interest bearing deposits with other
      banks ...............................         274        13    6.33           0         0        0          0       0      0
    Federal funds sold ....................       8,063       318    5.26       4,448       271     6.09      2,895     160   5.53
                                               --------    ------           ---------  --------            --------  ------
         Total interest-earning assets ....     187,257    12,057    8.58     123,663    11,495     9.30     98,403   9,253   9.40


  Non interest-earning assets:
         Cash and due from banks ..........       4,773                         3,587                         2,170
         Premises and equipment ...........       3,847                         2,419                         1,644
         Accrued interest and other assets        5,047                         2,551                         1,818

         Allowance for loan losses.........      (1,893)                       (1,141)                         (774)
                                               --------                     ---------                      --------
Total assets ..............................    $199,031                     $ 131,079                      $103,261
                                               ========                     =========                      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Interest-bearing liabilities:
         Demand deposits ..................    $ 46,852     1,411    4.02   $  30,238     1,444     4.78     22,681   1,116   4.92
         Savings deposits .................      31,348       938    3.99      24,463     1,210     4.95     17,984     933   5.19
         Time deposits ....................      83,980     3,640    5.78      52,104     3,237     6.21     45,616   2,862   6.27
                                               --------   -------           ---------  --------            --------  ------
                                                162,180     5,989    4.92     106,805     5,891     5.47     86,281   4,911   5.69
  Other short-term borrowings .............       2,025        95    6.26       4,106       178     4.34      4,471     201   4.50
  Long-term debt ..........................      12,035       571    6.33       6,649       428     6.44      2,090     150   7.18
                                               --------                     ---------  --------            --------  ------
         Total interest-bearing liabilities     176,240     6,655    5.03     117,560     6,497     5.54     92,842   5,262   5.67
                                               --------   -------           ---------  --------            --------  ------


Noninterest-bearing liabilities:
  Demand deposits .........................       9,528                         3,940                         3,527
  Accrued interest and other liabilities ..       1,397                           654                           500
  Shareholders' equity ....................      11,866                         8,925                         6,392
                                               --------                     ---------                      --------

Total liabilities and shareholders' equity     $199,031                     $ 131,079                      $103,261
                                               ========                     -========                      ========


Net interest income/net interest spread ...                 5,402    3.55%                4,998     3.76%             3,991   3.73%
                                                                     ====                           ====                      ====
Net yield on earning assets ...............                          3.85%                          4.04%                     4.06%
                                                                     ====                           ====                      ====
Taxable equivalent adjustment:
  Loans ...................................                    14                            31                          22
  Investment securities ...................                   207                           194                          88
                                                           ------                      --------                      ------
  Total taxable equivalent adjustment .....                   221                           225                         110
                                                           ------                      --------                      ------
Net interest income .......................                $5,181                        $4,773                      $3,881
                                                           ======                        ======                      ======

------------------------------------
(1) Average loans include nonaccrual loans. All loans and deposits are domestic.

The following tables contain a summary of the changes in interest income and interest expense resulting from changes in interest rates and changes in the volume of earning assets and interest-bearing liabilities for the years ended December 31, 1998 and 1997, segregated by category. The change due to volume is calculated by multiplying the change in volume by the prior year's rate. The change due to rate is calculated by multiplying the change in rate by the prior year's volume. The change attributable to both volume and rate is calculated by multiplying the change in volume by the change in rate. Figures are presented on a taxable equivalent basis.

                          RATE/VOLUME VARIANCE ANALYSIS

                                                                  CHANGE                             INTEREST
                                            AVERAGE VOLUME      IN VOLUME     AVERAGE RATE        INCOME/EXPENSE     VARIANCE
                                            1998        1997      1998-97    1998       1997      1998      1997      1998-97
                                          --------    -------    --------  -------    -------    -------   -------    -------
                                                                              (AMOUNTS IN THOUSANDS, EXCEPT PERCENTAGES)
EARNINGS ASSETS:
Loans, net of  unearned income.........   $ 95,353    $74,753    $ 20,600    10.12%     10.27%   $ 9,645   $ 7,675    $ 1,970
                                          --------    -------    --------                        -------   -------    -------
 Investment securities:
  Taxable .............................     15,919     17,498      (1,579)    6.34       6.63      1,009     1,160       (151)
  Tax Exempt ..........................      7,943      3,257       4,686     7.18       7.92        570       258        312
                                          --------    -------    --------                        -------   -------    -------
    Total investment
    securities ........................     23,862     20,755       3,107     6.62       6.83      1,579     1,418        161
                                          --------    -------    --------                        -------   -------    -------
Federal funds sold ....................      4,448      2,895       1,553     6.09       5.53        271       160        111
                                          --------    -------    --------                        -------   -------    -------
    Total earnings assets .............   $123,663    $98,403    $ 25,260     9.30       9.40     11,495     9,253      2,242
                                          ========    =======    ========
INTEREST-BEARING LIABILITIES:
Deposits:
  Demand ..............................   $ 30,238    $22,681    $  7,557     4.78       4.92      1,444     1,116        328

  Savings .............................     24,463     17,984       6,479     4.95       5.19      1,210       933        277

  Time ................................     52,104     45,616       6,488     6.21       6.27      3,237     2,862        375
                                          --------    -------    --------                        -------   -------    -------
    Total interest-bearing deposits ...    106,805     86,281      20,524     5.52       5.69      5,891     4,911        980


Other short-term borrowings ...........      4,106      4,471        (365)    4.34       4.50        178       201        (23)


Long-term debt ........................      6,649      2,090       4,559     6.44       7.18        428       150        278
                                          --------    -------    --------                        -------   -------    -------
Total interest-bearing liabilities ....   $117,560    $92,842    $ 24,718     5.53       5.67      6,497     5,262      1,235
                                          ========    =======    ========                        -------   -------    -------

Net Interest income/net interest spread                                       3.77%      3.73%   $ 4,998   $ 3,991    $ 1,007
                                                                             =====      =====    =======   =======    =======

Net yield on earning assets ...........                                       4,04%      4.06%
                                                                             =====      =====
Net cost of funds .....................                                       5.26%      5.34%
                                                                             =====      =====

                                            VARIANCE(1)
                                        ATTRIBUTED TO 1998
                                          VOLUME     RATE
                                        ---------    ----

EARNINGS ASSETS:
Loans, net of  unearned income.........  $ 2,084    ($114)
                                         -------    -----
 Investment securities:
  Taxable .............................     (102)     (49)
  Tax Exempt ..........................      338      (26)
                                         -------    -----
    Total investment
    securities ........................      236      (75)
                                         -------    -----
Federal funds sold ....................       93        8
                                         -------    -----
    Total earnings assets .............    2,413     (171)

INTEREST-BEARING LIABILITIES:
Deposits:
  Demand ..............................      361      (33)

  Savings .............................      322      (45)

  Time ................................      403      (28)
                                         -------    -----
    Total interest-bearing deposits ...    1,086     (106)


Other short-term borrowings ...........      (16)     (17)


Long-term debt ........................      295       (7)
                                         -------    -----
Total interest-bearing liabilities ....    1,365     (130)
                                         -------    -----

Net Interest income/net interest spread  $ 1,048    $ (41)
                                         =======    =====

Net yield on earning assets ...........

Net cost of funds .....................


-----------------

(1) The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

SECURITIES PORTFOLIO

         The following table contains the carrying amount of securities at September 30, 1999 and December 31, 1998 and 1997:



                              SECURITIES PORTFOLIO



                                             SEPTEMBER 30,        DECEMBER 31,
                                             -------------    --------------------
                                                 1999           1998         1997
                                             -------------    -------      --------
SECURITIES AVAILABLE-FOR-SALE:                        (AMOUNTS IN THOUSANDS)

  U.S. Treasury and U.S. Government agencies   $16,190        $13,642      $13,980

  Mortgage-backed securities ...............     6,701          1,908        1,165

  State and municipal securities ...........     4,304          5,776          -0-

  Equity securities ........................       620            614          400
                                               -------        -------      -------

       Total ...............................   $27,815        $21,940      $15,545
                                               =======        =======      =======

SECURITIES HELD-TO-MATURITY:
  State and municipal securities ...........   $ 5,801        $ 6,218      $ 4,181
                                               =======        =======      =======


         Average taxable securities were 67.0% of the portfolio for the nine months ended September 30, 1999, 66.7% of the portfolio for the year ended December 31, 1998 and 84.3% of the portfolio for the year ended December 31, 1997. The increase of tax exempt securities in 1998 reflects the Banks' intent to reduce the effect of federal income taxation.

         The maturities and weighted average yields of the investments in the 1998 portfolio of securities are presented below. The average maturity of the securities portfolio is 6.4 years with an average yield of 6.6%. Taxable equivalent adjustments, using a 34% tax rate, have been made in calculating yields on tax-exempt obligations. Equity securities have been excluded since these instruments have no maturity date.


                     SECURITIES PORTFOLIO MATURITY SCHEDULE


                                                              MATURING
                                 --------------------------------------------------------------------
                                     WITHIN        AFTER ONE BUT     AFTER FIVE BUT        AFTER
                                    ONE YEAR    WITHIN FIVE YEARS  WITHIN TEN YEARS      TEN YEARS
                                 -------------- -----------------  ----------------    --------------
                                 AMOUNT   YIELD   AMOUNT   YIELD    AMOUNT   YIELD     AMOUNT   YIELD
                                 ------   -----   ------   -----    ------   -----     ------   -----
                                              (AMOUNTS IN THOUSANDS, EXCEPT PERCENTAGES)
SECURITIES AVAILABLE-FOR-SALE:
   U.S. Treasury ............... $  502   6.14%   $  510   6.10%   $   -0-     -0-%   $   -0-    -0-%

   U.S. Government agencies ....  1,197   6.01     4,945   6.22      5,986    5.95        500   6.00

   Mortgaged-backed ............    -0-    -0-     1,908   6.98        -0-     -0-        -0-    -0-

   State and municipal .........    103   5.87       104   6.84      3,395    6.54      2,176   7.12
                                 ------           ------           -------            -------

                                 $1,802   6.04    $7,467   6.50    $ 9,381    6.16    $ 2,676   6.91
                                 ======           ======           =======            =======

SECURITIES HELD-TO-MATURITY:
   State and municipal ......... $  250   6.04%   $1,109   6.42%   $   669    7.90%   $ 4,190   7.83%
                                 ======   ====    ======   ====    =======   =====    =======   ====

         With the exception of securities of the U.S. Government and U.S. Government agencies, the Banks held no securities as to which the aggregate value on December 31, 1998 or September 30, 1999 exceeded 10% of shareholders' equity at that date. Securities which are payable from and secured by the same source of revenue or taxing authority are considered to be securities of a single issuer.

LOAN PORTFOLIO

         The following table shows the classification of loans by major category at September 30, 1999 and December 31, 1998 and 1997.

                                 TYPES OF LOANS


                                              SEPTEMBER 30,                           DECEMBER 31,
                                                   1999                       1998                      1997
                                            --------------------     --------------------      ----------------------
                                                        PERCENT                    PERCENT                    PERCENT
                                             AMOUNT     OF TOTAL      AMOUNT      OF TOTAL      AMOUNT       OF TOTAL
                                                             (AMOUNTS IN THOUSANDS, EXCEPT PERCENTAGES)

Commercial, financial and agricultural      $ 33,005      20.7%      $ 26,883       20.7%      $16,536         19.5%

Real estate - construction ...........        11,627       7.3%         8,543        6.5%        5,119          6.1%

Real estate - other(1) ...............        98,321      61.5%        78,965       60.8%       50,928         60.2%

Consumer .............................        14,658       9.2%        13,743       10.5%       10,835         12.8%

Other loans ..........................         2,135       1.3%         1,697        1.5%        1,166          1.4%
                                            --------     -----       --------      -----       -------        -----
                                             159,746     100.0%       129,831      100.0%       84,584        100.0%
                                            ========     =====       ========      =====       =======        =====

Less:
Allowance for loan losses ............         1,934                    1,686                      930
                                            --------                 --------                   ------

Net loans ............................      $157,812                 $128,145                  $83,654
                                            ========                 ========                  =======

------------------
(1) The "Real estate - other" category includes multi-family residential, home equity, commercial real estate and undeveloped agricultural real estate loans.

         The following table shows the maturity distribution of selected loan classifications at September 30, 1999 and an analysis of these loans maturing in over one year.

              SELECTED LOAN MATURITY AND INTEREST RATE SENSITIVITY


                                                                             RATE STRUCTURE FOR LOANS
                                               MATURITY                      MATURING OVER ONE YEAR
                              -------------------------------------------------------------------------
                                            OVER ONE
                                 ONE           YEAR      OVER                PREDETERMINED  FLOATING OR
                               YEAR OR       THROUGH     FIVE                  INTEREST      ADJUSTABLE
                                 LESS       FIVE YEARS   YEARS       TOTAL        RATE         RATE
                                 ----       ----------   -----       -----        ----         ----
                                                       (AMOUNTS IN THOUSANDS)
Commercial, financial and
agricultural .............      $17,823      $14,852      $330      $33,005      $11,690      $3,492
Real estate - construction       11,627          -0-       -0-       11,627          -0-         -0-
                                -------      -------      ----      -------      -------      ------

    Total ................      $29,450      $14,852      $330      $44,632      $11,690      $3,492
                                =======      =======      ====      =======      =======      ======

         The following table contains information concerning outstanding balances of nonperforming assets at September 30, 1999 and December 31, 1998 and 1997.

                              NONPERFORMING ASSETS




                                                                            SEPTEMBER 30,    DECEMBER 31,   DECEMBER 31,
                                                                            -------------    ------------   ------------
                                                                                 1999            1998           1997
                                                                            -------------    ------------   ------------
                                                                               (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)
     Nonaccruing loans ...............................................      $         650    $          4     $  15
     Loans past due 90 days or more ..................................                 14              23        13
     Restructured loans ..............................................                -0-             -0-       -0-
                                                                            -------------    ------------     -----
     Total nonperforming loans .......................................                664              27        28
     Nonaccruing securities ..........................................                -0-             -0-       -0-
     Other real estate
                                                                                      -0-             -0-       -0-
                                                                            -------------    ------------     -----

     Total nonperforming assets ......................................      $         664    $         27     $  28
                                                                            =============    ============     =====
RATIOS:
     Loan loss allowance to total nonperforming assets ...............               2.91           62.44     33.21
                                                                            =============    ============     =====

     Total nonperforming loans to total loans
       (net of unearned interest) ....................................                .42%            .02%      .03%
                                                                            =============    ============     =====

     Total nonperforming assets to total assets ......................                .32%            .01%      .02%
                                                                            =============    ============     =====


         It is the general policy of the Banks to stop accruing interest income and place the recognition of interest on a cash basis when any commercial, industrial or real estate loan is past due as to principal or interest, and the ultimate collection of either is in doubt. Accrual of interest income on consumer installment loans is suspended when any payment of principal or interest, or both, is more than 90 days delinquent. When a loan is placed on a nonaccrual basis, any interest previously accrued but not collected is reversed against current income unless the collateral for the loan is sufficient to cover the accrued interest or a guarantor assures payment of interest.

         There has been no significant impact on the Company's financial statements as a result of the provisions of Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan, or Statement of Financial Accounting Standards No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures.

SUMMARY OF LOAN LOSS EXPERIENCE

         The provision for loan losses, which is charged to operating results, is based on the growth of the loan portfolio, the amount of net loan losses incurred and management's estimation of potential future losses based on an evaluation of the risk in the loan portfolio. Management believes that the $1,933,510 in the allowance for loan losses at September 30, 1999, or 1.21% of total net outstanding loans at that date, was adequate to absorb known risks in the portfolio based upon the Banks' historical experience. No assurance can be given, however, that increased loan volume, adverse economic conditions or other circumstances will not result in increased losses in the Banks' loan portfolio.

         The following table contains information with respect to the Company's loans, net of unearned income, and the allowance for loan losses for the nine months ended September 30, 1999 and for each of the last three fiscal years:

                        ANALYSIS OF LOAN LOSS EXPERIENCE





                                                            SEPTEMBER 30,              DECEMBER 31,
                                                            -------------    ---------------------------------------
                                                                1999           1998          1997             1996
                                                            -------------    --------       -------       ----------
                                                                               (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

Allowance for loan losses at beginning of year .........      $  1,686       $    930       $   655       $      325
Adjustment of business acquisition .....................           -0-            557           -0-              -0-
Loans charged off:
  Commercial, financial and agricultural .................         309             32            95              -0-
  Real estate-construction ...............................         -0-            -0-            45              -0-
  Real estate-other ......................................          22            -0-             2                6
  Consumer ...............................................          96            104            85               32
                                                              --------       --------       -------       ----------
        Total loans charged off ..........................         427            136           227               38
                                                              --------       --------       -------       ----------
  Recoveries on loans previously charged off:
  Commercial, financial, and agricultural ................           7              6             2              -0-
  Real estate-construction ...............................         -0-            -0-             8              -0-
  Real estate-other ......................................         -0-            -0-             1              -0-
  Consumer ...............................................          28             29            11              -0-
                                                              --------       --------       -------       ----------
        Total recoveries on loans previously charged off..          35             35            22              -0-
                                                              --------       --------       -------       ----------
Net loans charged off ..................................           392            101           205               38
                                                              --------       --------       -------       ----------

Provisions for loan losses .............................           640            300           480              368
                                                              --------       --------       -------       ----------
Allowance for loan losses at end of period .............      $  1,934       $  1,686       $   930       $      655
                                                              ========       ========       =======       ==========

Loans, net of unearned income, at end of period ........      $159,746       $129,831       $84,584       $   64,962
                                                              ========       ========       =======       ==========
Average loans, net of unearned income, outstanding for
the period .............................................      $146,096       $ 95,353       $74,753       $   51,008
                                                              ========       ========       =======       ==========

RATIOS:
Allowance at end of period to loans, net of unearned
income .................................................          1.21%          1.02%         1.10%            1.01%
Allowance at end of period to average loans, net of
unearned income ........................................          1.32%          1.70%         1.24%            1.28%
Net charge-offs to average loans, net of unearned income           .27%           .10%          .27%             .07%
Net charge-offs to allowance at end of period ..........         20.27%          5.90%        22.04%            5.80%
Recoveries to prior year charge-offs ...................         25.74%         15.42%        57.89%             -0-%


         In assessing adequacy, management relies predominantly on its ongoing review of the loan portfolio, which is undertaken both to determine whether there are probable losses which must be charged off and to assess the risk characteristics of the portfolio in the aggregate. This review takes into consideration the judgments of the responsible lending officers and senior management, and also those of bank regulatory agencies that review the loan portfolio as part of the regular bank examination process. In evaluating the allowance, management also considers the loan loss experience of the Banks, the amount of past due and nonperforming loans, current and anticipated economic conditions, lender requirements and other appropriate information.

         Management allocated the reserve for loan losses to specific loan classes as follows:

                    ALLOCATION OF ALLOWANCE FOR LOAN LOSSES



                                                  SEPTEMBER 30,                      DECEMBER 31,
                                                  -------------        ---------------------------------------
                                                      1999                  1998                  1997
                                                  ---------------      ----------------     ------------------

                                                          PERCENT               PERCENT               PERCENT
                                                          -------               -------               -------
                                                 AMOUNT   OF TOTAL     AMOUNT   OF TOTAL    AMOUNT    OF TOTAL
                                                 ------   --------     ------   --------    ------    --------
                                                      (AMOUNTS IN THOUSANDS, EXCEPT PERCENTAGES)
DOMESTIC LOANS (1)

     Commercial, financial and agricultural      $  774       40%      $  421       25%      $186       20%

     Real estate - construction ...........         135        7          118        7         55        6

     Real estate - other ..................         600       31          894       53        567       61

     Consumer..............................         425       22          253       15        122       13
                                                 ------      ---       ------      ---       ----      ---

       Total ..............................      $1,934      100%      $1,686      100%      $930      100%
                                                 ======      ===       ======      ===       ====      ===

---------------
(1) The Bank had no foreign loans.


DEPOSITS

         The average amounts of and the average rate paid on each of the following categories of deposits for the nine months ended September 30, 1999 and for the years ended December 31, 1998 and 1997 are as follows:



                                            SEPTEMBER 30,                  YEARS ENDED DECEMBER 31,
                                         ------------------        ------------------------------------------
                                                1999                      1998                    1997
                                         ------------------        ----------------        -----------------
                                         AMOUNT        RATE        AMOUNT      RATE        AMOUNT       RATE
                                         ------        ----        ------      ----        ------       ----
                                                     (AMOUNTS IN THOUSANDS, EXCEPT PERCENTAGES)
Noninterest-bearing demand deposits      $  9,528       -0-%      $  3,940       -0-%      $ 3,527       -0-%

Demand ..............................      46,852      4.02%        30,238      4.78%       22,681      4.92%
Savings .............................      31,348      3.99%        24,463      4.95%       17,984      5.19%
Time Deposits .......................      83,980      5.78%        52,104      6.21%       45,616      6.27%
                                         --------                 --------                 -------      ----
    Total interest-bearing deposits..     162,180      4.92%       106,805      5.47%       86,281      5.69%
                                         --------                 --------                 -------      ----

          Total average deposits ....    $171,708      4.65%      $110,745      5.32%      $89,808      5.47%
                                         ========                 ========                 =======

         The two categories of lowest cost deposits comprised the following percentages of average total deposits during the nine months ended September 30, 1999: average noninterest-bearing demand deposits, 5.5%; and average savings deposits, 18.3%. Of average time deposits, approximately 41.1% were large denomination certificates of deposit. The maturities of the time certificates of deposit of $100,000 or more issued by the Bank at September 30, 1999 are summarized in the table below.

                        MATURITIES OF LARGE TIME DEPOSITS



                                        TIME
                                    CERTIFICATES
                                     OF DEPOSIT
                                    ------------
                                      (AMOUNTS
                                    IN THOUSANDS)
Three months or less ...............  $ 9,102
Over three through twelve months ...   18,145
Over twelve months .................    7,274
                                      -------

              Total ................  $34,521
                                      =======

LONG-TERM DEBT AND FEDERAL HOME LOAN BANK ADVANCES

         As of September 30, 1999, the Company had long-term borrowings totaling $13,335,714. Of this amount, $9,735,714 represents borrowings from the Federal Home Loan Bank against available credit lines of $18,000,000. These borrowings have varying maturities with interest rates ranging from 5.27% to 6.77% and are secured by residential mortgages. The remaining long-term debt consists of a $3,600,000 term loan with The Bankers Bank, secured by stock of Gilmer County Bank and Appalachian Community Bank bearing interest at prime less 3/4 of a percentage point.

         Maturities of long-term debt following September 30, 1999 are as follows:


             YEARS ENDING DECEMBER 31,
                       1999                             $   371,429
                       2000                               3,592,857
                       2001                               1,592,857
                       2002                               1,592,857
                       2003                               1,392,857
                       2004                               1,292,857
                       Thereafter                         3,500,000
                                                        -----------
                                                        $13,335,714
                                                        ===========


RETURN ON EQUITY AND ASSETS

         The following table summarizes specified financial ratios for the Company for the nine months ended September 30, 1999 and for the years ended December 31, 1998 and 1997.

                          RETURN ON EQUITY AND ASSETS


                                                                               NINE MONTHS
                                                                                  ENDED         YEAR ENDED DECEMBER 31,
                                                                              SEPTEMBER 30,    ------------------------
                                                                                  1999           1998          1997
                                                                              -------------    -------       -------

Return on average assets (September 30, 1999, annualized)...................       .57%          .92%          .98%
Return on average equity (September 30, 1999, annualized) .................       9.56%        13.50%        15.90%
Dividend payout ratio......................................................          0%            0%            0%
Average equity to average assets ratio ....................................       5.96%         6.80%         6.19%


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         The purpose of the following discussion is to address information relating to our financial condition and results of operations that may not be readily apparent from a review of the consolidated financial statements and notes thereto, which begin on page F-1 of this prospectus. You should read this discussion in conjunction with information provided in our consolidated financial statements and accompanying footnotes, and with the statistical information appearing elsewhere in this prospectus under the caption "Selected Consolidated Financial Data and Statistical Information." Unless we specifically state otherwise, the discussion of net interest income in this financial review is presented on a taxable equivalent basis to facilitate performance comparisons among our various taxable and tax-exempt assets.

ACQUISITION OF APPALACHIAN COMMUNITY BANK

         In November 1998, we acquired First National Bank of Union County. This bank, located in the North Georgia town of Blairsville, Union County, was then converted to a state chartered bank and renamed Appalachian Community Bank. At the time of our purchase, Appalachian Community Bank's asset quality had declined and it had problems in a number of areas, including depth of management and earnings performance. Even though the bank had problems, the acquisition was pursued by us for the following reasons:

- The Appalachian acquisition offered us an opportunity to diversify our loan portfolio by providing entry into a complimentary market;

- Entry into the Union County market through acquisition instead of through the formation of a new bank produced time and cost savings;

- The acquisition, coupled with the bank's conversion and name change, provided us with a platform for branching under a name suitable for use throughout North Georgia, allowing us to avoid a name change for Gilmer County Bank which has an established identity in the Gilmer County market; and

- We were able to negotiate the acquisition on favorable terms, allowing us to transfer the lower quality assets and some of the bank's liabilities to the seller, giving us an opportunity for a clean bank with a stable deposit base.

         In light of these perceived benefits and based on our belief that, with our management and our commitment of resources, the existing problems at Appalachian Community Bank can be resolved, the acquisition is deemed to be in our best long-term interest.

         The integration of Appalachian Community Bank has had the effect of temporarily reducing our earnings and increasing our expenses. We have incurred during 1999 a number of non-recurring expenses as a result of the acquisition. The most significant resulting expenses incurred have been advertising and marketing related, as we worked to improve Appalachian Community Bank's market penetration. For the nine months ended September 30, 1999, advertising and marketing expenses were $87,000, compared to $20,000 for the same period of 1998. Further, Appalachian Community Bank's computer systems required substantial upgrades, increasing our computer-related expenses to $129,000 for the nine months ended September 30, 1999, compared to $71,000 for the same period of 1998. We will continue to experience these higher levels of expenses during the fourth quarter of 1999, but we expect expenses will return to more normal levels in 2000.

         We transferred a substantial number of lower quality loans to the seller at the time of acquisition which were also a substantial portion of the bank's highest yielding earning assets. In an effort to replace these loans and the resulting interest income, we allowed Appalachian Community Bank to participate in approximately $4,000,000 of loans generated at Gilmer County Bank, net of the loans Appalachian generated for Gilmer County Bank's participation. Although resulting in an increase in expenses relating to these loans, this strategy was beneficial in that it allowed Appalachian Community Bank to build its asset base and focus on increasing deposits to support future activity. As a result of increased local loan volume during the third quarter of 1999, we were able to reduce these participations and Appalachian Community Bank began to operate on a basis independent from Gilmer County Bank.

         Appalachian Community Bank's assets were $50.4 million at December 31, 1998, $52.3 million at March 31, 1999, $58.2 million at June 30, 1999 and $58.7 million at September 30, 1999. Loans were $27.1 million at December 31, 1998, $34.1 million at March 31, 1999, $37.7 million at June 30, 1999 and $42.9 million at September 30, 1999. Total deposits were $43.8 million at March 31, 1999, $44.8 million at June 30, 1999 and $50.2 million at September 30, 1999.

         These changes and the impact of the trends in non-recurring expenses have resulted in Appalachian Community Bank's reported net income increasing from a loss of $178,000 for the quarter ended March 31, 1999, to net income of $20,000 for the quarter ended June 30, 1999 and net income of $182,000 for the quarter ended September 30, 1999.

         Management believes that its efforts with respect to Appalachian Community Bank are producing the intended results.

RESULTS OF OPERATIONS

         EARNINGS SUMMARY

         Net earnings for the nine months ended September 30, 1999 were $851,330 compared to net earnings of $838,605 for the same period in 1998. This represents a 1.5% increase in net earnings. Net interest income increased $1,894,075 or 57.6%, during the first nine months of 1999 as compared to the same period in 1998; noninterest expenses increased $1,751,274, or 80.1%, during same period, while noninterest income increased by $273,527 or 72.6%. Total interest expense increased $1,989,258, or 42.6%, during the first nine months of 1999 as compared to the same period in 1998. The amounts for the first nine months of 1999 reflected the effects of the addition of Appalachian Community Bank, which we acquired in November 1998. Prior to the acquisition and during the first nine months in 1998, we had only one subsidiary, Gilmer County Bank.

         Net earnings for the quarter ended September 30, 1999 were $347,113 compared to net earnings of $306,990 for the quarter ended September 30, 1998. This represents a 13.1% increase as compared to the same period in 1998. Total interest expense increased by $725,950 as compared to the same period in 1998. Net interest income increased $675,779, or 59.2%, during the three months ended September 30, 1999 as compared to the same period in 1998; noninterest expenses increased $547,250, or 69.9%, during the same period, while noninterest income increased by $99,594, or 77.2%. The amounts for the three months ended September 30,1998 reflected our holding only one subsidiary, Gilmer County Bank while the amounts for three months ended September 30, 1999 reflect increases as a result of the addition of Appalachian Community Bank.

         Our net income of $1,208,231 for the year ended December 31, 1998 represents an increase of $190,425, or 18.7%, from the net income of $1,017,766 for the year ended December 31, 1997. Our net income in 1997 represented an increase of $501,030, or 97.0%, over net income of $516,736 in 1996. The increase in net income for these periods relates to the growth in the Gilmer County Bank's deposit and loan base as well as an increase in Gilmer County Bank's net interest margin and interest rate spread.

         After restatement for a 2-for-1 stock split in 1998, earnings per share increased to $1.04, or $.99 on a fully diluted basis, in 1998 compared to a $0.88 per share net income in 1997 and a $0.45 per share net income in 1996. Return on average assets, which reflects the Banks' abilities to utilize their assets, was .92% in 1998, compared with .98% in 1997 and .71% in 1996. Return on average shareholders' equity decreased to 13.5% in 1998 compared with 15.9% in 1997, due to the additional shares issued in connection with acquisition of Appalachian Community Bank.

COMPARISON OF NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

         NET INTEREST INCOME

         Net interest income, the difference between interest earned on assets and the cost of interest-bearing liabilities, is the largest component of our net income. Fluctuations in interest rates as well as volume and mix changes in earning assets and interest-bearing liabilities impact net interest income. Revenue from our earning assets during the nine months ended September

30, 1999 increased $1,902,131, or 57.9%, from the same period in 1998. This increase is attributable to the acquisition of Appalachian Community Bank. Interest expense for the nine months ended September 30, 1999 increased $1,989,258, or 42.6%, compared to the same period of 1998. This increase was primarily due to an increase of $1,748,372 in interest expense accrued on deposit accounts. The remaining increase is attributed to interest expense on loans from the Federal Home Loan Bank and The Bankers Bank.

         Net interest income increased $683,835, or 59.9%, during the quarter ended September 30, 1999 as compared to the same period in 1998. An increase of $1,409,785, or 51.1%, in revenue from earning assets is the primary reason for the increase in net interest income for the quarter.

PROVISION FOR LOAN LOSSES

         The provision for loan losses represents the charge against current earnings necessary to maintain the reserve for loan losses at a level which management considers appropriate. This level is determined based upon management's assessment of current economic conditions, the composition of the loan portfolio and the levels of nonaccruing and past due loans. The provision for loan losses was $640,000 for the nine months ended September 30, 1999 compared to $240,000 for the same period of 1998. Charge-offs exceeded recoveries by $393,448 for the nine months ended September 30, 1999. The reserve for loan losses as a percent of outstanding loans, net of unearned income, was 1.2% at September 30, 1999 compared to 1.3% at December 31, 1998. The reserve for loan losses as a percent of outstanding loans, net of unearned income, was 1.2% at September 30, 1998. The increase in the loan loss reserve is due to a loan to a medical facility that is no longer in business. We are in the process of attempting to convert collateral from this loan to cash.

         The provision for loan losses was $285,000 for the three months ended September 30, 1999 compared to $60,000 for the same period in 1998.

         NONINTEREST INCOME

         Noninterest income for the nine months ended September 30, 1999 was $642,303 compared to $376,832 for the same period of 1998, representing an increase of 70.4%. This increase was primarily due to an increase in service charges on deposit accounts of $138,644, or 83.7%, an increase in insurance commissions of $30,486, or 181.0%, and an increase in other operating income of $104,235, or 58.4%. Earnings on cash surrender value of life insurance policies provided $26,144 of the increase to other operating income. These increases are primarily attributable to the addition of Appalachian Community Bank.

         Noninterest income increased by $91,538, or 71.0%, in the third quarter of 1999 as compared to the same period in 1998. Service charges on deposits increased by $51,647, or 94.5%. These increases are also attributable to the addition of Appalachian Community Bank.

         NONINTEREST EXPENSES

         Noninterest expenses for the nine months ended September 30, 1999 were $3,936,433, representing a 80.1% increase over the same period of 1998. The primary components of noninterest expenses are salaries and employee benefits, which increased to $1,749,649 for the nine months ended September 30, 1999 representing a 68.6% increase over the same period of 1998. Occupancy costs increased $140,526, or 139.5%, and furniture and equipment expenses increased by $120,229, or 90.3%. Other operating expenses rose by 85.2% to $1,692,096. These increases are attributable to the addition of Appalachian Community Bank.

         Noninterest expenses increased by $547,250 for the quarter ended September 30, 1999 as compared to the same period in 1998. The primary components of noninterest expense are salaries and employee benefits, which increased by $233,820 for the three months ended September 30, 1999, representing a 63.0% increase over the same period of 1998. Occupancy costs increased by $42,573, or 119.6%, and other operating expenses increased by $235,045, of 71.1%, for the third quarter of 1999 as compared with the same period in 1998. These increases are attributable to the addition of Appalachian Community Bank.

         The table below describes our noninterest expenses for the periods indicated.


                                 NINE MONTHS ENDED
                                    SEPTEMBER 30,     YEARS ENDED DECEMBER 31,
                                                  ------------------------------
                                       1999        1998        1997        1996
                                      ------      ------      ------      ------
                                                (AMOUNTS IN THOUSANDS)
Salaries and employee benefits .      $1,750      $1,497      $1,154      $  893
Occupancy expense ..............         241         173          97          96
Furniture and equipment expense          253         253         150         126
Director and committee fees ....         136         127         119          19
Advertising ....................         206         191         122          93
Checking account expense .......          31          39          33          29
Data processing ................         226         128          87          47
Insurance ......................          56          52          56          27
Postage ........................          99          87          70          52
Professional and regulatory fees         206         146         195         121
Supplies .......................         178         143         117         106
Correspondent bank charges .....          31          35          35         -0-
Taxes and licenses .............          58          36          26          22
Other ..........................         465         314         118          84
                                      ------      ------      ------      ------
   Total .......................      $3,936      $3,221      $2,379      $1,715
                                      ======      ======      ======      ======

         INCOME TAXES

         We attempt to maximize net income through active tax planning. Management is attempting to reduce our tax burden by purchasing tax-exempt securities. The provision for income taxes of $403,603 for the nine months ended September 30, 1999 increased $3,603, or 0.9%, compared to the same period of 1998 due to increased profit levels.

COMPARISON OF YEARS ENDED DECEMBER 31, 1998 AND 1997

         NET INTEREST INCOME

         Net interest income was $4,772,773 in 1998, compared to $3,880,715 in 1997, representing an increase of 23.0%. This increase was caused by the growth of Gilmer County Bank's deposit base and loan portfolio.

         Interest and fees earned on loans increased 25.6% from $7,652,481 in 1997 to $9,614,165 in 1998. The increase was primarily from the increase in volume of average loans from approximately $74,753,000 in 1997 to approximately $95,353,000 in 1998.

         Interest earned on taxable securities decreased 13.1% from $1,160,497 in 1997 to $1,009,595 in 1998, while interest earned on non-taxable securities increased 82.7% from $205,883 to $376,157 during the same period. The variance in the income figures reflects management's strategy to decrease income taxes by investing in tax-free municipal bonds.

         The trend in net interest income is also evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin, or the net yield on earning assets, is computed by dividing fully taxable equivalent net interest income by average earning assets. This ratio represents the difference between the average yield returned on average earning assets and the average rate paid for funds used to support those earning assets, including both interest-bearing and noninterest-bearing sources. The net interest margin for 1998 was 4.04% compared to a net interest rate margin of 4.06% in 1997.

         The interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest-bearing sources of funds. The interest rate spread calculation provides a more direct perspective on the effect of market interest rate movements. The net interest spread was 3.76% in 1998 compared to 3.73% in 1997.

         The following chart presents net interest income data on a fully tax equivalent basis:



                                       YEARS ENDED DECEMBER 31,
                                      1998       1997       1996
                                      ----       ----       ----
Rate earned on earning assets ..      9.30%      9.40%      9.22%
Rate paid on borrowed funds ....      5.54%      5.67%      5.73%
Interest rate spread ...........      3.76%      3.73%      3.49%
Net yield on earning assets ....      4.04%      4.06%      3.90%


         During 1998, interest on federal funds sold increased $109,396, or 68.5% from 1997. This increase in income is the result of maintaining larger average federal funds balances with correspondent banks of approximately $4,448,000 in 1998 and $2,895,000 in 1997. The average yield for 1998 was 6.09%
and for 1997 was 5.53%.

         Total interest expense increased $1,235,966, or 23.5%, from $5,262,253 in 1997 to $6,498,219 in 1998. This increase was the combined effect of an increase in the average balance of interest-bearing deposits to approximately $106,805,000 in 1998 from approximately $86,281,000 in 1997. The average rate paid on deposits in 1998 was 5.47% and in 1997 was 5.69%. The effect of the significant increase in the average balance of interest-bearing deposits increased the interest expense on interest-bearing deposits to $5,891,778 in 1998 from $4,911,266 in 1997, an increase of $980,532, or 20.0%.

         NONINTEREST INCOME

         Noninterest income was $528,921 for 1998 and $378,996 for 1997. These amounts are primarily from service charges on deposit accounts, insurance commissions and fees on services to customers. Noninterest income increased primarily due to the continued growth in Gilmer County Bank's deposit base. Other operating income increased 56.3% from $161,086 in 1997 to $251,717 in 1998, primarily due to the addition of Appalachian Community Bank and an increase in credit card fees earned by the Gilmer County Banks.

         NONINTEREST EXPENSES

         Noninterest expenses totaled $3,221,213 in 1998 and $2,379,358 in 1997. Salaries and benefits increased $342,287, or 29.6%, to $1,496,743 in 1998, due to the Banks' increased staffing to accommodate the growth in the Banks' loans and deposits, as well as the acquisition of Appalachian Community Bank in November 1998. Furniture and equipment expenses increased $102,448, or 68.1%, in 1998 due to increased data processing costs and the costs associated with expanded facilities. Other operating expenses increased $321,353, or 32.9%, to $1,298,630 in 1998 due mainly to increase in advertising and supplies.

         INCOME TAXES

         Our net operating income of $1,780,481 in 1998 resulted in $572,250, or 32.1%, of income tax expense. Net operating income for 1997 was $1,400,353 with a related income tax expense of $382,587, or 27.3%.

COMPARISON OF YEARS ENDED DECEMBER 31, 1997 AND 1996

         NET INTEREST INCOME

         Net interest income was $3,880,715 in 1997, as compared to $2,651,070 in 1996, representing an increase of $1,229,645, or 46.4%. This increase was caused by the growth of Gilmer County Bank's deposit base and loan portfolio as well as an increase in the Gilmer County Bank's interest rate spread and net interest margin.

         Interest earned on fees and loans increased from $5,205,131 in 1996 to $7,652,481 in 1997, an increase of $2,447,350 or approximately 47%. This increase was caused by the increase in the average loan portfolio balance from approximately $51,008,000 in 1996 to approximately $74,753,000 in 1997.

         Interest earned on taxable investment securities increased $182,580, or 18.7%, from $977,917 in 1996 to $1,160,497 in 1997 while interest earned on nontaxable investment securities increased 602.8% from $24,228 in 1996 to $170,274 in 1997. The increase in interest earned on nontaxable securities in 1997 is a result of an increase of approximately $2,812,000, or 632%, in the average investment portfolio for such securities from 1996.

         The net interest margin for 1997 was 4.06%, compared with a net interest margin of 3.90% in 1996. This increase was due primarily to the growth of the Gilmer County Bank related specifically to an increase in interest-bearing assets as a percentage of interest-earning liabilities. The net interest spread for 1997 was 3.73% from earning assets as compared to a net interest spread of 3.49% in 1996.

         During 1997, interest on federal funds sold increased $55,695, or 53.5%, from 1996. The increase in income from federal funds sold is the result of an increase in the average amount of federal funds sold from approximately $2,025,000 in 1996 to approximately $2,895,000 in 1997 and an increase in the average yield for such funds from 5.14% in 1996 to 5.53% in 1997.

         Total interest expense increased $1,602,026, or 43.8%, from $3,660,227 in 1996 to $5,262,253 in 1997. This increase was the combined effect of an increase in the average balance of interest-bearing deposits from approximately $59,043,000 in 1996 to approximately $86,281,000 in 1997, and a decrease in the average rate paid on deposits from 5.82% in 1996 to 5.69% in 1997. The effect of these changes increased the interest expense on interest-bearing deposits from $3,436,060 in 1996 to $4,911,266 in 1997.

         NONINTEREST INCOME

         Noninterest income was $384,831 in 1997 and $252,946 in 1996. These amounts are primarily from service charges on deposit accounts, insurance commissions and fees on services to customers. Noninterest income increased primarily due to the continued growth in Gilmer County Bank's deposit base. Other noninterest income increased from $85,055 in 1996 to $161,086 in 1997, primarily due to an increase of approximately $39,562 in credit card fees earned by the Bank in 1997.

         NONINTEREST EXPENSES

         Noninterest expenses totaled $2,379,358 in 1997 and $1,715,372 in 1996. Salaries and benefits increased $261,464, or 29.3%, to $1,154,456, which reflects the Bank's increased staffing to accommodate the growth in Gilmer County Bank's loans and deposits. Furniture and equipment expenses increased $23,919, or 18.9%, primarily due to depreciation on equipment of $98,296 in 1997, $8,070 over 1996, and repair and maintenance costs of $51,671, $15,459 over 1996. Other operating expenses increased $377,501, or 62.9%. Directors' fees increased $100,422 because it was the first full year we paid directors' fees. The $73,411 increase in professional fees was primarily attributable to compliance with reporting requirements under the federal securities laws.

         INCOME TAXES

         Our tax planning resulted in a provision for income taxes of $382,587, or 27.3%, for 1997 on pre-tax income of $1,400,353. The tax for 1996 was $303,908, or 37%, on income of $820,644 and for 1995 was a benefit of ($126,952), or 34%, on a loss of $373,644. The 1997 tax amount and rate is lower than the statutory federal tax rate of 34% primarily due to investments in loans and securities earning interest income that is exempt from federal taxation. In 1997 the effective tax rate was 80.3% of the statutory federal tax rate compared to 108.8% in 1996. A more detailed explanation of income tax expense is included in the accompanying Notes to Consolidated Financial Statements.

FINANCIAL CONDITION

         EARNING ASSETS

         The Banks' earning assets, which include deposits in other banks, federal funds sold, securities and loans, averaged $187,257,000 during the first nine months of 1999, or 94.1% of average total assets, $123,663,000 during 1998, or 94.3% of average total assets, and $98,403,000 during 1997, or 95.3% of average total assets. The mix of average earning assets comprised the following percentages:


                         NINE MONTHS ENDED   YEARS ENDED DECEMBER 31,
                            SEPTEMBER 30,    ------------------------
                                1999            1998         1997
                             ---------       ---------    ---------
Deposits in other banks             .1%              0%           0%
Federal funds sold ....            4.3%            3.6%         2.9%
Investment securities .           17.5%           19.3%        21.1%
Loans .................           78.0%           77.1%        76.0%

         Investment securities and federal funds sold decreased $11,441,715, or 24.6%, from December 31, 1998 to September 30, 1999. Investment securities at September 30, 1999 were $33,615,576 compared with $28,158,635 at December 31, 1998, reflecting a 19.4%, or $5,456,941, increase. Federal funds sold were $1,493,557 at September 30, 1999 compared to the December 31, 1998 total of $18,392,213, a 91.9% decrease. The investment securities portfolio is used to make various term investments, to provide a source of liquidity and to serve as collateral to secure certain government deposits. Federal funds sold are maintained as a tool in managing our daily cash needs. The decrease in federal funds sold resulted from the reinvestment of funds in loans and securities.

         The mix of average earning assets reflects management's attempt to maximize interest income after tax while maintaining acceptable levels of risk. The Banks do not participate in the national market of loans to finance leveraged buy-outs or lesser developed country debt.

         LOANS

         Loans comprised the largest single category of the Company's earning assets on September 30, 1999. Loans, net of unearned income and reserve for loan losses, were 76.2% of total assets at September 30, 1999. Total net loans were $157,812,634 at September 30, 1999, representing a 23.2% increase from the December 31, 1998 total of $128,144,700. This increase reflects the continued increase in loan demand for the Banks' respective market areas coupled with an increase in the Banks' market share for their respective areas.

         Loans also made up the largest component of the Banks' earning assets for the year ended December 31, 1998. At December 31, 1998, the Banks' total loans were $129,831,095 compared to total loans of $84,583,853 at the end of 1997. In 1998, average net loans represented 77.1% of average earning assets and 72.7% of total average assets, while in 1997, average net loans represented 76.0% of average earning assets and 72.4% of average total assets. This was the result of an increase in loan demand in the Banks' market area, combined with an increase in the Banks' market share of loans in such area. The ratio of total loans to total deposits was 79.2% in 1998 and 88.7% in 1997.

         The provision for loan losses was $640,000 for the nine months ended September 30, 1999. The reserve for loan losses as a percent of outstanding loans, net of unearned income, was 1.2% at September 30, 1999 compared to 1.3% at December 31, 1998 and 1.2% at September 30, 1998. The provision for loan losses is reviewed for adequacy by each Bank monthly in accordance with FDIC recommended levels. The assessment includes a review of current economic conditions, the composition of the loan portfolio and the levels of nonaccruing and past due loans. The provision is then adjusted based on the grade assigned to existing loans.

SECURITIES AND FEDERAL FUNDS SOLD

         The Banks have classified their securities as either available-for-sale or held-to-maturity, depending on whether the Banks have the intent and ability to hold such securities to maturity. At December 31, 1998, $21,940,281 was classified as available-for-sale, while at December 31, 1997, $15,544,585 of the Banks' securities were classified as available-for-sale. Securities classified as held-to-maturity were $6,218,354 at year end 1998, and $4,181,021 at year end 1997.

         The composition of the Banks' securities portfolio reflects our investment strategy of maximizing portfolio yields subject to risk and liquidity considerations. The primary objectives of our investment strategy are to maintain an appropriate level of liquidity and to provide a tool to assist in controlling the Banks' interest rate position while at the same time producing adequate levels of interest income. For securities classified as held-to-maturity, it is our intention for the Banks to hold such securities for the foreseeable future. Management of the maturity of the portfolio is necessary to provide liquidity and to control interest rate risk. Investment securities and federal funds sold decreased $11,441,715 or 24.6% from December 31, 1998 to September 30, 1999. Investment securities at September 30, 1999 were $33,615,576 compared with $28,158,635 at December 31, 1998, reflecting a 19.4 % increase of $5,456,941. Federal funds sold were $1,493,557 at September 30, 1999 compared to the December 31, 1998 total of $18,392,213, a 91.9% decrease. During 1998, gross sales amounted to $9,515,761 and maturities amounted to $11,597,617, with gross sales representing 40% and maturities representing 55.9% of the average portfolio. Net gains associated with these transactions were $15,950. Gross unrealized gains at year end 1998 amounted to $423,178, and unrealized losses amounted to $30,074. During 1997, gross securities sales were $9,982,814, and maturities were $8,513,974, with gross sales representing 48.1% and maturities representing 41.0% of the average portfolio for the year. Net losses associated with sales and maturities totaled $78 in 1997. Gross unrealized gains in the portfolio amounted to $171,823 at year end 1997 and unrealized losses amounted to $29,090.

         Mortgage-backed securities have varying degrees of risk of impairment of principal, as opposed to U.S. Treasury and U.S. government agency obligations, which are considered to contain virtually no default or prepayment risk. Impairment risk is primarily associated with accelerated prepayments, particularly with respect to longer maturities purchased at a premium and interest-only strip securities. The Banks' purchases of mortgage-backed securities during 1998 and 1997 did not include securities with these characteristics. The recoverability of the Banks' investments in mortgage-backed securities is reviewed periodically, and we intend to make appropriate adjustments to income for impaired values.

         Management maintains federal funds sold as a tool in managing its daily cash needs. Federal funds sold at December 31, 1998, was $18,392,213 and $1,828,000 in 1997. Average federal funds sold for 1998 was approximately $4,448,000, or 3.6% of average earning assets, and for 1997 was $2,895,000, or 2.9% of average earning assets. The large increase in year end federal funds resulted from the acquisition of Appalachian Community Bank and effective management of interest yield.

         There has been no significant impact on our financial statements as a result of the provisions of Statement of Financial Accounting Standards No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments.

         DEPOSITS AND REPURCHASES

         Our strategy to attract deposits has been based upon the relative level of interest rates. When interest rates are relatively high, we attempt to attract core deposits because they have lower relative interest rates. When interest rates are relatively low, we reduce core deposit rates and as a result some of our customers shift their deposits to longer term and higher rate certificates of deposits. During the past 24 months, we have been reducing the rates on core deposits. The resulting shift has resulted in a greater dependency upon certificate of deposits in $100,000 and larger denominations, it has also lengthened the period in which there is an opportunity to reprice these funding sources. This lengthening of deposit repricing opportunities helps to reduce our overall rate sensitivity.

         Our primary source of funds is derived from deposits of Bank customers. Total deposits of $179,889,497 at September 30, 1999 increased $16,028,019, or 9.8%, over total deposits of $163,861,478 at December 31, 1998. Deposits continued to be our primary source of funds with which to support our earning assets. Noninterest-bearing deposits increased $1,185,801, or 12.8%, from December 31, 1998 to September 30, 1999, and interest-bearing deposits increased $14,842,218, or 9.6%, during the same period. Time deposits of $100,000 or more increased $8,571,271, or 33.0%, from December 31, 1998 to September 30, 1999.

         During the year ended December 31, 1998, average deposits increased 23.3% from approximately $89,808,000 in 1997 to approximately $110,745,000 in 1998. At December 31, 1998 total deposits were $163,861,478 of which $154,573,545, or 94.3%, were interest-bearing. At December 31, 1997, total deposits were $95,347,946, of which $91,547,035, or 96%, were interest-bearing. The acquisition of Appalachian Community Bank, as well as the continued enhancement of existing products and emphasis upon better customer service, fueled the growth in the deposit base. We intend to emphasize attracting consumer deposits in order to expand the consumer bases of the Banks and to continue to fund asset growth.

         Securities sold under agreements to repurchase totaled $1,026,030 at September 30, 1999, a $1,452,314, or 58.6%, decrease from the December 31, 1998 total of $2,478,344. Federal funds purchased totaled $557 at September 30, 1999. There were no federal funds purchased at December 31, 1998. The decreased balances reflect the needs of our corporate customers that participate in repurchase agreements to increase their cash balances on hand.

         Securities sold under agreements to repurchase amounted to $2,478,344 at December 31, 1998 compared to $4,228,129 at December 31, 1997. The weighted average rates were 4.26% for 1998 and 4.50% for 1997. Securities sold under agreements to repurchase averaged $4,095,716 during 1998 and $4,471,499 during 1997. The maximum amount outstanding at any month end during 1998 was $4,468,355 and $4,693,265 during 1997. The total of securities sold under agreements to repurchase are associated with the cash flow needs of our corporate customers that participate in repurchase agreements.

SHAREHOLDERS' EQUITY

         Shareholders' equity increased $390,696, or 3.4%, from December 31, 1998 to September 30, 1999, due to net earnings of $851,330, proceeds from the issuance of common stock to the 401(k) plan of $200,720 less a $661,354 decrease as a result of unrealized gains or losses on securities available for sale.

         Shareholders' equity increased $4,499,641, or 64.5% from December 31, 1997 to December 31, 1998, due in part to net earnings of $1,208,211 and the increase in unrealized gains on securities available-for-sale totaling $90,542, net of deferred tax liability. The increase was also a result of the issuance of 19,314 shares of the Company's common stock to the Company's 401(k) plan at a total purchase price of $310,628, the sale of 132,500 shares of stock in a private placement in November 1998 generating aggregate proceeds of $2,650,000, and the issuance of 30,800 shares in connection with the exercise of options by the certain of our directors generating aggregate proceeds of $394,240. The decrease in shareholders' equity resulted from the purchase of 14,000 shares of common stock by the Company on February 26, 1998 from one of our directors at a price of $11.00 per share for a total purchase price of $154,000.

         All amounts presented in this prospectus and in the financial statements are adjusted to reflect the two-for-one stock split effected in May 1998. See "Market for Our Common Stock and Related Shareholder Matters." The net effect of the stock split did not change total shareholders' equity.

LIQUIDITY AND CAPITAL RESOURCES

         YEAR 2000

         Prior to January 1, 2000 we engaged in an action plan designed to confirm that our computer systems as well as those of our material vendors, suppliers and customers, would be able to correctly recognize dates subsequent to the Year 1999. Our action plan was designed to comply with the FDIC's guidelines for Year 2000 readiness. Maintenance, testing, and modification costs were expensed as incurred, while the costs of new software or hardware is being capitalized and amortized over their useful lives. The amounts required to be expensed to resolve Year 2000 issues have not had a material effect on our financial position or results of operations. In connection with our assessment, testing and remediation of Year 2000 issues, we incurred costs of approximately $10,000 in 1998. During fiscal 1999 our costs are estimated to be approximately $80,000. We funded our costs associated with the Year 2000 issue through our regular operating revenue.

         LIQUIDITY MANAGEMENT

         Liquidity is defined as the ability of a company to convert assets into cash or cash equivalents without significant loss. Liquidity management involves maintaining the Banks' ability to meet the day-to-day cash flow requirements of their customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs. Without proper liquidity management, the Banks would not be able to perform their primary function of financial intermediaries and would, therefore, not be able to meet the production and growth needs of the communities they serve.

         The primary function of assets and liabilities management is not only to assure adequate liquidity in order for the Banks to meet the needs of their customer base, but to maintain an appropriate balance between interest-sensitive assets and interest-sensitive liabilities so that we can also meet the investment requirements of our shareholders. Daily monitoring of the sources and uses of funds is necessary to maintain an acceptable cash position that meets both requirements. In the banking environment, both assets and liabilities are considered sources of liquidity funding and both are, therefore, monitored on a daily basis.

         The asset portion of the balance sheet provides liquidity primarily through loan principal repayments or sales of investment and trading account securities. Loans that mature in one year or less equaled approximately $76.2 million, or 47.8% of the total loan portfolio at September 30, 1999 and investment securities maturing in one year or less equaled $955,000, or 2.8%, of the portfolio. Other sources of liquidity include short-term investments such as federal funds sold.

         The liability portion of the balance sheet provides liquidity through various customers' interest-bearing and noninterest-bearing deposit accounts. At September 30, 1999, funds were also available through the purchase of federal funds from correspondent commercial banks from available lines of up to an aggregate of $4,000,000.

         In an effort to maintain and improve the liquidity position of Gilmer County Bank, management made application for membership for Gilmer County Bank with the Federal Home Loan Bank of Atlanta in 1997. As a member of the Federal Home Loan Bank, Gilmer County Bank is able to improve its ability to manage liquidity and reduce interest rate risk by having a funding source to match longer term loans. The application was approved on April 17, 1997, and Gilmer County Bank received an initial credit line of up to $8,000,000. Gilmer County Bank's credit line was increased to $12,000,000 in March 1998. At September 30, 1999, the outstanding balance of Gilmer County Bank's credit line was $7,835,714. Appalachian Community Bank also has a credit line of up to $6,000,000 with the Federal Home Loan Bank. At September 30, 1999, Appalachian Community Bank's outstanding credit line balance was $1,900,000.

         CAPITAL RESOURCES

         A strong capital position is vital to our continued profitability because it promotes depositor and investor confidence and provides a solid foundation for future growth of the organization. A majority of our capital requirements have been provided from the proceeds from Gilmer County Bank's initial stock offering in 1994, through draws by Gilmer County Bank on the credit line with the Federal Home Loan Bank, through draws on a former line of credit with Hardwick Bank & Trust Company, through a $3.6 million loan from The Bankers Bank (described below), from the proceeds of the $2.65 million private placement of our common stock in November 1998, and through the retention of earnings and the sale of our common stock to the Company's 401(k) plan.

         Term Loan. In November 1998, we obtained a $3.6 million term loan under a Loan and Stock Pledge Agreement and a Promissory Note with The Bankers Bank. We used $3.45 million of the proceeds of the loan to fund a portion of the acquisition of Appalachian Community Bank. We used $150,000 of the proceeds of the loan to pay off our former line of credit with Hardwick Bank & Trust Company. At September 30, 1999, the balance on the loan was $3.6 million. Interest on the outstanding amounts under the loan is payable quarterly, commencing January 1, 1999, at the prime rate less 3/4 of a percentage point. We began making interest payments on January 1, 1999. Principal is due in nine equal annual installments, each in the amount of $450,000, plus accrued and unpaid interest, beginning on November 30, 2000. The entire outstanding balance of the loan, together with all accrued and unpaid interest, is due and payable in a final installment on November 30, 2008; however, we intend to use a portion of the proceeds from this offering to repay the remaining balance of this loan. The terms of this loan contain certain affirmative and negative covenants, including, but not limited to, requiring us to cause the Banks at all times to maintain certain minimum capital ratios, maintain nonperforming assets below a specified level, and maintain a minimum ratio of consolidated loan loss reserves to total loans.

         Federal Capital Standards. Regulatory authorities are placing increased emphasis on the maintenance of adequate capital. The guidelines take into consideration regulator-defined risk factors associated with various categories of assets, both on and off the balance sheet. Under the guidelines, capital strength is measured in two tiers which are used in conjunction with risk-adjusted assets to determine the risk-based capital ratios. Our Tier 1 capital, which consists of common equity, paid-in capital and retained earnings (less intangible assets), amounted to $10.2 million at September 30, 1999. Tier 2 capital components include supplemental capital components such as the qualifying allowance for loan losses and qualifying subordinated debt. Tier 1 capital plus Tier 2 capital is referred to as Total Capital and amounted to $12.1 million at September 30, 1999. The Company's percentage ratios as calculated under regulatory guidelines were 6.14% and 7.30% for Tier 1 and Total Capital, respectively, at September 30, 1999. The Company's Tier 1 capital exceeded the minimum ratio of 4% whereas the Company's Total Capital was under the minimum ratio of 8%.

         Our failure to meet the minimum Total Capital ratio on a consolidated basis at September 30, 1999 was primarily attributable to the amount of goodwill resulting from the Company's acquisition of Appalachian Community Bank. As a result, the Company is currently prohibited from paying dividends to its common shareholders. Over future periods the effects of the goodwill on the Company's Total Capital ratio will decrease as the goodwill is amortized on a straight-line basis over a period of 20 years. Additionally, management intends to closely monitor the asset mix of the Banks and to take such additional steps as are necessary in order to avoid a future failure to meet the applicable capital ratios. These additional steps may include limiting the payment of dividends by the Company and raising capital including the capital raised in this offering. There can be no assurances, however, that such steps will be successful or that we will be able to meet the minimum capital ratios. Our failure to meet the minimum capital ratios could result in, among other things, increased scrutiny from applicable regulatory authorities, a reduction in permissible activities or a default under our credit facilities. Any of these events could have a material adverse effect on our business, financial condition and results of operations.

         Another important indicator of capital adequacy in the banking industry is the Leverage ratio. The Leverage ratio is defined as the ratio which shareholders' equity, minus intangibles, bears to total assets minus intangibles. At September 30, 1999, our Leverage ratio was 4.99% exceeding the regulatory minimum requirement of 4%.

         The table below illustrates our regulatory capital ratios under federal guidelines at September 30, 1999 and at December 31, 1998 and 1997:

                             CAPITAL ADEQUACY RATIOS


                                           STATUTORY      SEPTEMBER 30,     DECEMBER 31,     DECEMBER 31,
                                            MINIMUM           1999             1998             1997
                                           ---------      ------------      -----------      -----------
                                                            (amounts in thousands, except percentages)

Tier 1 Capital .........................                  $     10,175      $     9,035      $     6,916
Tier 2 Capital .........................                         1,934            1,686              930
                                                          ------------      -----------      -----------
Total Qualifying Capital ...............                  $     12,109      $    10,721      $     7,846
                                                          ============      ===========      ===========
Risk Adjusted Total Assets (including
off-balance-sheet exposures) ...........                  $    165,829      $   136,122      $    84,074
                                                          ============      ===========      ===========
Tier 1 Risk-Based Capital Ratio ........         4.0%             6.14%            6.64%            8.23%
Total Risk-Based Capital Ratio .........         8.0%             7.30%            7.88%            9.33%
Leverage ratio .........................         4.0%             4.99%            4.99%            6.40%

         Georgia Commission Capital Requirement. In addition to the capital standards imposed by federal banking regulators, the Georgia Department of Banking and Finance (the "Georgia Commission") also imposes capital standards. This standard, which exceeds the FDIC capital standards, is calculated as the ratio of total equity to total assets, each as adjusted for unrealized gains and losses on securities and allowance for loan losses. The Georgia Commission minimum capital ratio is 6%; however, the Georgia Commission imposed an 8% primary capital ratio as a condition to the approval of Gilmer County Bank's charter. This heightened requirement was imposed during the first three years of Gilmer County Bank's operation. Accordingly, on March 3, 1998 Gilmer County Bank became subject to the standard 6% primary capital ratio. At September 30, 1999, the capital ratio as calculated under the Georgia Commission standard for Gilmer County Bank was 7.51%. At September 30, 1999 the capital ratio as calculated under the Georgia Commission standard for Appalachian Community Bank was 11.12%.

         In March 1999, the Banks' paid dividends totaling $350,000 to the Company, which were used for the repayment of debt and other expenses.

INTEREST RATE SENSITIVITY MANAGEMENT

         Interest rate sensitivity is a function of the repricing characteristics of the Banks' portfolios of assets and liabilities. These repricing characteristics are the time frames within which the interest-bearing assets and liabilities are subject to change in interest rates either at replacement or maturity during the life of the instruments. Sensitivity is measured as the difference between the volume of assets and liabilities in the Bank's current portfolio that are subject to repricing in future time periods. The differences are known as interest sensitivity gaps and usually are calculated separately for segments of time ranging from zero to thirty days, thirty-one to ninety days, ninety-one days to one year, one to five years, over five years, and on a cumulative basis.

         The following table shows interest sensitivity gaps for these different intervals as of September 30, 1999.


                       INTEREST RATE SENSITIVITY ANALYSIS

                                         0-30        31-90         91-365        1-5         OVER 5
                                         DAYS         DAYS          DAYS        YEARS        YEARS       TOTAL
                                      ----------    ----------    --------    ----------   ----------   --------
                                                             (IN THOUSANDS, EXCEPT RATIOS)
Interest-earning assets (1)
    Loans .........................   $   16,416    $   27,269    $ 34,757    $   77,988   $    2,660   $159,090
Securities:
    Taxable .......................          -0-           -0-         603         3,862       19,046     23,511
    Tax-exempt ....................          -0-         2,932         -0-           634        6,539     10,105
    Time deposits in other banks ..          -0-           -0-         208           -0-          -0-        208
    Federal funds sold ............        1,494           -0-         -0-           -0-          -0-      1,494
                                      ----------    ----------    --------    ----------   ----------   --------
                                          17,910        30,201      35,568        82,484       28,245    194,408
                                      ==========    ==========    ========    ==========   ==========   ========
Interest-bearing liabilities(2)
    Demand deposits (3) ...........       15,219        15,219      15,218           -0-          -0-     45,656
    Savings deposits (3) ..........        9,884         9,884       9,884           -0-          -0-     29,652
    Time deposits .................        8,012        17,078      46,669        22,349          -0-     94,108
    Other short-term borrowings (3)          -0-           -0-       1,026           -0-          -0-      1,026
    Long-term debt ................          -0-           -0-         -0-        10,915        2,421     13,336
                                      ----------    ----------    --------    ----------   ----------   --------
                                          33,115        42,181      72,797        33,264        2,241    183,778
                                      ----------    ----------    --------    ----------   ----------   --------
Interest sensitivity gap ..........   $  (15,205)   $  (11,980)   $(37,229)   $   49,220   $   25,824   $ 10,630
                                      ==========    ==========    ========    ==========   ==========   ========
Cumulative interest sensitivity gap   $  (15,205)   $  (27,185)   $(64,414)   $  (15,194)  $   10,630
                                      ==========    ==========    ========                 ==========
Ratio of interest-earning assets to
interest-bearing liabilities ......          .54           .72         .49          2.48        11.67
                                      ==========    ==========    ========    ==========   ==========
Cumulative ratio ..................          .54           .64         .57           .92        1 .06
                                      ==========    ==========    ========    ==========   ==========
Ratio of cumulative gap to total
interest-bearing assets ...........         (.08)         (.14)       (.33)         (.08)         .05
                                      ==========    ==========    ========    ==========   ==========

(1)      Excludes nonaccrual loans and securities.
(2) Excludes matured certificates which have not been redeemed by the customer and on which no interest is accruing.
(3) Demand and savings deposits are assumed to be subject to immediate repricing during the 0-30 day period, the 31- 90 day period, and the 91-365 day period.

         The above table indicates that in a rising interest rate environment, our earnings may be adversely affected in the 0-365 day periods where liabilities will reprice faster than assets. As seen in this table, for the first 30 days of repricing opportunity, there is an excess of interest-bearing liabilities over earning assets of approximately $15.2 million. For the first 365 days, interest-bearing liabilities exceed earning assets by approximately $64.4 million. During this one-year time frame, 81% of all interest-bearing liabilities will reprice compared to 43% of all interest-earning assets. Changes in the mix of earning assets or supporting liabilities either can increase or decrease the net interest margin without affecting interest rate sensitivity. In addition, the interest rate spread between an asset and its supporting liability can vary significantly, while the timing of repricing for both the asset and the liability remain the same, thus impacting net interest income. Due to management's continued emphasis on profitability, many of the higher yielding securities presented in the table above have call features, which may result in such securities having a shorter effective life. This, in turn, may reduce the interest rate sensitivity gap presented above. It should be noted, therefore, that a matched interest-sensitive position by itself will not ensure maximum net interest income.

         Management continually evaluates the condition of the economy, the pattern of market interest rates and other economic data to determine the types of investments that should be made and at what maturities. Using this analysis, management, from time to time, assumes calculated interest sensitivity gap positions to maximize net interest income based upon anticipated movements in the general level of interest rates.

IMPACT OF INFLATION AND CHANGING PRICES

         A bank's asset and liability structure is substantially different from that of an industrial company in that virtually all assets and liabilities of a bank are monetary in nature. Management believes the impact of inflation on financial results depends upon the ability of the Banks to react to changes in interest rates, and by such reaction, to reduce the inflationary impact on performance. Interest rates do not necessarily move in the same direction, or at the same magnitude, as the prices of other goods and services. As discussed previously, management seeks to manage the relationship between interest-sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

         Various information shown elsewhere in this prospectus is used by the Company to understand how well the Banks are positioned to react to changing interest rates and inflationary trends. In particular, the summary of net interest income, the maturity distributions, the composition of the loan and security portfolios and the data on the interest sensitivity of loans and deposits should be considered.

RECENT ACCOUNTING PRONOUNCEMENTS

         We have adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income, as defined therein, and its components in financial statements issued for the fiscal years beginning after December 15, 1997. Statement No. 130 requires the inclusion in comprehensive income of the change in certain previously recognized components of shareholders's equity. In compliance with Statement No. 130, we have included, as an additional financial statement, Consolidated Statements of Comprehensive Income for the years ended December 31, 1998, 1997 and 1996. For us, this required the inclusion of unrealized gains (losses) on investment and available for sale securities, net of taxes, arising during the respective periods. For the year ended December 31, 1998, the change in unrealized gains on securities represented an increase in net income, as reported, by $90,542, or 7.5%, net of tax. For the year ended December 31, 1997, the change in unrealized gains on securities represented an increase in net income, as reported, of $42,744, or 4.2%, net of tax. For the year ended December 31, 1996, the change in unrealized gains on securities represented a decrease in net income, as reported, of $75,130, or 14.5%, net of tax.

         In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards governing how public business enterprises report information about operating segments in annual financial statements, and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. This Statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. This Statement requires the reporting of financial and descriptive information about an enterprise's reportable operating segments. This Statement is effective for financial statements for periods beginning after December 15, 1997. All of our offices offer similar products and services, are located in the same geographic region and serve the same customer segments of the market. As a result, management considers all units as one operating segment and, therefore, feels that the basic financial statements and related footnotes provide details related to segment reporting.

         Effective for years ending after December 15, 1998, SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits was issued by FASB which standardizes the disclosure requirements for pensions and other post-retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain other disclosures previously required. Management does not believe that the adoption of SFAS No. 132 will have a material impact on our consolidated financial statements.

         In June 1998, the Financial Accounting Standards Board also Issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative is to be determined based upon the intended use of the derivative. For certain hedge designations (cash flow and foreign currency exposure) the derivative's gain or loss is reported as a component of other comprehensive income. Other designations require the gain or loss to be recognized in earnings in the period of change. This Statement is effective for financial statements for periods beginning after June 15, 1999. Management does not believe that the adoption of SFAS No. 133 will have a material impact on the Company's consolidated financial statements.


                                  OUR BUSINESS

OUR HISTORY AND DEVELOPMENT

         We are a bank holding company engaged in providing a full range of banking services through our two commercial bank subsidiaries: Gilmer County Bank and Appalachian Community Bank. The Company was incorporated as a business corporation in May 1996 under the laws of the State of Georgia for the purpose of acquiring 100% of the issued and outstanding shares of common stock of Gilmer County Bank. In July 1996, the Company received approval from the Federal Reserve Bank of Atlanta and the Georgia Commission to become a bank holding company. In August 1996, we acquired 100% of the outstanding shares of Gilmer County Bank, and the shareholders of Gilmer County Bank became the shareholders of the Company.

         On November 30, 1998, we completed an acquisition of First National Bank of Union County, which we subsequently renamed Appalachian Community Bank, from Century South Banks, Inc. First National was a nationally-chartered bank organized in 1981 with its main banking office located in Blairsville, Georgia. We acquired First National in a cash transaction for a purchase price of $6.1 million. Century South also assumed some of the existing liabilities and assets of First National. We funded a portion of the purchase price with the proceeds of a private placement of 132,500 shares of our common stock to three accredited investors. The aggregate gross proceeds of the private placement were $2.65 million. Purchasers of common stock in the private placement are entitled to registration rights under specific circumstances and are subject to call rights of the Company. We intend to exercise these call rights with a portion of the proceeds of this offering. We funded the remainder of the purchase price through a $3.6 million loan with The Bankers Bank, which we intend to repay with a portion of the proceeds of this offering.

         As of the date of this prospectus, the assets of the Company consisted primarily of its ownership of the capital stock of the Banks.

OUR BUSINESS

         We are authorized to engage in any activity permitted by law to a corporation, subject to applicable federal and state regulatory restrictions on the activities of bank holding companies. Our holding company structure provides us with greater flexibility than our Banks would otherwise have to expand and diversify their business activities through newly formed subsidiaries, or through acquisitions. While our management has no present plans to engage in any other business activities, management may, from time to time, study the feasibility of establishing or acquiring subsidiaries to engage in other business activities to the extent permitted by law.

GILMER COUNTY BANK

         Gilmer County Bank was organized in 1994 under the laws of the State of Georgia to conduct a commercial banking business in Gilmer County, Georgia, with its deposits insured by the FDIC. Gilmer County Bank was formed to meet the banking needs of individuals, small- to medium-sized businesses, and farmers, especially those engaged in apple and poultry production.

         Gilmer County Bank was organized by a group of individuals from Gilmer County and the surrounding area and commenced business from its main office location at 829 Industrial Boulevard, Ellijay, Georgia on March 3, 1995. Gilmer County Bank operated in a development stage prior to that time.

         Gilmer County Bank has received approval to open a branch in East Ellijay, Georgia and has leased unimproved land where we intend to build this branch. The date for construction has not been set. Gilmer County Bank currently intends to file an application with the Georgia Commission to establish a data processing subsidiary. The fixed asset investment necessary to establish these operations, if approval is granted, is currently estimated at $900,000.

         Gilmer County Bank has a correspondent relationship with several banks, including The Bankers Bank, Federal Home Loan Bank and SouthTrust Bank.

APPALACHIAN COMMUNITY BANK

         First National was organized in 1981 as an insured national bank chartered under the federal banking laws of the United States of America. During 1999, we converted First National into a state chartered bank under the laws of the State of Georgia and changed its name to Appalachian Community Bank. Appalachian's deposits are insured by the FDIC.

         Appalachian conducts business from its main banking office located in Blairsville, Georgia. Appalachian has filed an application with the Georgia Commission to open a branch in Blue Ridge, Georgia. No assurance can be given that approval will be received. Appalachian has a correspondent relationship with several banks, including The Bankers Bank, Federal Home Loan Bank and SouthTrust Bank.

BANKING SERVICES AND OPERATIONS

         The Banks operate as community banks performing banking services customary for full service banks of similar size and character. These services include:

         - the furnishing of personal and commercial checking accounts and other demand and time deposit accounts; and

         - the extension of personal and commercial loans and lines of credit.

Gilmer County Bank draws most of its customer deposits and conducts most of its lending transactions from and within a primary service area encompassing Gilmer County, southwestern Fannin County, northern Pickens County, western Dawson County and southeastern Murray County, Georgia. Appalachian draws most of its customer deposits and conducts most of its lending transactions from and within a primary service area which includes Union County, Towns County and Fannin County, Georgia.

         The principal business of the Banks is to attract and accept deposits from the public and to make loans and other investments. The principal sources of funds for the Banks' loans and investments are:

         - demand, time, savings, and other deposits, including negotiable order of withdrawal or NOW accounts;

         -        installment payments and prepayments on loans granted;

         - sales to other lenders or institutions of loans or participation in loans;

         - fees paid by other lenders or institutions for servicing loans sold by the Banks to them; and

         -        borrowings.

The principal sources of income for the Banks are interest and fees collected on loans, including fees received for servicing loans sold to other lenders or institutions and, to a lesser extent, interest and dividends collected on other investments. The principal expenses of the Banks are:

         - interest paid on savings and other deposits, including NOW accounts;

         -        interest paid on borrowings by the Banks;

         -        employee compensation;

         -        office expenses; and

         -        other overhead expenses.

EMPLOYEES

         Except for the officers of the Company, who are also officers of the Banks, the Company does not have any employees. At September 30, 1999, Gilmer County Bank had a total of 44 employees, 42 of which were full-time employees, and Appalachian Community Bank had a total of 27 employees, 23 of which were full-time employees. We are not parties to any collective bargaining agreements with employees, and management believes that employee relations generally are good.

LENDING ACTIVITIES

         General. The Banks are authorized to make both secured and unsecured commercial and consumer loans to individuals, partnerships, corporations and other entities. The Banks' lending business consists principally of making secured real estate loans, including residential and commercial construction loans, and primary and secondary mortgage loans for the acquisition or improvement of personal residences. In addition, the Banks make consumer loans to individuals and commercial loans to small and medium-sized businesses and professional concerns. Loans to the poultry industry constituted approximately 16% of the Banks' total loans at September 30, 1999.

         The Banks have engaged in secondary-market mortgage activities, obtaining commitments, through intermediaries, from secondary mortgage purchasers to purchase mortgage loans originated by the Banks. Based on these commitments, the Banks originate mortgage loans on terms corresponding to such commitments and generate fee income to supplement their interest income. No mortgage loans are held by the Banks for resale nor are any loans held for mortgage servicing.

         Real Estate Loans. Loans secured by real estate are the primary component of the Banks' loan portfolio, constituting approximately $110 million, or 68%, of the Banks' total loans at September 30, 1999. These loans consist of commercial real estate loans, construction and development loans and residential real estate loans but exclude home equity loans, which are classified as consumer loans.

         Commercial Loans. The Banks make loans for commercial purposes in various lines of business. At September 30, 1999, the Banks held approximately $28 million, or 18% of the Banks' total loans, in commercial loans, excluding for these purposes commercial loans secured by real estate which are included in the real estate category above.

         Consumer Loans. The Banks make a variety of loans to individuals for personal and household purposes, including secured and unsecured installment and term loans, home equity loans and lines of credit, and revolving lines of credit such as credit cards. At September 30, 1999, the Banks held approximately $14 million in consumer loans, representing 8.7% of the Banks' total loans.

         Loan Approval and Review. The Banks' loan approval policies provide for various levels of officer lending authority. When the aggregate outstanding loans to a single borrower exceeds that individual officer's lending authority, the loan request must be considered and approved by an officer with a higher lending limit or the officers' loan committee. Individual officers' lending limits range from $15,000 to $100,000, depending on seniority and type of loan. The officers' loan committee, which consists of the president, executive vice president and senior lending officer, has a lending limit of $150,000 for secured loans. Loans between $150,000 and $300,000 must be approved by a directors' loan committee, which is made up of the president, the senior lending officer and three outside directors. Loans above $300,000 require approval by the majority of the full Board of Directors.

         Each of the Banks has a continuous loan review procedure involving multiple officers of each of the Banks which is designed to promote early identification of credit quality problems. All loan officers are charged with the responsibility of rating their loans and reviewing those loans on a periodic basis, the frequency of which increases as the quality of the loan decreases. The Banks' have employed an in-house specialist to review all loans in excess of $100,000.

DEPOSITS

         The Banks offer a variety of deposit programs to individuals and to small to medium-sized businesses and other organizations at interest rates generally consistent with local market conditions. The Banks are authorized to accept and pay interest on deposits from individuals, corporations, partnerships and any other type of legal entity, including fiduciaries, such as private trusts. Qualified deposits are insured by the FDIC in an amount up to $100,000.

         The following table sets forth the mix of depository accounts at the Banks as a percentage of total deposits at September 30, 1999.


                                   DEPOSIT MIX

                                                                            September 30, 1999
Non-interest bearing demand..............................................           5.8%
Interest-bearing demand..................................................          25.4%
Savings..................................................................          16.3%
Time Deposits............................................................          33.8%
Certificates of Deposit of $100,000 or more..............................          18.7%
                                                                                   -----
   Total.................................................................         100.0%

         Both of the Banks are members of the Cirrus ATM network of automated teller machines, which permits the Banks' customers to perform certain transactions in numerous cities in Georgia and throughout the country. Gilmer County Bank's charter provides that Gilmer County Bank has trust powers but only upon application to the Georgia Commission. To date, Gilmer County Bank has not submitted, and has no plans to submit, an application. Appalachian Community Bank does not have trust powers.

COMPETITION AND MARKET AREA

         The banking business is highly competitive. The Banks compete as financial intermediaries with other commercial banks, thrift institutions, credit unions, and money market mutual funds operating in Ellijay, Gilmer County and Blairsville, Union County, Georgia and elsewhere. Many of the Banks' competitors have significantly greater resources and higher lending limits (by virtue of their greater capitalization). Credit unions and money market mutual funds with which the Banks compete may have competitive advantages as a result of being subject to different, and possibly less stringent, regulatory requirements.

         As of the date of this prospectus, three non-locally owned banks had offices in Gilmer County and two locally owned banks had offices in Blairsville. The Bank of Ellijay, which is owned by Century South Banks, Inc., a bank holding company headquartered in Gainesville, Georgia, operates a main office and one branch office in Gilmer County. Regions Bank, an Alabama bank holding company, operates two offices in Gilmer County. United Community Bank, a branch of Peoples Bank in Fannin County, maintains a branch office in Gilmer County. Bank of Blairsville, a branch of Bank of Hiawassee, operates an office in Blairsville. Union County Bank, headquartered in Blairsville, operates an office in Blairsville. In addition, many local businesses and individuals have deposits outside the primary service areas of Gilmer County Bank and Appalachian Community Bank.

         Recent legislation enacted by the Georgia General Assembly allows banks in Georgia to establish newly formed branch banks in areas in which the Banks serve, which branches, if established, would also compete with the Banks. See "Supervision and Regulation."

MONETARY POLICIES

         Our results of operations are significantly affected by the credit policies of monetary authorities, particularly the Board of Governors of the Federal Reserve System. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. government securities, changes in discount rates on member bank borrowings, and changes in reserve requirements against bank deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve System, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand, or the business and earnings of the Banks.

PROPERTIES

         Our principal executive offices are located in the Gilmer County Bank's main office at 829 Industrial Boulevard, Ellijay, Georgia, between the business districts of Ellijay and East Ellijay. The office building, which contains 9,780 square feet, and the land on which it is located, which is approximately 1.22 acres, are owned by Gilmer County Bank. The building houses offices, operations, storage, and a lobby. The main banking office of Appalachian Community Bank is located at 236 Highway 515, Blairsville, Georgia. This office, which opened in November 1996 and contains approximately 11,900 square feet, and the land on which it is located are owned by Appalachian Community Bank.

         In October 1998, the Company entered into a lease for an 0.88 acre parcel of unimproved land located on First Avenue in East Ellijay, Gilmer County, Georgia. The lease commenced on January 1, 1999 and has a 30-year term. The lease payments are $2,500 per annum initially, and increase at a rate of 2% per annum starting in the fourth year of the lease. The Company plans to use the land to build a branch office of Gilmer County Bank, although no date has been set for construction.

         Management believes that our physical facilities are suitable for our current operations.

LEGAL PROCEEDINGS

         We are not aware of any material pending legal proceedings to which the Company or the Banks are a party or to which any of their property is subject, other than ordinary routine legal proceedings incidental to the business of the Banks.


                           SUPERVISION AND REGULATION

         We are subject to state and federal banking laws and regulations which impose specific requirements or restrictions and provide for general regulatory oversight over virtually all aspects of operations. These laws and regulations generally are intended to protect depositors, not stockholders or holders of trust preferred securities. This discussion is only a summary of various statutory and regulatory provisions. This summary is qualified by reference to the particular statutory and regulatory provisions. Any change in applicable laws or regulations may have a material effect on our business and prospects. Beginning with the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, numerous additional regulatory requirements have been placed on the banking industry in the past ten years. On November 12, 1999, the President signed into law a financial services modernization act which effectively repealed the anti-affiliation provisions of the 1933 Glass-Steagall Act and the 1956 Bank Holding Company Act. Our operations may be affected by legislative changes and the policies of various regulatory authorities. We are unable to predict the nature or the extent of the effect on our business and earnings that fiscal or monetary policies, economic control or new federal or state legislation may have in the future.

THE COMPANY

         The Company is a bank holding company within the meaning of the federal Bank Holding Company Act of 1956 and is registered with and subject to the regulation of the Federal Reserve. As a bank holding company, the Company is required to file with the Federal Reserve annual reports and other reports and information as may be required under the Bank Holding Company Act. The Federal Reserve may conduct examinations of the Company and the Banks to determine whether we are in compliance with the regulations promulgated under the Bank Holding Company Act.

         The Bank Holding Company Act requires a bank holding company to obtain prior approval of the Federal Reserve:

         - to acquire the ownership or control of more than 5% of any class of voting stock of any bank not already controlled by it;

         - for it or any subsidiary (other than a bank) to acquire all or substantially all of the assets of a bank; and

         -        to merge or consolidate with any other bank holding company.

The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 facilitates branching and permits the establishment of agency relationships across state lines. The Interstate Banking Act also permits bank holding companies to acquire banks in any state without regard to whether the transaction is prohibited under the laws of such state, subject to certain state provisions, including minimum age requirements of banks that are the target of the acquisition. The minimum age of local banks subject to interstate acquisition is limited to a maximum of five years. See "-Regulation and Legislative Changes."

         Bank holding companies generally are also prohibited under the Bank Holding Company Act from engaging in non-banking activities or from acquiring direct or indirect control of any company engaged in non-banking activities. However, the Federal Reserve may permit bank holding companies to engage in certain types of non-banking activities determined by the Federal Reserve to be closely related to banking or managing or controlling banks. Activities determined by the Federal Reserve to fall under this category include:

         -        making or servicing loans and certain leases;

         -        providing certain data processing services;

         -        acting as a fiduciary or investment or financial advisor,

         -        providing discount brokerage services;

         -        underwriting bank eligible securities; and

         -        making investments designed to promote community welfare.

         Federal law imposes certain limitations on extensions of credit and other transactions between banks that are members of the Federal Reserve System and other affiliates (which includes any holding company of which a bank is a subsidiary and any other non-bank subsidiary of that holding company). Banks that are not members of the Federal Reserve System also are subject to these limitations. Further, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

         Under Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to its bank subsidiaries and to commit resources to support these subsidiaries. This support may be required at times when, absent such policy, the bank holding company might not otherwise provide such support. Under these provisions, a bank holding company may be required to loan money to its subsidiary banks in the form of capital notes or other instruments which qualify for capital under regulatory rules. Any loans by the bank holding company to subsidiary banks are likely to be unsecured and subordinate to the bank's depositors and will be senior to the securities offered in this prospectus.

         On November 12, 1999, the President signed into law legislation which breaks down many of the barriers to affiliations among banks and securities firms, insurance companies and other financial service providers. These barriers were established by the 1933 Glass-Steagall Act. This Act prohibited bank holding companies from owning subsidiaries that were engaged principally in the issue, flotation, underwriting, public sale or distribution of securities. The Glass-Steagall Act also prohibited securities firms from engaging in the activities historically engaged in by banks and prohibited certain affiliations between insurance companies, banks and securities firms. The new law will provide financial organizations with the flexibility to structure new affiliations through a holding company structure or a financial subsidiary. As a result of this new law, the number and type of entities competing with us in our markets could increase. It is too early to determine what effect, if any, this new law have on us.

         The Company also is subject to regulation as a bank holding company under the Georgia Financial Institutions Code, which requires registration and filing of periodic information with the Georgia Commission. Registration with the Georgia Commission includes information relating to the financial condition, operations, management and inter-company relationships of the Company and the Banks. The Georgia Commission also may require other information or make examinations as is necessary to keep itself informed as to whether we are in compliance with the provisions of Georgia law and related regulations and orders.

         Under the provisions of the Georgia Financial Institutions Code, it is unlawful without the prior approval of the Georgia Commission:

         - for any bank holding company to acquire ownership or control of more than 5% of the voting shares of a bank;

         - for any bank holding company or a subsidiary thereof (other than a bank) to acquire all or substantially all of the assets of a bank; or

         - for any bank holding company to merge or consolidate with any other bank holding company.

It is also unlawful under Georgia Financial Institutions Code for any bank holding company to acquire direct or indirect ownership or control of more than 75% of the voting shares of any presently operating bank unless the bank has been in existence and continuously operating or incorporated as a bank for a period of five years or more prior to the date of application to the Georgia Commission for approval of such acquisition. In addition, in any acquisition by an existing bank holding company, the initial banking subsidiary of the bank holding company must have been incorporated for not less than two years before the holding company can acquire another bank.

THE BANKS

         Both Banks are incorporated under the laws of the State of Georgia and subject to examination by the Georgia Commission. The Georgia Commission regulates all areas of the Banks' commercial banking operations, including reserves, loans, mergers, consolidations, reorganizations, issuance of securities, payment of dividends, interest rates, establishment of branches, and other aspects of its operations.

         Additionally, each of the Banks is insured and regulated by the FDIC. The major functions of the FDIC with respect to insured banks include:

         - paying off depositors to the extent provided by law if a bank is closed without making adequate provisions to pay the claims of depositors;

         - acting as the receiver of state banks placed in receivership when appointed receiver by state authorities; and

         - preventing the continuance or development of unsound and unsafe banking practices.

In addition, the FDIC is authorized to examine insured banks that are not members of the Federal Reserve System, such as our Banks, to determine their condition for insurance purposes. The FDIC also is authorized to approve mergers, consolidations and assumption of deposit liability transactions between insured banks and non-insured banks or institutions, and to prevent capital or surplus diminution in these transactions where the resulting, continued, or assumed bank is an insured non-member state bank. The FDIC closely examines non-member banks for compliance with federal statutes such as the Community Reinvestment Act of 1977 and the Truth-in-Lending Act.

DIVIDENDS

         The Company is a legal entity separate and distinct from the Banks. The principal source of cash flow for the Company is dividends from the Banks. There are various statutory and regulatory limitations on the payment of dividends by the Banks, as well as by the Company to its shareholders.

         The payment of dividends by the Company and the Banks may be affected or limited by regulatory requirements and policies, such as the maintenance of adequate capital. Presently, the Company is not permitted to pay dividends to its shareholders. If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which could include the payment of dividends depending on the institution's financial condition), such authority may require, after notice and hearing, that the bank cease and desist from such practice. The FDIC issued a policy statement that provides that insured banks generally should only pay dividends out of current operating earnings. The Federal Reserve has issued a policy statement to the same effect for bank holding companies. In addition, all insured depository institutions are subject to the capital-based limitations required by the Federal Deposit Insurance Corporation Improvement Act of 1991. See "-Capital Adequacy."

         Under Georgia law, the Banks must obtain approval of the Georgia Commission before they may pay cash dividends out of retained earnings if:

         - the total classified assets at the most recent examination of such bank exceed 80% of the equity capital;

         - the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits, after taxes but before dividends, for the previous calendar year; or

         - the ratio of equity capital to adjusted assets is less than 6%.

As discussed below, additional capital requirements imposed by the Georgia Commission may limit the Banks' ability to pay dividends to the Company. See "-Capital Adequacy." Under the Georgia guidelines, at September 30, 1999, the Banks were permitted to pay the Company dividends of up to $803,000 without prior regulatory approval, $350,000 of which have been paid to the Company during 1999. We are seeking a waiver of the approval requirements from the Georgia Commission to allow the Banks to pay sufficient dividends to the Company to meet its obligations under the junior subordinated debentures without further approval during the first year following their issuance. While no assurance can be given that the waiver will be granted, based on informal conversations with the Georgia Commission we believe that they will grant our request.

CAPITAL ADEQUACY

         Federal bank regulatory authorities have adopted risk-based capital guidelines for banks and bank holding companies that are designed to:

         - make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies;

         -        account for off-balance sheet exposure; and

         -        minimize disincentives for holding liquid assets.

The resulting capital ratios represent qualifying capital as a percentage of total risk-weighted assets and off-balance sheet items. The guidelines are minimums, and the federal regulators have noted that banks and bank holding companies contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain ratios well in excess of the minimums.

         The Federal Deposit Insurance Corporation Improvement Act of 1991 established a capital-based regulatory plan designed to promote early intervention for troubled banks and requires the FDIC to choose the least expensive resolution of bank failures. The capital-based regulatory framework contains five categories of compliance with regulatory capital requirements, including "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." To qualify as a "well capitalized" institution, a bank must have a Leverage ratio of no less than 5%, a Tier 1 risk-based ratio of no less than 6%, and a total risk-based capital ratio of no less than 10%. The bank must also not be under any order or directive from the appropriate regulatory agency to meet and maintain a specific capital level. The current guidelines require all bank holding companies and federally-regulated banks to maintain a minimum risk-based Total Capital ratio equal to 8%, of which at least 4% must be Tier 1 capital. The degree of regulatory scrutiny of a financial institution will increase, and the permissible activities of the institution will decrease, as it moves downward through the capital categories. Bank holding companies controlling financial institutions can be called upon to boost the institutions' capital and to partially guarantee the institutions' performance under their capital restoration plans. Tier 1 capital includes stockholders' equity, qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, but excludes goodwill and most other intangible assets and excludes the allowance for loan and lease losses. Tier 2 capital includes the excess of any preferred stock not included in Tier 1 capital, mandatory convertible securities, hybrid capital instruments, subordinated debt and intermediate-term preferred stock and general reserves for loan and lease losses up to 1.25% of risk-weighted assets.

         Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business.

         The Federal Reserve also has implemented a Leverage ratio, which is Tier 1 capital as a percentage of average total assets less intangible assets, to be used as a supplement to the risk-based guidelines. The principal objective of the Leverage ratio is to place a constraint on the maximum degree to which a bank holding company may leverage its equity capital base. The Federal Reserve has established a minimum 3% Leverage ratio of Tier 1 capital to total assets for the most highly rated bank holding companies and insured banks. All other bank holding companies and insured banks will be required to maintain a Leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The tangible Tier 1 Leverage ratio is the ratio of a banking organization's Tier 1 capital, less all intangibles, to total assets, less all intangibles. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Capital Resources."

         Georgia Commission Capital Requirements. In addition to the capital standards imposed by federal banking regulators, the Georgia Commission imposed an 8% primary capital ratio as a condition to the approval of Gilmer County Bank's charter. This standard, which exceeds the FDIC capital standards, is calculated as the ratio of total equity to total assets, each as adjusted for unrealized gains and losses on securities and allowance for loan losses. This heightened requirement was imposed during the first three years of Gilmer County Bank's operation, after which time Gilmer County Bank became subject to a 6% primary capital ratio. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Capital Resources."

         FDICIA. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted in large measure to improve the supervision and examination of insured depository institutions in an effort to reduce the number of bank failures and the resulting demands on the deposit insurance system. Among other matters, FDICIA requires that all depository institutions with assets in excess of $150 million prepare and submit to the FDIC and appropriate federal and state banking regulators audited annual financial statements. The FDIC has provided by regulation that these provisions of the FDICIA do not apply to depository institutions with assets of less than $500 million. These institutions must file reports containing a statement by management of its responsibilities and by the depository institution's independent public accountant attesting to the accuracy of management's annual assessment of its financial reporting, internal controls and regulatory compliance. The institution must also establish an audit committee composed of members of the board of directors who are independent of management. An enactment of the FDICIA also has resulted in the promulgation of regulations by regulatory agencies which will tend to restrict to some degree the real estate lending practices of financial institutions.

         Under FDICIA, regulators must take prompt corrective action against depository institutions that do not meet minimum capital requirements. FDICIA and the related regulations establish five capital categories as shown in the following table:

                                                   TOTAL RISK-         TIER I RISK-         TIER I
                CLASSIFICATION                    BASED CAPITAL       BASED CAPITAL        LEVERAGE
                --------------                    -------------       -------------        --------
Well Capitalized(1)                                    10%                  6%                5%
Adequately Capitalized(1)                               8%                  4%                4%(2)
Undercapitalized(3)                                    <8%                 <4%               <4%
Significantly Undercapitalized(3)                      <6%                 <3%               <3%
Critically Undercapitalized(3)                          -                   -                <2%

-----------------
(1)     An institution must meet all three minimums.
(2) 3% for composite 1-rated institutions, subject to appropriate federal banking agency guidelines.
(3) An institution is classified as "undercapitalized" if it is below the specified capital level for any of the three capital measures.

         A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives a less than satisfactory examination rating in any one of four categories. As a depository institution moves downward through the capitalization categories, the degree of regulatory scrutiny will increase and the permitted activities of the institution will decrease. Action may be taken by a depository institution's primary federal regulator against an institution that falls into one of the three "undercapitalized" categories, including the requirement of filing a capital plan with the institution's primary federal regulator, prohibition on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring. Other restrictions may be imposed on the institution either by its primary federal regulator or by the FDIC, including requirements to raise additional capital, sell assets, or sell the institution.

         As of the date of this prospectus, the Company is considered to be "under capitalized" according to most of the regulatory capital requirements. Each of Gilmer County Bank and Appalachian Community Bank is considered to be "adequately capitalized." Because we intend to use a portion of the net proceeds of this offering to make capital contributions to the Banks, we believe that the Company, on a consolidated basis, post offering, could be considered "adequately capitalized" according to one or more of the regulatory capital requirements. We further believe that post offering, each of Gilmer County Bank and Appalachian Community Bank, as separate entities, could be considered "well capitalized" according to one or more of the regulatory capital requirements.

         These capital guidelines may affect us in a variety of ways. Rapid growth, poor loan portfolio performance or poor earnings performance, or a combination of these factors, could change our capital position in a short period of time, making an additional capital infusion necessary. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Capital Resources."

FEDERAL DEPOSIT INSURANCE PREMIUMS AND ASSESSMENTS

         The deposits of the Banks currently are insured to a maximum of $100,000 per depositor, subject to aggregation rules. The FDIC establishes rates for the payment of premiums by federally insured banks and thrifts for deposit insurance. Since 1993, insured depository institutions like the Banks have paid for deposit insurance under a risk-based premium system. Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

OTHER APPLICABLE REGULATIONS

         RCDRIA. The Riegle Community Development and Regulatory Improvement Act of 1994 promotes economic revitalization and community development to "investment areas." It established a Community Development Financial Institutions Fund to achieve these objectives. The fund is authorized to provide financial assistance through a variety of mechanisms, including equity investments, grants, loans, credit union shares and deposits. The amount of assistance any community development financial institution and its subsidiaries and affiliates may receive is generally limited to $5 million. A qualifying institution may receive an additional $3.75 million for the purpose of serving an investment area in another state.

         The act provides certain regulatory relief, requiring each federal agency to streamline and modify its regulations and policies, remove inconsistencies and eliminate outmoded and duplicative requirements. The act directs the federal agencies to coordinate examinations among affiliate banks, coordinate examinations with other federal banking agencies, and work to coordinate with state banking agencies. The federal banking agencies also are directed to work jointly in developing a system for banks and savings associations to file reports and statements electronically and to adopt a single form for filing core information in reports and statements.

         Interstate Banking Act. The federal Interstate Banking Act permits, among other things, bank holding companies to acquire banks in any state. It also permits bank holding companies to establish new branches across state lines if the individual states into which a potential entrant proposes to branch specifically pass legislation to "opt-in."

         Under the Interstate Banking Act, a bank could merge, beginning on June 1, 1997, with a bank in another state if the transaction did not involve a bank in a home state which had enacted a law after the date of enactment of the Interstate Banking Act and before June 1, 1997 that applied equally to all out-of-state banks and expressly prohibited interstate merger transactions. States were also allowed to permit merger transactions before June 1, 1997. Georgia elected to allow merger transactions beginning June 1, 1997. The Interstate Banking Act authorizes interstate mergers involving the acquisition of a branch of a bank without the acquisition of the bank only as state law permits an out-of-state bank to acquire a branch without acquiring the bank. Georgia has not authorized these transactions. State minimum age laws for banks to be acquired will be preserved unless state law provides for a minimum age period of more than five years. After consummation of any interstate merger transaction, a resulting bank may establish or operate additional branches at any location where any bank involved in the transaction could have established or operated a branch under applicable federal or state law.

         The Board of Governors of the Federal Reserve System is authorized to approve the acquisition by a well capitalized and adequately managed bank holding company of a bank that is located in another state without regard to whether the acquisition is prohibited under the laws of any state. Again, state minimum age laws for banks to be acquired will be preserved unless the state law provides for a minimum age period of more than five years. The Federal Reserve may not approve an interstate acquisition which would result in the acquirer's controlling more than 10% of the total amount of deposits of insured depository institutions in the United States with 30% or more of the deposits in the home state of the target bank. A state may waive the 30% limit based on criteria that does not discriminate against out of state institutions. The limitations do not apply to the initial entry into a state by a bank holding company unless the state has a deposit concentration cap that applies on a nondiscriminatory basis to in state or out of state bank holding companies making an initial acquisition. Anti-trust laws are not affected by the Interstate Banking Act.

         The Interstate Banking Act now provides that banks may establish branches across state lines upon approval of the appropriate federal regulator if the state "opts-in" by enacting legislation that expressly permits interstate branching. The establishment of the initial branch in a host state which permits de novo interstate branching is subject to the same requirements which apply to the initial acquisition of a bank in a host state, other than the deposit concentration limits, since the bank would not control any deposits in the host state at the time of entry. Once a new branch has been established, the bank may establish and acquire additional branches at any location in the host state in the same manner as any bank in the host state could have established or acquired additional branches under applicable federal or state law.

         Georgia Interstate Banking Act. In 1994, the Georgia General Assembly adopted the Georgia Interstate Banking Act. The act permits bank holding companies located in any state outside of Georgia to acquire Georgia banks, or to acquire bank holding companies owning Georgia banks. The board of directors of a Georgia bank or bank holding company may adopt a resolution to exempt its bank or bank holding company from acquisition under this act.

         Georgia Intrastate Banking Act. The Georgia General Assembly has also enacted the Georgia Intrastate Banking Act altering the public policy of the State regarding intrastate branch banking. The act allows a bank to establish de novo branch banks on a limited basis beginning July 1, 1996. Between July 1, 1996 and June 30, 1998, any Georgia bank or group of affiliated banks under a single holding company were permitted, subject to certain restrictions, to establish new or additional branch banks in any three counties in the State of Georgia in which the bank or group of banks were not currently operating. Effective July 1, 1998, the restrictions on the number of de novo branch banks which could be established lapsed.

         Community Reinvestment Act. The Community Reinvestment Act ("CRA") requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC or any other appropriate federal agency, shall evaluate the record of each financial institution in meeting the credit needs of its local community, including low and moderate income neighborhoods. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or facility. Failure to adequately meet these criteria could pose additional requirements and limitations on the bank. Gilmer County Bank was examined for CRA compliance in June 1999 and received a CRA rating of "outstanding." Prior to the conversion to a state bank, Appalachian Community Bank was examined for CRA compliance in April 1996 and received a rating of "satisfactory."

         Congress and various federal agencies (including, in addition to the bank regulatory agencies, the Housing and Urban Development Agency, the Federal Trade Commission and the Department of Justice) (collectively the "Federal Agencies") responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions, which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

         From time to time, various bills are introduced in the United States Congress with respect to the regulation of financial institutions. Some of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. We cannot predict whether any of these proposals will be adopted or, if adopted, what effect these would have.

         Our earnings are affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve's monetary policies have had, and are likely to continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order to curb inflation or combat a recession. The monetary policies of the Federal Reserve have major effects upon the levels of bank loans, investments and deposits through its open market operations in United States government securities and through its regulation of the discount rate on borrowings of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.

                                   MANAGEMENT

         The following table and text gives certain information about officers and directors, including their ages and principal employment for the past five years.



NAME                                                                AGE             POSITION WITH THE COMPANY
----                                                                ---             -------------------------
Tracy R. Newton.........................................             43             President, Chief Executive Officer,
                                                                                    Treasurer, Director
Kent W. Sanford.........................................             37             Executive Vice President, Chief
                                                                                    Operating Officer and Director
Alan R. May.............................................             38             Chief Financial Officer
Alan S. Dover...........................................             43             Director
Charles A. Edmondson....................................             51             Director
Roger E. Futch..........................................             54             Director
Joseph C. Hensley.......................................             42             Director, Assistant Secretary
Frank E. Jones..........................................             56             Director, Chairman of the Board
J. Ronald Knight........................................             57             Director
P. Joe Sisson...........................................             64             Director, Secretary
Kenneth D. Warren.......................................             49             Director

         Tracy R. Newton has served as President, Chief Executive Officer and a director of the Company since 1996 and President, Chief Executive Officer and a director of Gilmer County Bank since its inception in 1994. Prior to Mr. Newton's employment with the Bank, he served as executive vice president of the Bank of Ellijay, until he resigned in September 1993 to pursue the formation of the Bank. His responsibilities at the Bank of Ellijay included the development and implementation of bank policy and lending. He has had 22 years experience in community banking, particularly in commercial, agricultural, and consumer lending and in bank operations.

         Kent W. Sanford has served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company and Gilmer County Bank since 1996 and 1994, respectively, and has served as a director of Gilmer County Bank since February 1999. Mr. Sanford also serves as the President, Chief Executive Officer and a director of Appalachian Community Bank, and has served in such capacities since the acquisition of Appalachian Community Bank by the Company in November 1998. Prior to Mr. Sanford's employment with Gilmer County Bank in August 1994, he served for ten years as vice president for the Bank of Ellijay where he supervised all operations areas and acted as a loan officer and branch manager.

         Alan R. May has served as Chief Financial Officer of the Company since June 1999 and as Chief Financial Officer of Gilmer County Bank since March 1998. Prior to Mr. May's employment with Gilmer County Bank in March 1998, he served as a vice president for Cooke & Andrews Investments where he supervised all operations areas of the investment company.

         Alan S. Dover has been a director of the Company since 1996 and a director of Gilmer County Bank since 1994. Mr. Dover is the chief executive officer and owner of A.S. Dover Concrete, Inc., a curbing and excavating business. He also is owner of A.S. Dover Properties, Inc., a commercial real estate development firm, and A.S. Dover Construction Company.

         Charles A. Edmondson has been a director of the Company since 1996, a director of Gilmer County Bank since 1994 and a director of Appalachian Community Bank since March 1999. Mr. Edmondson has been with State Farm Insurance as an agent and agency manager in Ellijay since 1978 and is currently an agent in Blue Ridge, Georgia. He served as agency manager with State Farm from 1983 to 1995.

         Roger E. Futch has been a director of the Company since 1996 and a director of Gilmer County Bank since 1994. Mr. Futch has been employed by the Ellijay Telephone Company since 1968 and currently serves as an operations manager. He also owns a wholesale and retail apple orchard with his wife and son.

         Joseph C. Hensley has served as Assistant Secretary and a director of the Company since 1996 and as Assistant Secretary and a director of Gilmer County Bank since 1994. Mr. Hensley is a senior partner in Hensley, Land & Associates, P.C., a certified public accounting firm in Ellijay.

         Frank E. Jones has been Chairman of the Board of the Company since 1996 and Chairman of the Board of Gilmer County Bank since 1994. Mr. Jones is the minister of the Ellijay Church of Christ, where he has served for 18 years. Mr. Jones also serves on the board of directors of Limestone Valley Resource Conservation District and is a member of the Georgia Policy Council for Children and Families and the Welfare Reform Policy Council for the State of Georgia.

         J. Ronald Knight has been a director of the Company since 1996 and a director of Gilmer County Bank since 1994. Mr. Knight is president and part owner of Twin City Motors, Inc., an automobile dealership in Ellijay. He is also secretary and part owner of Ellijay Mini Storage, Inc.

         P. Joe Sisson has served as Secretary and a director of the Company since 1996 and as Secretary and a director of Gilmer County Bank since 1994. Mr. Sisson is president and chief executive officer of the Sisson Corporation, a real estate development firm, and he serves as president of Blue Ridge Mountain Properties. He also owns interests in Cashes Valley Properties, Sisson, Dupont and Carder, Inc., Sisson Co., Sisson Brothers, Sisson Properties, and Sisson Company Contractors. He is a former advisory director of NationsBank, N.A.

         Kenneth D. Warren has been a director of the Company since 1996 and a director of Gilmer County Bank since 1994. Mr. Warren is the president and part owner of Warren's Auto Sales, Inc., a used car dealership.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table contains information regarding all compensation, including bonuses, stock option awards and other payments, paid or accrued for each of the last three fiscal years for Tracy R. Newton, the Company's President and Chief Executive Officer, and Kent W. Sanford, the Company's Executive Vice President and Chief Operating Officer (these individuals are referred to in this prospectus as the "named executive officers"). No other executive officer of the Company or either Bank was paid $100,000 or more in salary, bonus and directors' fees during the fiscal year ended December 31, 1998.


                           SUMMARY COMPENSATION TABLE

                                                                                                 Long-Term
                                                                                                Compensation
                                                                                                   Awards
                                                        Annual Compensation(1)                  ------------
                                                       -----------------------                   Securities
                                      Fiscal                                  Other Annual       Underlying         All Other
Name and Principal Position            Year       Salary(2)        Bonus      Compensation       Options(#)       Compensation
---------------------------           ------     ----------       --------    ------------      ------------      ------------
Tracy R. Newton..................      1998      $ 97,195         $ 45,851    $ 7,200(3)                  0       $ 24,893(4)

    President, Chief Executive         1997        90,942           34,852      7,200(3)             66,000         18,855(4)
    Officer and Treasurer
                                       1996        78,142           14,887      1,800(3)                  0          8,151(4)

Kent W. Sanford..................      1998        80,331(5)        31,827          0                     0         19,652(6)

    Executive Vice President           1997        77,081(5)        24,494          0                44,000         15,370(6)
    and Chief Operating Officer
                                       1996        64,231(3)        12,096          0                     0          8,029(6)

(1) Information regarding certain perquisites and other personal benefits has been omitted because the aggregate value of such items do not meet the minimum amount required for disclosure under the rules and regulations of the Commission.
(2) Includes deferred contributions made at the individual's election pursuant to the Company's 401(k) Plan.
(3) Directors' fees paid for service on the Board of Directors of the Company and Gilmer County Bank.
(4) Includes (i) contributions by Gilmer County Bank of $3,569 in 1996, $12,321 in 1997 and $17,416 in 1998 under the 401(k) Plan, (ii)
         matching contributions by Gilmer County Bank of $1,822 in 1996, $3,774 in 1997 and $4,441 pursuant to the 401(k) Plan, and (iii) health insurance premiums paid by Gilmer County Bank in each of 1996 and 1997 in the amount of $2,760, and in 1998 in the amount of $3,036.
(5) Includes $3,600 for services as secretary to the Board of Directors of the Company and Gilmer County Bank.
(6) Includes (i) contributions by Gilmer County Bank of $2,917 in 1996, $9,671 in 1997 and $13,359 in 1998 under the 401(k) Plan, (ii) matching contributions by Gilmer County Bank of $2,352 in 1996, $2,939 in 1997 and $3,257 in 1998 pursuant to the 401(k) Plan, and (iii) health insurance premiums paid by Gilmer County Bank in the amount of $2,760 in 1996 and 1997 and $3,036 in 1998.

STOCK OPTION GRANTS AND RELATED INFORMATION

         There were no stock option grants during the fiscal year ended December 31, 1998. The following table contains information concerning unexercised options held by the named executive officers as of the end of the fiscal year. No options were exercised by the named executive officers in 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                     Number of Securities Underlying Unexercised         Value of Unexercised In-the-Money
                                           Options at Fiscal Year-End(#)(1)               Options at Fiscal Year-End(2)

Name                                   Exercisable             Unexercisable             Exercisable          Unexercisable
----                                   -----------             -------------             -----------          -------------
Tracy R. Newton..................        13,200                   52,800                  $ 158,400             $ 633,600
Kent W. Sanford..................         8,800                   35,200                  $ 105,600             $ 422,400


(1) The options vest and become exercisable in five equal annual installments beginning on the first anniversary of the date of grant. Upon the occurrence of certain events resulting in a change of control of the Company or certain major corporate transactions, the options become fully vested and exercisable, subject to certain exceptions and limitations. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(2) The options have an exercise price of $8.00 per share and the fair market value of the common stock at the close of business on December 31, 1998, was $20.00 per share based on the price of the last trade of which management is aware as of such date.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         Pursuant to the terms of the 1997 Employee Stock Incentive Plan, the Board of Directors may provide in any option agreement that outstanding options covered by such agreement will become fully vested and exercisable, subject to specified exceptions and limitations, in the event of a change in control or other corporate transactions. "Change in control" and "corporate transactions" are defined in the plan to include, among other things, the acquisition by another person of more than fifty percent of the total combined voting power of the Company's outstanding common stock; a change in the composition of a majority of the Board of Directors within a specified period of time; a merger or consolidation in which the Company is not the surviving entity; the sale, transfer or other disposition of substantially all of the Company's assets in connection with a liquidation of the Company; and specified other transactions. The option agreements under which Messrs. Newton and Sanford were granted options contain these acceleration provisions. See "Stock Option Grants and Related Information."

DIRECTOR COMPENSATION

         The same individuals who served as directors of the Company also served as directors of Gilmer County Bank during the fiscal year ended December 31, 1998. In 1998, the Chairman of the Company's Board of Directors was paid an aggregate of $17,736, Mr. Newton was paid an aggregate of $7,200, and each of the other members of the Board of Directors was paid an aggregate of $13,736 for their service on the Board. In addition, the Company reimbursed directors for travel and expenses incurred by them in connection with their service on the Board.


                              CERTAIN TRANSACTIONS

         Several of the directors and executive officers of the Company, members of their families and companies or firms with which they are associated, were customers of and had banking transactions with Gilmer County Bank in the ordinary course of business during fiscal years 1998 and 1997, and these transactions are expected to continue in the future. All loans and commitments to loan included in these transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features. None of the loans outstanding to directors or officers of the Company, members of their families or companies or firms with which they are associated were non-performing as of December 31, 1998 or 1997. Total loans outstanding to all directors and executive officers of the Company and the Banks, or affiliates of such persons (including members of the immediate families of such persons or companies in which such persons had a 10% or more beneficial interest), amounted to an aggregate of $5,463,030 at December 31, 1998. The chart below contains a description of the current loans outstanding which have been made by the Company or the Banks to its directors or executive officers, members of their families and companies or firms with which they are associated.

-----------------------------------------------------------------------------------------------------------------------
                                                                   Maximum
                                                                  Principal
                                                                    Amount
Name                         Type of Borrowing                    During 1998    Remaining Balance        Interest Rate
-----------------------------------------------------------------------------------------------------------------------
Alan S. Dover                Letters of Credit and Installment     $  435,309       $  263,451                8.25%
                             Loans
-----------------------------------------------------------------------------------------------------------------------
Charles A Edmundson          Letters of Credit and Term Loans      $  152,790       $  149,680                8.25%
-----------------------------------------------------------------------------------------------------------------------
Roger E. Futch               Letters of Credit                     $  320,549       $  281,001                8.25%
-----------------------------------------------------------------------------------------------------------------------
Joseph C. Hensley            Letters of Credit, Term and           $  712,237       $  694,542                8.25%
                             Installment Loans
-----------------------------------------------------------------------------------------------------------------------
Frank E. Jones               Installment Loans                     $   20,172       $   16,739                8.25%
-----------------------------------------------------------------------------------------------------------------------
J. Ronald Knight             Letters of Credit and Installment     $  893,325       $  762,052                8.25%
                             Loans
-----------------------------------------------------------------------------------------------------------------------
Kent W. Sanford              Installment and Term Loans            $   64,619       $   61,315                8.25%(1)
-----------------------------------------------------------------------------------------------------------------------
P. Joe Sisson                Letters of Credit, Term and           $3,741,949       $3,047,703                8.25%
                             Installment Loans
-----------------------------------------------------------------------------------------------------------------------
Kenneth D. Warren            Term and Installment Loans            $  404,631       $  311,918                8.25%
-----------------------------------------------------------------------------------------------------------------------

(1) Included in the maximum principal amount for the loans to Mr. Sanford is a term loan for the principal amount of $20,000 which bears interest at a rate of 7.75%. The remaining principal balance of the loans to Mr. Sanford bears interest at the rate of 8.25%.

         The Company employs the accounting firm of Hensley, Land & Associates, P.C. to provide accounting and internal auditing services to the Company and the Banks. Mr. Hensley, a director and officer of the Company and Gilmer County Bank, is a senior partner in the accounting firm. The Company believes that the services obtained from the accounting firm are on terms as favorable to the Company as could have been obtained from unaffiliated parties.

         On March 29, 1999, we sold a 1,250 square foot brick building near Gilmer County Bank's existing facility to J. Ronald Knight, a director of the Company, and his partner for $150,000. We had purchased the building in May 1998 for $150,000 in an effort to alleviate drive-in traffic problems experienced at Gilmer County Bank. After we purchased the property, the adjacent road was widened leaving the property unusable for our intended purpose. Mr. Knight and his partner own the only other property adjacent to the building and purchased the property to use with their existing business.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership, as of November 15, 1999, of shares of Common Stock by (a) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Company's Common Stock, (b) each of the Company's directors, (c) the Company's named executive officers, as defined herein, and
(d) all directors and executive officers of the Company as a group, and the percentage of the outstanding


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



shares of Common Stock represented thereby. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.


                                                                                AMOUNT AND NATURE
                                                                                 OF BENEFICIAL
NAME OF BENEFICIAL OWNER                                                         OWNERSHIP(1)(2)       PERCENT OF CLASS(1)
------------------------                                                        -----------------      --------------------
Appalachian Bancshares, Inc. Section 401(k) Profit Sharing Plan............         77,924(3)                 5.8%
Alan S. Dover..............................................................         31,250                    2.3%
Charles A. Edmondson.......................................................         41,250                    3.1%
Roger E. Futch.............................................................         35,750(4)                 2.7%
Joseph C. Hensley..........................................................        113,724(3)                 8.5%
Frank E. Jones.............................................................         21,250                    1.6%
J. Ronald Knight...........................................................         51,630(5)                 3.9%
Alan R. May................................................................          3,550                      *
Tracy R. Newton............................................................        125,660(3)                 9.2%
Kent W. Sanford............................................................        114,670(3)(6)              8.5%
P. Joe Sisson..............................................................         37,000(7)                 2.8%
Kenneth D. Warren..........................................................         52,750                    3.9%
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (11 PERSONS)...............        472,636                   33.4%

---------
*  Less than 1%

(1) The information contained in this table with respect to Common Stock ownership reflects "beneficial ownership" as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(2) With respect to the 5% or greater beneficial owner and each of the individual directors and named executive officers listed in the table and the aggregate number of shares held by the directors and executive officers as a group, the number of shares indicated includes shares of Common Stock that the individual has the right to acquire on or before January 14, 2000 (60 days from November 15, 1999), through the exercise of options granted under the Directors' Non-Qualified Stock Option Plan or the Employee Stock Incentive Plan approved by the Company's shareholders at the 1997 Annual Meeting of Shareholders. See "Stock Option Grants and Related Information." The number of shares underlying options that may be exercised as of November 15, 1999 is as follows:
         (i) Mr. Newton - 26,400 shares; (ii) Mr. Sanford - 17,600 shares; (iii) Mr. Hensley - 8,800 shares; (iv) each of the Company's directors (with the exception of Messrs. Newton, Hensley and Sanford) - 4,400 shares; and (v) all directors and executive officers as a group (eleven persons) - 83,600 shares.
(3) The address of the Appalachian Bancshares, Inc. Section 401(k) Profit Sharing Plan (the "401(k) Plan") is Box G, 829 Industrial Boulevard, Ellijay, Georgia 30540. Pursuant to the Georgia Bankers' Association Master Section 401(k) Profit Sharing Plan, which governs the 401(k) Plan, shares of Common Stock owned by the 401(k) Plan are voted by the Company as Company Stock Trustee in accordance with the directions of the 401(k) Plan's administrative committee. Accordingly, the power to vote or direct the vote of shares owned by the 401(k) Plan resides with the administrative committee, which consists of Messrs. Hensley, Newton and Sanford. The Company Stock Trustee has sole power to dispose of the shares owned by the 401(k) Plan. As a result Messrs. Hensley, Newton and Sanford may be considered beneficial owners of these securities. The shares held by the 401(k) Plan are thus included in the ownership of each member of the administrative committee.
(4) Includes 3,700 shares held by Mr. Futch's spouse, as to which Mr. Futch disclaims beneficial ownership, and 1,000 shares held by Mr. Futch and his spouse as custodians for this minor child granddaughter, as to which Mr. Futch disclaims beneficial ownership.
(5) Includes 2,830 shares held by Mr. Knight's spouse, as to which Mr. Knight disclaims beneficial ownership.
(6) Includes 2,420 shares held by Mr. Sanford's spouse, as to which Mr. Sanford disclaims beneficial ownership, and 72 shares held by Mr. Sanford as custodian for his minor children.
(7) Includes 4,325 shares held by Mr. Sisson's spouse as to which Mr. Sisson disclaims beneficial ownership.



                              APAB CAPITAL TRUST I

         The Trust is a statutory business trust formed pursuant to the Delaware Business Trust Act under a declaration of trust executed by us, as sponsor for the Trust, and the trustees, and a certificate of trust filed with the Delaware Secretary of State. The trust agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The trust agreement will be qualified under the Trust Indenture Act of 1939.

         Upon issuance of the common and preferred securities, the Company will own all of the issued and outstanding common securities and purchasers in this offering will own all of the issued and outstanding preferred securities. The Company will acquire common securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all of the issued and outstanding common securities (together with the preferred securities, the "trust securities"). The Trust exists for the purposes of:

         -        issuing the preferred securities to the public for cash;

         - issuing its common securities to the Company in exchange for our capitalization of the Trust;

         -        investing the proceeds in an equivalent amount of the
                  Company's   % junior subordinated debentures; and

         - engaging in other activities that are necessary, convenient or incidental to those listed above.

         The rights of the holders of the trust securities are as set forth in the trust agreement, the Delaware Business Trust Act and the Trust Indenture Act. The trust agreement does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in
the   % junior subordinated debentures. Other than with respect to the trust securities, we have agreed to pay for all debts and obligations and all costs and expenses of the Trust, including the fees and expenses of the trustees and any income taxes, duties and other governmental charges, and all costs and expenses related to these charges, to which the Trust may become subject, except for United States withholding taxes that are properly withheld.

         Pursuant to the trust agreement, there will initially be three trustees of the Trust. Two of the trustees will be persons who are employees or officers of or who are affiliated with us (the "administrative trustees"). One of the trustees will be Wilmington Trust Company, a Delaware banking corporation that is unaffiliated with us, maintains its principal place of business in the State of Delaware, and will serve as institutional trustee under the Trust Agreement and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "property trustee"). For the purpose of compliance with the provisions of the Trust Indenture Act, Wilmington will also act as guarantee trustee under the guarantee agreement. As holder of all of the common securities, the Company will have the right to appoint, remove or replace any trustee unless an event of default under the indenture shall have occurred and be continuing, in which case only the holders of the preferred securities may remove the property trustee. The Trust has a term of approximately 30 years but may terminate earlier as provided in the trust agreement.

         The property trustee will hold the   % junior subordinated debentures
for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of these debentures. In addition, the property trustee will maintain exclusive control of a segregated noninterest-bearing "property account" to hold all payments made in respect of the debentures for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the property account. The guarantee trustee will hold the guarantee for the benefit of the holders of the capital securities. We will pay all fees and expenses related to the Trust and the offering of the common and preferred securities, including the fees and expenses of the trustees.


                       DESCRIPTION OF PREFERRED SECURITIES

         The following is a summary of all of the material terms and provisions of the preferred securities. This summary is not complete and is subject to, and qualified in its entirety by reference to the agreement among Appalachian Bancshares, Inc., as depositor, Wilmington Trust Company, as property trustee, and administrative trustees of the Trust, and the Trust Indenture Act. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part.

DISTRIBUTIONS

         The preferred securities represent preferred undivided beneficial interests in the assets of the Trust. The Trust will pay preferential cumulative
cash distributions on the preferred securities at the annual rate of    % of the
stated liquidation amount of $10. The Trust will pay the dividends quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, to the holders of the preferred securities on the relevant record dates. The record date will be the 15th day of the month in which the relevant distribution payment date occurs. Distributions will accumulate from the date of the initial issuance of the preferred securities and are cumulative. The first distribution payment date for the preferred securities will be March 31, 2000. The Trust will compute the amount of distributions payable for any period on the basis of a 360-day year of twelve thirty-day months. If distributions on the preferred securities are payable on a date that is not a business day, the Trust will pay such distributions on the next day that is a business day. The Trust will not pay any additional distributions or other payment as a result of the delay. If, however, that business day is in the next calendar year, the trust will make such payment on the immediately preceding business day. That payment will have the same force and effect as if it were made on the date the payment was originally payable (each date on which distributions are payable in accordance with the foregoing, a "distribution date"). A "business day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in the cities of New York or Atlanta are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the property trustee or the trustee under the indenture between us and Wilmington Trust Company, as trustee, is closed for business.

         If we are not in default, we may, under the indenture, defer the payment of interest on the junior subordinated debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "extension period"). No extension period may extend beyond the stated maturity date of the junior subordinated debentures. As a result of any deferral of interest, the Trust will defer quarterly distributions on the preferred securities during the extension period. Distributions to which holders of the preferred securities are entitled will
accumulate additional distributions at the rate per annum of    %, compounded
quarterly from the relevant payment date for such distributions. The term "distributions" as used in this prospectus includes any such additional distributions.

         The terms of the indenture limit our ability to make certain payments during any extension period. During an extension period, we may not make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem, any debt securities that rank equal in priority with or junior in right of payment to the junior subordinated debentures. We also may not make any guarantee payments under any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equal in priority with or junior in right of payment to the junior subordinated debentures other than payments pursuant to the preferred securities guarantee agreement. Finally, we may not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock other than:

                  - the reclassification of any class of our capital stock into another class of capital stock;

                  - dividends or distributions payable in shares of our common stock;

                  - any declaration of a stock dividend in connection with the implementation of a shareholders' rights plan, or the issuance of shares under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto;

                  -        payments under the guarantee; and

                  - purchases of shares of common stock related to the issuance of shares of common stock or rights under any of our benefit plans for our directors, officers or employees.

         Additionally, during any extension period, we may not redeem, purchase or acquire less than all the outstanding junior subordinated debentures or any of the preferred securities.

         During any extension period, interest would continue to accrue and holders of the preferred securities would be required to accrue interest income for United States federal income tax purposes, even though such holders would not receive current cash distributions with which to pay tax, if any, arising with respect to such accrued interest income. See "Federal Income Tax Consequences - Interest Income and Original Issue Discount."

         Before the termination of any extension period, we may further defer the payment of interest on the junior subordinated debentures if no extension period together with all previous and further extensions exceeds 20 consecutive quarters or extends beyond the stated maturity date of the junior subordinated debentures. Upon the termination of any such extension period and the payment of all accrued and unpaid interest (together with interest thereon at the rate of
   %, compounded quarterly, to the extent permitted by law), we may begin a new extension period. There is no limitation on the number of times that we may begin an extension period. See "Description of the Junior Subordinated Debentures - Right to Defer Interest Payment Obligation" and "Federal Income Tax Consequences - Interest Income and Original Issue Discount."

         The Trust will invest the proceeds from the issuance and sale of its common securities and the preferred securities in the junior subordinated debentures. The revenue available for distribution to holders of the trust's preferred securities will be limited to payments under the junior subordinated debentures. See "Description of the Junior Subordinated Debentures." If we do not make interest payments on the junior subordinated debentures, the property trustee will not have funds available to pay distributions on the preferred securities. We will guarantee the payment of distributions on a limited basis as described in this prospectus under "Description of the Guarantee."

         We have no current intention of deferring payments of interest on the junior subordinated debentures.

SUBORDINATION OF THE TRUST'S COMMON SECURITIES

         The Trust will pay distributions on, and the redemption price of, its common securities and preferred securities, as applicable, pro rata based on their liquidation amount. However, in general, if we are in default under the indenture on any distribution date or redemption date, the Trust will not make any distribution on, or pay the redemption price of, any of its common securities, or make any other payment on account of the redemption, liquidation or other acquisition of its common securities. In the event of such a default, the Trust may make such payments only under limited circumstances. In the case of payment of distributions, the Trust must make payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or prior to the relevant date. In the case of payment of the redemption price, the Trust must pay the full amount of the redemption price on all of the outstanding preferred securities then called for redemption. In addition, the property trustee must first apply all available funds to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.

         If an event of default occurs under the trust agreement as a result of an event of default under the indenture, we, as holder of the Trust's common securities, will be deemed to have waived any right to act with respect to any such event of default under the trust agreement until the effect of all such defaults with respect to the preferred securities are cured, waived or otherwise eliminated. Until all such events of default under the trust agreement are cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the preferred securities and not on behalf of us as holder of the Trust's common securities, and only the holders of the preferred securities will be able to direct the property trustee to act on their behalf.

REDEMPTION

         The preferred securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated debentures at their stated maturity date or earlier redemption as provided in the indenture. The property trustee will apply the proceeds from the repayment or redemption to redeem preferred securities and common securities with a liquidation value equal to the principal amount of the junior subordinated debentures so redeemed. The property trustee will give not less than 30 nor more than 60 days' notice before the date fixed for repayment or redemption. The property trustee will redeem the preferred securities at a redemption price equal to the aggregate liquidation amount of the preferred securities plus accumulated and unpaid distributions thereon (the "redemption price") to the date of redemption (the "redemption date"). For a description of the stated maturity and redemption provisions of the junior subordinated debentures see "Description of the Junior Subordinated Debentures - General" and "- Redemption or Exchange."

         We may redeem the junior subordinated debentures before maturity on or
after     , 2005, in whole at any time, or in part from time to time. As a result, we can cause a mandatory redemption of an equivalent liquidation value of the preferred securities. In addition, at any time that a tax event, an investment company event or a capital treatment event occurs and continues, we may redeem the junior subordinated debentures in whole but not in part. As a result, under those circumstances, we can cause a mandatory redemption of the
preferred securities in whole but not in part prior to     , 2005. Any
redemption before the stated maturity date of the junior subordinated debentures will be subject to prior regulatory approval, if then required, under applicable capital guidelines or regulatory policies. See "Description of the Junior Subordinated Debentures - Redemption or Exchange."

REDEMPTION PROCEDURES

         The Trust will redeem preferred securities at the redemption price by using proceeds from the contemporaneous redemption of a liquidation value equal to the principal amount of the junior subordinated debentures. The Trust will redeem the preferred securities and pay the redemption price on each redemption date only to the extent that the Trust has funds on hand available for the payment of the redemption price.

         If the Trust gives a notice of redemption relating to the preferred securities, then, by 10:00 a.m., New York City time, on the redemption date, the property trustee will deposit irrevocably with Depository Trust Company (the "DTC") funds sufficient to pay the applicable redemption price. The property trustee will also give DTC irrevocable instructions and authority to pay the redemption price to holders when the holders surrender their certificates evidencing the preferred securities. Despite any redemption, the Trust will make distributions payable on or before the redemption date for the preferred securities being redeemed to recordholders of the preferred securities on the relevant record dates. If the Trust has given a notice of redemption and deposited funds, then, upon the date of such deposit, all rights of the holders of preferred securities being redeemed will terminate, except for their right to receive the redemption price without interest. In addition, upon the date of such deposit, such preferred securities will cease to be outstanding.

         If any date fixed for redemption of the preferred securities is not a business day, the Trust will pay the redemption price on the next day which is a business day. The Trust will not pay any interest or other payment as a result of such delay. If that business day falls in the next calendar year, the Trust will make the payment on the immediately preceding business day. If either we or the Trust improperly withholds or refuses to pay the redemption price on the preferred securities being redeemed, under the guarantee, the distributions on the preferred securities will continue to accrue. These distributions will accrue at the then applicable rate, from the redemption date originally established by the Trust for such preferred securities to the date such redemption price is actually paid. See "Description of the Guarantee." Under such circumstances, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

         Subject to applicable law, we or our subsidiaries may at any time and from time to time purchase outstanding preferred securities by private agreement, tender offer or in the open market.

         Payment of the redemption price on the preferred securities and any distribution of the junior subordinated debentures to holders of the preferred securities will be made to the recordholders as they appear on the register for the preferred securities on the relevant record date. The relevant record date will be one business day before the relevant redemption date. However, in the event the preferred securities do not remain in book entry form, the relevant record date will be the date at least 15 days before the redemption date or liquidation date, as applicable.

         If the Trust redeems less than all of its common securities and preferred securities on a redemption date, then the aggregate liquidation amount of the trust's common securities and preferred securities to be redeemed will be allocated pro rata to its common securities and preferred securities based upon the relative liquidation amounts of such classes. The property trustee will select, on a pro rata basis in accordance with the trust agreement, the particular preferred securities to be redeemed within 60 days of the redemption date, or, if the preferred securities are then held in the form of a global preferred security, in accordance with DTC's customary procedures. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of the preferred securities will relate, in the case of the preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of the preferred securities which has been or is to be redeemed.

         The trustee will mail notice of any redemption at least 30 but not more than 60 days before the redemption date to each holder of the preferred securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the junior subordinated debentures, interest will cease to accrue on and after the redemption date, on the junior subordinated debentures or portions of those debentures called for redemption.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES TO HOLDERS

         We may at any time dissolve the Trust. After satisfaction of the liabilities of creditors of the Trust as provided by law, we may cause junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in exchange for those securities upon liquidation of the Trust.

         After the liquidation date for any distribution of the junior subordinated debentures for preferred securities, those preferred securities will no longer be deemed to be outstanding. DTC or its nominee, as the registered holder of preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon the distribution with respect to preferred securities held by DTC or its nominee. Any certificates representing the preferred securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having a principal amount equal to the stated liquidation amount of the preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such series of the preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

         Under United States federal income tax law and interpretations, a distribution of the junior subordinated debentures should not be a taxable event to holders of the preferred securities. However, if there is a change in law, a change in legal interpretation, a tax event or other circumstances, the distribution could be a taxable event to holders of the preferred securities.

         See "Federal Income Tax Consequences - Distribution of the Junior Subordinated Debentures to Holders of the Preferred Securities."

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         Pursuant to the trust agreement, the Trust will automatically dissolve at the end of its term. The Trust will also dissolve if any of the following events occurs:

                  - the entry of an order for the dissolution of the Trust by a court of competent jurisdiction;

                  - certain events of bankruptcy, dissolution or liquidation of the Company, subject in certain instances to certain such events remaining in effect for a period of 90 consecutive days;

                  - the distribution of the junior subordinated debentures to the holders of its preferred securities, if we, as depositor, have given written direction to the property trustee to dissolve the trust (which direction is optional and wholly within our discretion, as depositor); and

                  - redemption of all of the preferred securities as described under "- Redemption."

         If an early dissolution occurs as described in one of the first three clauses listed above, the trustees will liquidate the Trust as quickly as possible by first satisfying the liabilities to creditors of the Trust, if any, as provided by law, and then by distributing to the holders of the preferred securities an equivalent liquidation value of the junior subordinated debentures. If the administrative trustees determine this distribution is not practical, after satisfaction of liabilities to creditors of the Trust, if any, as provided by law, holders of the preferred securities will receive out of the assets of the Trust available for distribution to holders, an amount equal to the liquidation amount plus accrued and unpaid distributions to the date of payment (such amount being the "liquidation distribution"). If the liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay the liquidation distribution in full, then the Trust will pay the amounts due on a pro rata basis. In no event shall the property trustee be liable for any deficit in a liquidation distribution. We, as the holder of the Trust's common securities, will receive distributions upon any such liquidation pro rata with the holders of the preferred securities. However, if we are in default under the indenture, the preferred securities will have a priority over the Trust's common securities with respect to any such distributions.

EVENTS OF DEFAULT; NOTICE

         Any one of the following events constitutes an "event of default" under the trust agreement with respect to the preferred securities and the Trust's common securities issued under the trust agreement. Each event constitutes an event of default regardless of the reason for the event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

         - the occurrence of an event of default under the indenture (see "Description of the Junior Subordinated Debentures - Debenture Events of Default");

         - default in the payment of any distribution when it becomes due and payable, and the continuation of the default for a period of 30 days;

         - default in the payment of any redemption price when it becomes due and payable;

         - default in the performance, or breach, in any material respect, of any covenant or warranty of any trustee under the trust agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the clauses listed above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the trust agreement; or

         - the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by us to appoint a successor property trustee within 60 days of such event of bankruptcy or insolvency.

         Within 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will send notice of the event of default to the holders of the preferred securities, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate stating whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

         If an event of default under the indenture has occurred and is continuing, the preferred securities will have a preference over the Trust's common securities as described above. See "- Subordination of the Trust's Common Securities." The holders of the preferred securities cannot accelerate the payment of the preferred securities due to an event of default. If the event of default is due to an event of default under the indenture, a holder of preferred securities may institute a legal proceeding directly against us.

REMOVAL OF THE TRUST TRUSTEES

         Unless an event of default under the indenture has occurred and is continuing, the holder of the Trust's common securities may remove any trustee under the trust agreement at any time. If an event of default under the indenture has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee at such time. The holders of the preferred securities will not have the right to vote to appoint, remove or replace the administrative trustees. No resignation or removal of any trustee under the trust agreement and no appointment of a successor trustee will be effective until the successor trustee accepts its appointment in accordance with the provisions of the trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

         Unless an event of default has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act, if applicable, or of any jurisdiction where part of the property and assets of the trust are located, we, as the holder of the Trust's common securities, may appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of that trust property, or to act as separate trustee of any of that property. The co-trustee or separate trustee will have the powers described in the instrument of appointment. We may vest in the person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If an event of default under the indenture has occurred and is continuing, the property trustee alone may make the appointment.

MERGER OR CONSOLIDATION OF THE PROPERTY TRUSTEE

         Provided such entity shall be otherwise qualified and eligible, the successor of the property trustee under the trust agreement will be:

         - Any entity into which the trustee that is not a natural person may be merged or converted;

         -        Any entity with which the trustee may be consolidated;

         - Any entity resulting from any merger, conversion or consolidation to which the trustee will be a party; or

         - Any entity succeeding to all or substantially all the corporate trust business of the trustee.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate, be replaced by, convey, transfer or lease its properties and assets substantially as an entirety to any entity or other person, except as described below or as otherwise described in the trust agreement. The Trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the preferred securities or the property trustee, merge with or into, consolidate, amalgamate, be replaced by, convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if certain conditions are met.

These conditions are:

         - the successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities (the "successor securities") so long as the successor securities rank the same as the preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;


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         -        we expressly appoint a trustee of the successor entity
                  possessing the same powers and duties as the property trustee as the holder of the junior subordinated debentures;

         - the successor securities are registered or listed, or any successor securities will be registered or listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then registered or listed, if any;

         - such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

         - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

         - the successor entity has a purpose substantially identical to that of the trust;

         - before the transaction, we receive an opinion from independent counsel experienced in such matters to the effect that (a) the transaction does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect
                  (b) following the transaction, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, and (c) following the transaction, the Trust will continue to be treated as a grantor Trust for United States federal income tax purposes; and

         - we or any permitted successor or assignee owns all of the common securities or its equivalent of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

         Even if these conditions are met, if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes, the Trust will not enter into such transaction without the consent of holders of 100% in liquidation amount of the preferred securities.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided below and under "Description of the Guarantee - Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the preferred securities will have no voting rights.

         The trust agreement may be amended from time to time by us, the property trustee and the administrative trustees, without the consent of the holders of the preferred securities:

         - with respect to the acceptance of appointment of a successor trustee;

         - to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

         - to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that the preferred securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act.



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         If we, the property trustee and the administrative trustees amend the trust agreement, except with respect to the acceptance of appointment of a successor trustee, the action may not adversely affect in any material respect the interests of any holder of the preferred securities. Any amendments of the trust agreement described above will become effective when notice of the amendment is given to the holders of the preferred securities.

         The trust agreement may be amended by the trustees and the Company with:

         - the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding preferred securities; and

         - receipt by the trust trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trust trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

         Some of the provisions in the trust agreement may not be amended without the consent of each affected holder of the preferred securities. Consent is required to amend the trust agreement to:

         - change the amount or timing of any distribution on the preferred securities or otherwise adversely affect the amount of any distribution required to be made in respect of the preferred securities as of a specified date; and

         - restrict the right of a holder of the preferred securities to institute suit for the enforcement of any such payment on or after such date.

         If the junior subordinated debentures are held by the property trustee, the trustees will not take any of the following actions without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities:

         - direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or executing any trust or power conferred on the property trustee with respect to the junior subordinated debentures;

         -        waive any past default that is waivable under the indenture;

         - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

         - consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where such consent is required.

         If a consent under the indenture would require the consent of each holder of the junior subordinated debentures affected by the actions described above, the property trustee will not give that consent without the prior consent of each holder of the preferred securities. The trustees will not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify each holder of the preferred securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the approval of the holders of the preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of the preferred securities may be given at a meeting of holders of the preferred securities called for such purpose or by written consent. The property trustee will cause a notice of any meeting at which holders of the preferred securities are entitled to vote to be given to each holder of record of the preferred securities in the manner set forth in the trust agreement.


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         No vote or consent of the holders of the preferred securities will be required for the Trust to redeem and cancel the preferred securities in accordance with the trust agreement.

         Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the trustees or any affiliate of us or the trustees will, for purposes of such vote or consent, be treated as if they were not outstanding.

LIQUIDATION VALUE

         The amount payable on the preferred securities in the event of any liquidation of the Trust is $10 per preferred security plus accumulated and unpaid distributions. This amount may be paid in the form of a distribution in junior subordinated debentures, subject to certain exceptions. See "-Liquidation Distribution Upon Dissolution."

EXPENSES AND TAXES

         In the indenture, we, as borrower, have agreed to pay all debts and other obligations (other than with respect to the preferred securities) and all costs and expenses of the Trust including costs and expenses relating to the organization of the Trust, the fees and expenses of the trustees under the trust agreement and the costs and expenses relating to the operation of the Trust. We have also agreed to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. These obligations of the Company under the indenture are for the benefit of, and will be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "creditor") whether or not that creditor has received notice thereof. Any creditor may enforce our obligations directly against us. We have irrevocably waived any right or remedy to require that a creditor take any action against the Trust or any other person before proceeding against us. We have also agreed in the indenture to execute any additional agreements necessary or desirable to give full effect to the foregoing.

BOOK ENTRY, DELIVERY AND FORM

         The Trust will issue the preferred securities in the form of one or more fully registered global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. Unless and until a global security is exchangeable in whole or in part for the preferred securities in definitive form, the global security may not be transferred except as a whole by:

         -        DTC to a nominee of DTC;

         -        a nominee of DTC to DTC or another nominee of DTC; or

         - DTC or any such nominee to a successor of such depository or a nominee of such successor.

         Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. We expect that, when a global security is issued, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with their respective principal amounts of the preferred securities represented by the global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons held through participants). Beneficial owners will not receive written confirmation from DTC of their purchase. However, we expect the beneficial owner to receive written confirmations from the participants through which the beneficial owner entered into the transaction. Transfers of ownership interests will be accomplished by entries on the books of participants acting on behalf of the beneficial owners.

         So long as DTC, or its nominee, is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to receive


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



physical delivery of the preferred securities in certificated form and will not be considered the owners or holders of the preferred securities under the indenture. Accordingly, to exercise any rights of a holder of preferred securities under the indenture, each person owning a beneficial interest in such a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. We understand that, under DTC's existing practices, if we request any action of holders, or an owner of a beneficial interest in such a global security desires to take any action which a holder is entitled to take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to take such action. In turn, those participants would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to DTC. If less than all of the preferred securities are being redeemed, we understand that it is DTC's existing practice to determine by lot the amount of the interest of each participant to be redeemed.

         The Trust will make distributions on the preferred securities registered in the name of DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner of the global security representing such preferred securities. We nor the trustees, any paying agent or any other of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC will be responsible for the disbursements of distributions to participants. DTC's practice is to credit participants' accounts on a payable date in accordance with their respective holdings shown on DTC's records unless DTC believes that it will not receive payment on the payable date. Standing instructions and customary practices will govern payments by participants to beneficial owners, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." The participants will be responsible for such payments, not DTC, us, the trustees, the paying agent or any other of our agents, subject to any statutory or regulatory requirements as may be in effect from time to time.

         DTC may discontinue providing its services as securities depository with respect to the preferred securities at any time by giving reasonable notice to us or the trustees. If DTC notifies us or the trustees that it is unwilling to continue as depository, or if it is unable to continue or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depository is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the preferred securities in definitive form upon registration of transfer of, or in exchange for, a global security. In addition, the Trust may, at any time and in its sole discretion, determine not to have the preferred securities represented by one or more global securities. Under these and certain other circumstances, we will issue preferred securities in definitive form in exchange for all of the global securities representing such preferred securities.

         DTC has advised us and the Trust of the following information. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities and Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entry changes to accounts of its participants. The use of electronic book entry changes eliminates the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Some of the participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

         The information in this section concerning DTC and book-entry systems has been obtained from sources that we and the Trust believe to be reliable. However, neither we nor the Trust take responsibility for the accuracy of this information.

PAYMENT AND PAYING AGENCY

         DTC will credit payments in respect of the preferred securities to the relevant accounts at DTC on the applicable distribution dates. If the preferred securities are not held by DTC, the paying agent will make such payments by check mailed to the address of the holder entitled to such payments at the address appearing on the securities register for the preferred securities and the Trust's common securities. The initial paying agent will be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees. The paying agent may resign as paying agent upon 30 days'


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written notice to the trust trustees. If the property trustee is no longer the paying agent, the property trustee will appoint a successor to act as paying agent. The successor must be a bank or trust company reasonably acceptable to the administrative trustees.

REGISTRAR AND TRANSFER AGENT

         The property trustee will act as the registrar and the transfer agent for the preferred securities. Registration of transfers of preferred securities will be effected without charge by or on behalf of the Trust, except for the payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Upon any redemption, the Trust will not be required to issue, register the transfer of, or exchange any preferred securities during a period beginning at the opening of business 15 days before the date of mailing of a notice of redemption of any preferred securities called for redemption and ending at the close of business on the day of such mailing. The Trust will also not be required to register the transfer of or exchange any preferred securities selected for redemption, in whole or in part, except the unredeemed portion of any such preferred securities being redeemed in part.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         Other than upon the occurrence and during the continuance of an event of default, the property trustee undertakes to perform only such duties as are specifically set forth in the trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement, or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of preferred securities are entitled under the trust agreement to vote, then the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred securities. The property trustee will have no liability for such action except for its own negligence or willful misconduct.

MISCELLANEOUS

         The administrative trustees are to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the junior subordinated debentures will be treated as indebtedness of the Company for United States federal income tax purposes. We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for such purposes.

         Holders of the preferred securities have no preemptive or similar rights.

         The trust agreement and the preferred securities will be governed by, and construed in accordance with, the laws of the State of Delaware.


                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         We are to issue the junior subordinated debentures under the indenture. The indenture will be qualified as an indenture under the Trust Indenture Act. The following is a summary of all of the material terms and provisions of the junior subordinated debentures and the indenture. The summary is not complete and is subject to, and is qualified in its entirety by reference to, the indenture and the Trust Indenture Act. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus forms a part.



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GENERAL

         At the same time the Trust issues the preferred securities, the Trust will invest the proceeds from its sale, along with the consideration paid by us for the Trust's common securities, in the junior subordinated debentures. The
junior subordinated debentures will bear interest at the annual rate of   %,
payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "interest payment date"), commencing March 31, 2000. We will pay interest to the person in whose name each junior subordinated debenture is registered, subject to certain exceptions, at the close of business on the business day immediately prior to the interest payment date. It is anticipated that, until the liquidation, if any, of the Trust, the property trustee will hold the junior subordinated debentures in Trust for the benefit of the holders of the preferred securities. We will compute the amount of interest payable for any period on the basis of a 360-day year of twelve thirty-day months. If interest on the junior subordinated debentures is payable on a date that is not a business day, we will pay that interest on next day that is a business day. We will not pay any additional interest or other payment as a result of the delay. If that business day is in the next calendar year, we will make that payment on the immediately preceding business day. This payment will have the same force and effect as if it were made on the date the payment was originally payable. Accrued interest that is not paid on the applicable interest payment date will
bear additional interest at the rate per annum of   % thereof, compounded
quarterly from the relevant interest payment date. The term "interest" as used in this section includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date and additional interest, as applicable.

         The junior subordinated debentures have a stated maturity date of , 2030. The junior subordinated debentures will not be subject to any sinking fund.

         The junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all of our indebtedness senior in right of payment to them. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary, including Gilmer Bank and Appalachian Community Bank, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of the junior subordinated debentures should look only to our assets for payments on the junior subordinated debentures. The indenture does not limit our ability to incur or issue other secured or unsecured debt, including indebtedness senior in right of payment to the junior subordinated debentures, whether under the indenture or any existing or other indenture that we may enter into in the future or otherwise.

RIGHT TO DEFER INTEREST PAYMENT OBLIGATION

         If we are not in default under the indenture, we may, under the indenture at any time or from time to time during the term of the junior subordinated debentures, defer the payment of interest on the junior subordinated debentures for a period not exceeding 20 consecutive quarters with respect to each extension period. No extension period may extend beyond the stated maturity date of the junior subordinated debentures. At the end of each extension period, we must pay all interest then accrued and unpaid on the junior subordinated debentures (together with interest on such unpaid interest at the
annual rate of   %, compounded quarterly from the relevant interest payment date, to the extent permitted by applicable law, referred to herein as "compounded interest"). During an extension period, interest would continue to accrue and holders of the junior subordinated debentures would be required to accrue interest income for United States federal income tax purposes even though such holders would not receive current cash distributions with which to pay tax, if any, arising with respect to such accrued interest income. See "Federal Income Tax Consequences - Interest Income and Original Issue Discount."

         During any extension period, we may not taken certain actions. We may not make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equal in priority with or junior in right of payment to the junior subordinated debentures. We may not make any guarantee payments with respect to any guarantee by us of the debt securities of any of such subsidiaries if such guarantee ranks equal in priority with or junior in right of payment to the junior subordinated debentures other than payments pursuant to the guarantee. We may not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock other than:

         - the reclassification of any class of our capital stock into another class of capital stock;



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         -        dividends or distributions in shares of our common stock;

         - any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of shares under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto;

         -        payments under the guarantee; and

         - purchases of common shares related to the issuance of common shares or rights under any of our benefit plans for our directors, officers or employees.

         Additionally, during any extension period, we will not redeem, purchase or acquire less than all the outstanding junior subordinated debentures or any of the preferred securities.

         Before the termination of any extension period, we may further defer the payment of interest on the junior subordinated debentures if no extension period exceeds 20 consecutive quarters or extends beyond the stated maturity date of the junior subordinated debentures. Upon the termination of any such extension period and the payment of all compounded interest, we may begin a new extension period subject to the above requirements. No interest will be due and payable during an extension period, except at the end of such extension period.

         We must give the property trustee, the administrative trustees and the trustee under the indenture notice of our election to begin an extension period at least one business day before the earlier of:

         - the date interest on the junior subordinated debentures would have been payable except for the election to begin such extension period; or

         - the date the administrative trustees are required to give notice of the record date, or the date such distributions are payable, to the Nasdaq Stock exchange or other applicable self-regulatory organization or to holders of the preferred securities as of the record date or the date such distributions are payable, but in any event not less than one business day before such record date.

         The trustee under the indenture will give notice of our election to begin a new extension period to the holders of the preferred securities. There is no limitation on the number of times that we may begin an extension period.

ADDITIONAL INTEREST

         If the Trust or the property trustee is required to pay any additional taxes, duties or other governmental charges as a result of a tax event, we will pay such additional amounts on the junior subordinated debentures as required. The Trust will not reduce the distributions payable by it as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION OR EXCHANGE

         We may redeem the junior subordinated debentures before maturity on or
after        , 2005, in whole at any time or in part from time to time, or at any time in whole (but not in part) within 90 days following the occurrence and continuation of a tax event, an investment company event or a capital treatment event. In each case, the redemption price shall equal the accrued and unpaid interest on the redeemed junior subordinated debentures to the date fixed for redemption, plus 100% of the principal amount of such junior subordinated debentures. Any redemption before the stated maturity date of the junior subordinated debentures will be subject to prior regulatory approval, if then required under applicable capital guidelines or regulatory policies.

         We will mail notice of any redemption at least 30 but not more than 60 days before the redemption date to each holder of the junior subordinated debentures to be redeemed. We will mail notice to such holder's registered address. Unless we default in payment of the redemption price, on and after the redemption date interest ceases to accrue on the junior subordinated debentures or portions thereof called for redemption.


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



         "Additional interest" means the additional amounts necessary so that the amount of distributions then due and payable by the Trust on its outstanding preferred securities and common securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a tax event.

         "Investment company event" means the receipt by the Trust of an opinion of counsel to the effect that, as a result of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act and that the change becomes effective on or after the date of original issuance of the preferred securities.

         "Capital treatment event" means the receipt by the Trust of an opinion of counsel to the effect that as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement, action or decision is announced on or after the date of original issuance of the preferred securities, there is more than an insubstantial risk that the preferred securities would not constitute Tier 1 capital (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to us.

         "Tax event" means the receipt by the Trust of an opinion of counsel to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the preferred securities under the trust agreement, there is more than an insubstantial risk that:

                           - the Trust is, or will be within 90 days of the date of such opinion, subject to United Stated federal income tax with respect to income received or accrued on the junior subordinated debentures;

                           - interest payable by us on the junior subordinated debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

                           - the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Opinion of counsel" means an opinion in writing of independent legal counsel experienced in matters being opined upon, that is delivered to the trust trustees.

AUTHENTICATION

         A junior subordinated debenture will not be valid until authenticated manually by an authorized signatory of the trustee under the indenture, or by an authenticating agent. That signature will be conclusive evidence that the junior subordinated debenture has been duly authenticated and delivered under the indenture and that the holder is entitled to the benefits of the indenture. Each junior subordinated debenture will be dated the date of its authentication by the trustee under the indenture.

REGISTRATION, DENOMINATION AND TRANSFER

         The junior subordinated debentures will initially be registered in the name of the property trustee, on behalf of the Trust. If the junior subordinated debentures are distributed to holders of preferred securities, we anticipate that the depository arrangements for the junior subordinated debentures will be substantially identical to those in effect for the preferred securities.
See "Description of the Preferred Securities - Book Entry, Delivery and Form."


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         Although DTC has agreed to the procedures described above, DTC is under no obligation to perform or continue to perform such procedures. DTC may discontinue such procedures at any time. If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days of receipt of notice from DTC, and in other circumstances, including at our option, we will cause the junior subordinated debentures to be issued in certificated form.

         We will make payments on junior subordinated debentures represented by a global security to Cede & Co., the nominee for DTC, as the registered holder of the junior subordinated debentures, as described under "Description of the Preferred Securities - Book Entry, Delivery and Form." If junior subordinated debentures are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of Wilmington Trust Company, the trustee under the indenture, in Wilmington, Delaware or at the offices of any paying agent or transfer agent appointed by us. However, at our option, payment of any interest may be made:

                           - by check mailed to the address of the person entitled to such payment that appears in the securities register for the junior subordinated debentures; or

                           -        to transfer or exchange any junior
                                    subordinated debentures selected for
                                    redemption, except, in the case of any
                                    junior subordinated debentures being
                                    redeemed in part, any portion thereof not to be redeemed.

         Any monies deposited with the trustee under the indenture or any paying agent, and any monies held by us in trust, for the payment of the principal of (and premium, if any) or interest on any junior subordinated debenture that remains unclaimed for two years after such principal (and premium, if any) or interest has become due and payable will, at our request, be repaid to us. After that repayment, the holder of the junior subordinated debenture will look, as a general unsecured creditor, only to us for payment of principal or interest.

RESTRICTIONS ON CERTAIN PAYMENTS

         We will also covenant, as to the junior subordinated debentures, that we will not take certain actions during any extension period or if we are in default under the indenture or guarantee. We will not make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equal in priority with or junior in right of payment to the junior subordinated debentures. We will not make any guarantee payments with respect to any guarantee by us of the debt securities of any subsidiary of ours if such guarantee ranks equal in priority with or junior in right of payment to the junior subordinated debentures other than payments pursuant to the guarantee. We will not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock other than:

                           - the reclassification of any class of our capital stock into another class of capital stock;

                           - dividends or distributions payable in shares of our common stock;

                           - any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of shares under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto;

                           -        payments under the guarantee; and

                           - purchases of common shares related to the issuance of common shares or rights under any of our benefit plans for our directors, officers or employees.

         Additionally, we will not redeem, purchase or acquire less than all the outstanding junior subordinated debentures or any of the preferred securities if at such time:

                           - there shall have occurred an event of default under the indenture;


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                           -        we shall be in default with respect to its
                                    obligations under the guarantee relating to such preferred securities; or

                           - we shall have given notice of its selection of an extension period as provided in the indenture with respect to the junior subordinated debentures and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

         From time to time we and the trustee under the indenture may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the indenture for specified purposes. These purposes include, among other things, curing ambiguities, defects or inconsistencies, changes that do not materially adversely affect the interest of the holders of the junior subordinated debentures and changes to qualify, or maintain the qualification of, the indenture under the Trust Indenture Act. The indenture contains provisions permitting us and the trustee under the indenture, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debentures affected, to modify the indenture in a manner affecting the rights of the holders of the junior subordinated debentures. However, no such modification may, without the consent of the holder of each outstanding junior subordinated debenture so affected,

                           - extend the stated maturity date of the junior subordinated debentures, reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon; or

                           - reduce the percentage of principal amount of the junior subordinated debentures, the holders of which are required to consent to any such modification of the indenture.

DEBENTURE EVENTS OF DEFAULT

         The indenture provides that any one or more of the following events with respect to the junior subordinated debentures that has occurred and is continuing constitutes a "debenture event of default":

                           -        failure for 30 days to pay interest
                                    (including additional interest or compounded interest, if any) on the junior subordinated debentures when due (subject to the deferral of certain due dates in the case of an extension period);

                           - failure to pay any principal on the junior subordinated debentures when due, whether at stated maturity, upon declaration of acceleration of maturity or otherwise;

                           - failure to observe or perform certain other covenants contained in the indenture for 90 days after written notice to us from the trustee under the indenture or the holders of at least 25% in aggregate outstanding principal amount of the outstanding junior subordinated debentures; or

                           - certain events in bankruptcy, insolvency or reorganization of us, subject in certain instances to any such event remaining in effect for a period of 60 consecutive days.

          The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture. The trustee under the indenture or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration) and all other debenture events of default have been cured and we have deposited with the trustee under the indenture a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration.


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         We are required to file annually with the trustee under the indenture a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE PREFERRED SECURITIES

         If a debenture event of default has occurred and is continuing due to our failure to pay interest or principal on the junior subordinated debentures when payable, a holder of the preferred securities may institute a legal proceeding directly against us. That holder may institute such a proceeding to enforce payment to the holder of the principal of or interest on such junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. We may not amend the indenture to remove the right to bring such a legal proceeding without the prior written consent of the holders of all of the preferred securities. We may under the indenture set-off any payment made to such holder of the preferred securities by us in connection with such a legal proceeding.

         The holders of the preferred securities will not be able to exercise directly any remedies other than those described in the above paragraph available to the holders of the junior subordinated debentures. See "Description of the Preferred Securities - Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The indenture provides that we will not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, and no entity will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless certain conditions prescribed in the indenture are met. In the event we consolidate with or merge into another entity or convey or transfer properties and assets substantially as an entirety to any entity, these conditions include that the successor entity is organized under the laws of the United States or any state or the District of Columbia, and that the successor entity expressly assumes our obligations on the junior subordinated debentures issued under the indenture. In addition, immediately after giving effect to the transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, shall have occurred and be continuing.

         The general provisions of the indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other change in control transaction involving us that may adversely affect holders of the junior subordinated debentures.

SATISFACTION AND DISCHARGE

         The indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the indenture when certain events occur. These events include when all of the junior subordinated debentures not previously delivered to the trustee under the indenture for cancellation

                           -        have become due and payable; or

                           - will become due and payable at their stated maturity date or will be called for redemption within one year, and we deposit or cause to be deposited with the trustee under the indenture funds, in trust.

         The deposited funds are for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the trustee under the indenture for cancellation, for the principal and interest to the date of the deposit or to the stated maturity date or redemption, as the case may be.



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SUBORDINATION

         In the indenture, we have covenanted and agreed that the junior subordinated debentures issued under the indenture will be subordinate and junior in right of payment to all of our senior debt and subordinated debt to the extent provided in the indenture. Upon any payment or distribution of assets to creditors upon the liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of ours, the holders of our indebtedness senior in right of payment to the junior subordinated debentures will first receive payment in full of principal of (and premium, if any) and interest, if any, on such senior indebtedness. The holders of our senior debt will receive such payment before the holders of the junior subordinated debentures, or the property trustee on behalf of the holders, receive or retain any payment in respect of the principal of or interest, if any, on the junior subordinated debentures.

         In the event of the acceleration of the maturity of any of the junior subordinated debentures, the holders of all indebtedness senior in right of payment to them outstanding at the time of such acceleration will receive payment in full of all amounts due (including any amounts due upon acceleration) before the holders of the junior subordinated debentures receive or retain any payment in respect of the principal of or interest, if any, on the junior subordinated debentures.

         No payments on account of principal or interest, if any, in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to indebtedness senior in right of payment to the junior subordinated debentures, or an event of default with respect to any such senior indebtedness resulting in the acceleration of the maturity of the senior indebtedness, and any payments so received may be required to be paid over to the holders of the senior indebtedness.

         The indenture places no limitation on the amount of indebtedness senior in right of payment to the junior subordinated debentures that may be incurred by us. We may from time to time incur indebtedness constituting such senior indebtedness.

         "Debt" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

                           - every obligation of such person for money borrowed;

                           - every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

                           - every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

                           - every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

                           -        every capital lease obligation of such
                                    person;

                           - all indebtedness of such person whether incurred on or before the date of the indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

                           - every obligation of the type referred to in the clauses above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.



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         "Senior debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding), on debt, whether incurred on or before the date of the indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other debt which is equal in priority with, or subordinated to, the junior subordinated debentures. However, senior debt does not include:

                           - any of our debt which when incurred and without respect to any election under
                                    Section 1111(b) of the United States
                                    Bankruptcy Code of 1978, as amended, was without recourse to us;

                           -        any of our debt to any of our subsidiaries;
                                    and

                           -        any debt to any of our employees.

         "Subordinated debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding), on debt, whether incurred on or before the date of the indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other debt of ours (other than the junior subordinated debentures), except that subordinated debt shall not include the junior subordinated debentures.

GOVERNING LAW

         The indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

INFORMATION CONCERNING THE TRUSTEE UNDER THE INDENTURE

         The trustee under the indenture will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the trustee under the indenture is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the junior subordinated debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The trustee under the indenture is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

         Under certain circumstances involving the dissolution of the Trust, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, junior subordinated debentures may be distributed to the holders of the preferred securities in exchange for their preferred securities upon liquidation of the Trust. See "Description of the Preferred Securities - Liquidation of the Trust and Distribution of the Junior Subordinated Debentures to Holders." Any distribution will be subject to receipt of prior regulatory approval if then required. If the junior subordinated debentures are distributed to the holders of preferred securities upon the liquidation of the Trust, we will use our best efforts to list the junior subordinated debentures on the Nasdaq SmallCap Market or such stock exchanges, if any, on which the preferred securities are then listed. We can make no assurance as to the market price of any junior subordinated debentures that may be distributed to the holders of the preferred securities.

PAYMENT AND PAYING AGENTS

         Payment of principal of and any interest on the junior subordinated debentures will be made at the offices of Wilmington Trust Company, trustee under the indenture in the city of Wilmington, Delaware or at the offices of such paying agent or paying agents as we may designate from time to time. However, at our option, payment of any interest may be made



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                           -        by check mailed to the address of the person
                                    entitled to such payment that appears in the securities register for the junior subordinated debentures, or

                           - by wire transfer of immediately available funds upon written request to the trustee under the indenture no later than 15 calendar days before the date on which the interest is payable by a holder of $1 million or more in aggregate principal amount of the junior subordinated debentures.

         Payment of any interest on the junior subordinated debentures will be made to the person in whose name the junior subordinated debenture is registered at the close of business on the regular record date for such interest, except in the case of interest due and payable, but not timely paid. We may at any time designate additional paying agents or rescind the designation of any paying agent.

         Any monies deposited with the trustee under the indenture or any paying agent, or any monies held by us in trust, for the payment of the principal of or interest on the junior subordinated debentures and remaining unclaimed for two years after such principal or interest has become due and payable will be repaid to us upon our written request on May 31 of each year or (if then held in trust by us) will be discharged from such trust. After that repayment, the holders of the junior subordinated debentures will look, as general unsecured creditors, only to us for payment of such principal and interest.

REGISTRAR AND TRANSFER AGENT

         The trustee under the indenture will act as the registrar and the transfer agent for the junior subordinated debentures. Junior subordinated debentures may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the registrar. We may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts if we maintain a transfer agent in the place of payment. We may at any time designate additional transfer agents with respect to the junior subordinated debentures. In the event of any redemption, neither us nor the trustee under the indenture will be required to issue, register the transfer of or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption of junior subordinated debentures (if less than all are to be redeemed) and ending at the close of business on the day of mailing of the relevant notice of redemption. In addition, neither us nor the trustee under the indenture will be required to transfer or exchange any junior subordinated debentures selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.


                            DESCRIPTION OF GUARANTEE

         We will execute and deliver the guarantee at the same time the Trust issues the preferred securities. Wilmington Trust Company will hold the guarantee as the trustee under the guarantee for the benefit of the holders of the preferred securities. The guarantee will be qualified under the Trust Indenture Act. The following is a summary of all of the material provisions of the guarantee. The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantee and the Trust Indenture Act. We have filed the form of the guarantee as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

         To the extent described below, we will irrevocably agree to pay in full, on a subordinated basis, the guarantee payments to the holders of the preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. If not paid by or on behalf of the Trust, the following payments that relate to the preferred securities (the "guarantee payments") will be subject to the guarantee:

                           - any accrued and unpaid distributions required to be paid on the preferred securities, to the extent that the Trust has funds on hand available for such distributions at such time;



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                           -        the redemption price, including unpaid
                                    distributions to the date of redemption, with respect to any preferred securities called for redemption, to the extent that the Trust has funds on hand available to pay such redemption price at such time; or

                           - upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (unless the junior subordinated debentures are distributed to holders of the preferred securities or all preferred securities are redeemed), the lesser of:

                           - the liquidation amount and all accrued and unpaid distributions on the preferred securities, to the extent that the Trust has funds available for such a payment at such time; and

                           - the amount of assets of the trust remaining available for distribution to holders of the preferred securities after satisfaction of liabilities to creditors of the Trust as required by applicable law.

         We may satisfy our obligation to make a guarantee payment by directly paying the required amounts to the holders of the preferred securities or by causing the Trust to pay such amounts to such holders.

         If we do not make interest payments on the junior subordinated debentures held by the Trust, the Trust will not be able to pay distributions on the preferred securities and will not have funds available for such distributions. See "Status of the Guarantee." Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments under the guarantee. The guarantee does not limit our ability to incur or issue other secured or unsecured debt, including indebtedness senior in right of repayment to the junior subordinated debentures, whether under the indenture, any other indenture that we may enter into in the future, or otherwise. We may from time to time incur indebtedness constituting such senior indebtedness.

         We and the Trust believe that, taken together, our obligations under the guarantee, the trust agreement, the junior subordinated debentures, the indenture and the expense agreement, constitute, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of all of the Trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the preferred securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee."

STATUS OF THE GUARANTEE

         The guarantee will constitute an unsecured obligation of us and will rank subordinate and junior in right of payment to all of our indebtedness senior in right of repayment to the junior subordinated debentures.

         The guarantee will constitute a guarantee of payment and not of collection. As a result, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The trustee under the guarantee will hold the guarantee for the benefit of the holders of the preferred securities.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the preferred securities (in which case no vote will be required), the guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities - Voting Rights; Amendment of the Trust


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



Agreement." All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the preferred securities then outstanding.

EVENTS OF DEFAULT

         An event of default under the guarantee will occur upon our failure to perform any of our payments or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the guarantee in respect of such guarantee or to direct the exercise of any trust or power conferred upon the trustee under the guarantee. We will not take certain actions in the event we are in default under the guarantee. See "Description of the Junior Subordinated Debentures - Restrictions on Certain Payments."

         We, as guarantor, are required to file annually with the trustee under the guarantee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION CONCERNING THE TRUSTEE UNDER THE GUARANTEE

         The trustee under the guarantee, other than during an event of default by us in the performance of the guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee. After an event of default under the guarantee, the trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee under the guarantee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the preferred securities unless it is offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The trustee under the guarantee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes repayment or adequate indemnity is not reasonably assured to it.

TERMINATION OF THE GUARANTEE

         The guarantee will terminate and be of no further force and effect upon:

                  - full payment of the redemption price of the preferred securities;

                  - full payment of the amounts payable upon liquidation of the Trust; or

                  - distribution of the junior subordinated debentures to the holders of the preferred securities in exchange for their preferred securities.

         The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the preferred securities must restore payment of any sums paid under the preferred securities or the guarantee.

GOVERNING LAW

         The guarantee will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

THE EXPENSE AGREEMENT

         Pursuant to the expense agreement entered into by us under the trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the trust to pay to the holders of the preferred securities the amounts due such holders pursuant to the terms of the preferred securities. Third party creditors of the Trust may proceed directly against us under the expense agreement, regardless of whether such creditors had notice of the expense agreement.



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             RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR
                 SUBORDINATED DEBENTURES, THE EXPENSE AGREEMENT
                                AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of distributions and other amounts due on the preferred securities (to the extent the Trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as and to the extent set forth under "Description of the Guarantee." Taken together, our obligations under the guarantee, the trust agreement, the junior subordinated debentures, the indenture and the expense agreement, constitute, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of all of the Trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the preferred securities. If and to the extent that we do not make payments on the junior subordinated debentures, the Trust will not pay distributions or other amounts due on its preferred securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions. In such event, the remedy of a holder of the preferred securities is to institute a legal proceeding against us for enforcement of payment of such distributions to such holder. Our obligations under the guarantee are subordinate and junior in right of payment to all indebtedness senior in right of payment to the junior subordinated debentures.

SUFFICIENCY OF PAYMENTS

         If payments of interest and other payments are made when due on the junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the preferred securities. Such payments are sufficient primarily because:

                           - the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and the Trust's common securities;

                           - the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the preferred securities;

                           - we will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of its preferred securities; and

                           - the Trust agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

         Notwithstanding anything to the contrary contained in the indenture, we have the right to set-off any payment we are otherwise required to make under the indenture if, and to the extent, we have made, or are concurrently making, a payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF THE PREFERRED SECURITIES

         A holder of a preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trustee under the guarantee, the trust or any other person or entity.

         A default or event of default under any of our indebtedness senior to the junior subordinated debentures would not constitute a default or event of default under the indenture. However, in the event of payment defaults under, or acceleration of, any such senior indebtedness, the subordination provisions of the indenture provide that no payments may be made in respect of


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the junior subordinated debentures until such senior indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated debentures would constitute an event of default under the indenture.

LIMITED PURPOSE OF THE TRUST

         The preferred securities evidence preferred undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing its preferred securities and common securities and investing the proceeds of such issuance in junior subordinated debentures. A principal difference between the rights of a holder of a preferred security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on junior subordinated debentures held, while a holder of the preferred securities is entitled to receive distributions from the Trust (or from us under the guarantee) if, and to the extent, the Trust has funds available for the payment of such distributions.

RIGHTS UPON DISSOLUTION

         Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the junior subordinated debentures, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, the holders of the preferred securities will receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of the Preferred Securities - Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of us, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of ours. As a result, the property trustee would be subordinated in right of payment to all of our indebtedness senior in right of payment to the junior subordinated debentures as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of its preferred securities), the positions of a holder of such preferred securities and a holder of the junior subordinated debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following discussion constitutes the opinion of Paul, Hastings, Janofsky & Walker LLP, special tax counsel to us and the Trust, of the material United States federal income tax consequences of the purchase, ownership and disposition of the preferred securities. This discussion addresses only the tax consequences to a person that acquires preferred securities on their original issue at the stated offering price. It does not address the tax consequences to persons that may be subject to special treatment under United States federal income tax law, such as banks, financial institutions, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, employee benefit plans, tax-exempt organizations, dealers in securities or currencies, persons that will hold preferred securities as part of a position in a "straddle" or as part of a "synthetic security," "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, persons whose functional currency is not the United States dollar, or persons that do not hold preferred securities as capital assets. This discussion also does not address tax consequences to shareholders, partners or beneficiaries of a holder of the preferred securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the preferred securities.

         This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the preferred securities. The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of the preferred securities may differ from the treatment described below. An opinion of counsel is not binding on the Internal Revenue Service ("IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no


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assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed herein will not be challenged by the IRS or, if challenged, that a challenge would not be successful.

         As used herein, a "U.S. person" is:

         -        a citizen or resident of the United States;

         - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;

         - an estate the income of which is subject to United States federal income taxation regardless of its source;

         - a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust;

         - a certain type of trust in existence on August 20, 1996, which was treated as a U.S. person under the Code in effect immediately prior to such date and which has made a valid election to be treated as a U.S. person under the Code; and

         - any person otherwise subject to U.S. federal income tax on a net income basis in respect of its worldwide taxable income.

         A "U.S. Holder" is a beneficial owner of the preferred securities who is a U.S. person. A "Non-U.S. Holder is a beneficial owner of the preferred securities who is not a U.S. Holder.

         Prospective investors are advised to consult with their own tax advisors in light of their own particular circumstances as to the United States federal tax consequences of the purchase, ownership and disposition of the preferred securities, as well as the effect of any state, local or foreign tax laws.

UNITED STATES FEDERAL INCOME TAXATION OF U.S. HOLDERS

Classification of the Trust and the Junior Subordinated Debentures. The Company, the Trust and the holders of the trust preferred securities (by acceptance of a beneficial interest in a trust preferred security) agree to treat the junior subordinated debentures as our indebtedness for all United States federal income tax purposes. Based in part upon factual assumptions and upon factual representations made by us, which representations Paul, Hastings has relied upon and assumed to be true, correct and complete, for United States federal income tax purposes under current law, the trust will not be classified as an association taxable as a corporation, and the junior subordinated debentures will be classified as indebtedness. As a result, each beneficial owner of preferred securities (a "securityholder") will be required to include in its gross income its pro rata share of the interest (or accrued original issue discount) in addition to any interest and other income (if any) with respect to the junior subordinated debentures. See "- Interest Income and Original Issue Discount." No amount included in income with respect to the preferred securities will be eligible for the dividends-received deduction. If our representations are inaccurate, this opinion could be adversely affected.

Interest Income and Original Issue Discount. Under applicable Treasury regulations, currently Section 1.1275-2(h) (the "regulations"), if the terms and conditions of a debt instrument make the likelihood that stated interest will not be timely paid a "remote" contingency, such contingency will be ignored in determining whether the debt instrument is issued with original issue discount ("OID"). We believe that the likelihood of exercising our option to defer payments of interest on the junior subordinated debentures is remote, because exercising that option would (a) prevent us from making distributions on our common stock, which would adversely affect its directors who are major shareholders and who rely upon such distributions to pay their income taxes on our taxable income attributable to them, and (b) adversely impact our ability to raise additional capital or obtain additional borrowings from unaffiliated third parties. Based on the foregoing, we intend to take the position that the junior subordinated debentures were not issued with OID. Accordingly, a securityholder purchasing the preferred securities at


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the stated price should be required to include in gross income only such securityholder's pro rata share of stated interest on the junior subordinated debentures in accordance with such securityholder's method of tax accounting.

         Under the regulations, if we were to exercise our option to defer payments of interest after treating the junior subordinated debentures as issued without OID, or if the likelihood of us exercising our option to defer payments of interest on the junior subordinated debentures is determined not to be remote by the Internal Revenue Service, the junior subordinated debentures would be treated as re-issued with OID at that time. In addition, all stated interest (and de minimis OID, if any) on the junior subordinated debentures would thereafter be treated as OID if the junior subordinated debentures remained outstanding. In such event, all of a securityholder's interest income with respect to the junior subordinated debentures would be accounted for as OID on an economic accrual basis regardless of such securityholder's method of tax accounting, and actual distributions of stated interest related thereto would not be includable in gross income. Consequently, a securityholder would be required to include OID in gross income even though we would not make and the securityholder would not receive any actual cash payments during an extension period.

         The regulations have not yet been addressed in any rulings or other published interpretations by the IRS. In the event that we do not make a deferral election, and based upon our representations, the IRS should treat the deferral election as a remote contingency. However, it is possible the IRS could take the position that the likelihood of deferral was not a remote contingency within the meaning of the regulations.

         A securityholder that disposed of preferred securities before the record date for the payment of distributions following an extension period would include OID in gross income but would not receive any cash related thereto from the trust. Any amount of OID included in a securityholder's gross income (whether or not during an extension period) would increase such securityholder's tax basis in its preferred securities, and the amount of distributions not includable in gross income would reduce such securityholder's tax basis in its preferred securities.

Distribution of the Junior Subordinated Debentures to Holders of the Preferred Securities. Under current United States federal income tax law and provided that the Trust is not subsequently treated as an association taxable as a corporation, a distribution by the Trust of the junior subordinated debentures as described under the caption "Description of the Preferred Securities Liquidation of the Trust and Distribution of the Junior Subordinated Debentures to Holders" will be nontaxable to the securityholders. Such distribution will also result in a securityholder receiving its pro rata share of the junior subordinated debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such securityholder had in its preferred securities before such distribution. A securityholder will account for interest in respect of the junior subordinated debentures received from the Trust in the manner described above under " Interest Income and Original Issue Discount," including any accrual of OID (if any) attributed to the junior subordinated debentures upon the distribution.

Sales or Redemption of the Preferred Securities. Gain or loss will be recognized by a securityholder on the sale of preferred securities (including a redemption for cash or other consideration) in an amount equal to the difference between the amount realized on the sale (or redemption) and the securityholder's adjusted tax basis in the preferred securities sold or so redeemed. Gain or loss recognized by a securityholder on preferred securities held for more than one year will generally be taxable as long-term capital gain or loss. Preferred securities constituting a capital asset which are acquired by an individual and held for more than one year are accorded a maximum United States federal capital gains tax rate of 20% (or a rate of 10%, if the individual taxpayer is in the 15% tax bracket). Effective in 2001, the 20% rate drops to 18% (and the 10% rate drops to 8%) for capital assets acquired after the year 2000 and held more than five years. However, the requirement that the capital asset be acquired after the year 2000 does not apply to the 8% rate.

         If we were to exercise our option to defer payments of interest on the junior subordinated debentures, or if the likelihood of us exercising our option to defer payments of interest on the junior subordinated debentures was determined not to be remote by the IRS, the preferred securities might trade at a price that did not fully reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. A securityholder that disposed of its preferred securities between record dates for payments of distributions (and consequently did not receive a distribution from the Trust for the period before such disposition) would nevertheless be required to include in income as ordinary income accrued but unpaid interest on the junior subordinated debentures through the date of disposition. In addition, such securityholder would be required to add


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such amount to its adjusted tax basis in its disposed of preferred securities.
Such securityholder would recognize a capital loss on the disposition of its preferred securities to the extent the selling price (which might not fully reflect the value of accrued but unpaid interest) was less than the securityholder's adjusted tax basis in the preferred securities (which would include accrued but unpaid interest). In the case of individual taxpayers, capital losses can be applied to offset capital gains plus up to $3,000 ($1,500 for married individuals filing separate returns) of ordinary income for United States federal income tax purposes.

UNITED STATES FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

         Payments by the Trust or any of its paying agents to any securityholder who or which is a non-U.S. holder will not be subject to United States federal withholding tax pursuant to the "portfolio interest exception" provided that the following three conditions are met. First, the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our common stock entitled to vote. Second, the non-U.S. holder is not a controlled foreign corporation that is related to us through share ownership. Third, neither the non-U.S. holder certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address on U.S. Treasury Form W-8 (or suitable substitution form) or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") certifies to the Trust or its agent, under penalties of perjury that such Form W-8 (or suitable substitution form) has been received from the non-U.S. holder by it or by a financial institution holding such security for the non-U.S. holder and furnishes the Trust or its agent with a copy thereof.

         Recently adopted U.S. Treasury regulations (the "withholding tax regulations") that will be effective for January 1, 2001 provide alternative methods for satisfying the certification requirements described in the third condition above. The withholding tax regulations generally require, in the case of preferred securities held by a foreign partnership, that the certificate described in the third condition above be provided by the partners rather than by the foreign partnership and that the partnership provide certain information including a U.S. tax identification number. A look-through rule would apply in the case of tiered partnerships. Prospective investors are urged to consult their tax advisors with respect to the effect of the withholding tax regulations. The Trust will issue a Form 1042 or 1042-S, where appropriate.

         If a non-U.S. holder cannot satisfy the portfolio interest exception described above, distributions on the preferred securities made to such non-U.S. holder will be subject to a 30% withholding tax, unless the beneficial owner of preferred securities provides us or our paying agent, as the case may be, with a properly executed (i) Internal Revenue Service Form 1001 (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of a tax treaty or (ii) Internal Revenue Service Form 4224 (or successor form) stating that a distribution paid on such preferred securities are not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

         If a non-U.S. holder of preferred securities is engaged in a trade or business in the United States and a distribution on such preferred securities is effectively connected with the conduct of such trade or business, such non-U.S. holder, although exempt from U.S. federal withholding tax (provided the non-U.S. holder files the appropriate certification with us or our U.S. agent) will be subject to U.S. federal income tax on such distribution in the same manner as if it were a U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to branch profits tax equal to 30% of its effectively connected earnings and profits (subject to adjustment) for that taxable year unless it qualifies for a lower rate under an applicable income tax treaty.

         Any capital gain realized upon the sale or other disposition of a preferred security by a person other than a U.S. holder generally will not be subject to U.S. federal income tax provided (i) such gain is not effectively connected with the conduct by such holder of a trade or business in the United States, (ii) in the case of gains derived by an individual, such individual is not present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met and (iii) the non-U.S. holder is not subject to tax pursuant to the provisions of U.S. federal income tax law applicable to certain expatriates.



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PROPOSED TAX LAW CHANGES

         Legislation has been introduced in the United States Congress in the past that, if enacted, would have denied an interest deduction to issuers of instruments such as the junior subordinated debentures that were issued after the date such legislation was proposed. No such legislation is currently pending. We and our tax counsel cannot assure you, however, that similar legislation will not ultimately be enacted into law, possibly with retroactive effect, or that there will not be other developments that would adversely affect the tax treatment of the junior subordinated debentures and could result in the occurrence of tax event, possibly leading to the redemption of the junior subordinated debentures. See "Description of the Junior Subordinated
Debentures - Redemption or Exchange."

         We and our tax counsel are aware of at least one case, involving Enron Corporation, where the IRS initially sought to disallow the deduction for interest expense on securities that are similar to, although different in a number of respects from, the junior subordinated debentures. Such securities were issued in 1993 and 1994 to partnerships that, in turn, issued "monthly income preferred securities." In a recently filed stipulation in the United States Tax Court, the IRS decided not to challenge Enron's deduction of its interest expense on the securities. Although the IRS has apparently conceded the interest deductibility issue in the Enron case, there can be no assurance that the IRS will not challenge the interest deductions of other taxpayers (such as CB&T) which issue similar types of preferred securities.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Backup withholding and information reporting requirements may apply to certain payments made on, and proceeds from the sale of, preferred securities. We, our agent, a broker, or the paying agent, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment if a U.S. holder fails to furnish his taxpayer identification number, certify that such number is correct, certify that such holder is not subject to backup withholding or otherwise comply with the applicable backup withholding rules. Certain U.S. holders, including all corporations, are not subject to backup withholding and information reporting requirements.

         Non-U.S. holders other than corporations may be subject to backup withholding and information reporting requirements. However, backup withholding and information reporting requirements do not apply to payments of portfolio interest (including OID) made by us or a paying agent to non-U.S. holders if the certification described above under "--United States Federal Income Taxation of non-U.S. holders" is received, provided that the payor does not have actual knowledge that the holder is a U.S. Holder. If any payments of principal and interest are made to the beneficial owner of preferred securities by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign "broker" (as defined in the applicable Treasury Regulations) pays the proceeds of the sale or other disposition of preferred securities, backup withholding and information reporting requirements will not apply. Information reporting requirements (but not backup withholding) will apply, however, to a payment by a foreign office of a broker that is a U.S. person or is a foreign person that derives 50% of more of its gross income for certain period from the conduct of a trade or business in the United States, or that is a "controlled foreign corporation" (generally, a foreign corporation controlled by certain U.S. shareholders) with respect to the United States unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain other conditions are met or the holder otherwise establishes an exemption. Payment by a U.S. office of a broker is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies under penalties of perjury that it is a non-U.S. holder or otherwise establishes an exemption.

         In October 1997, Treasury regulations were issued which alter the foregoing rules in certain respects and which generally will apply to any payments in respect of preferred securities or proceeds from the sale of preferred securities that are made after December 31, 2000. Among other things, such regulations expand the number of foreign intermediaries that are potentially subject to information reporting and address certain documentary evidence requirements relating to exemption from the backup withholding requirements. Holders of preferred securities should consult their tax advisers concerning the possible application of such regulations to any payments made on or with respect to the preferred securities.

         Any amounts withheld under the backup withholding rules from a payment to a holder of the preferred securities will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.


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


         We must report annually to the IRS and to each non-U.S. holder any income that is subject to withholding, or that is exempt from U.S. federal withholding tax pursuant to a tax treaty, or income that is exempt from U.S. federal withholding tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

                              ERISA CONSIDERATIONS

         The purchase of the preferred securities by an employee benefit plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the prohibited transaction provisions of Section 4975(e)(1) of the Internal Revenue Code may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless the preferred securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any preferred securities should consult with its counsel. These restrictions need to be considered with respect to employee benefit plans for which we, any of our affiliates, or the property trustee are a service provider (or otherwise is a party in interest or a disqualified person). We, certain of our affiliates and the property trustee may each be considered a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code with respect to many employee benefit plans that are subject to ERISA and/or certain employee benefit-related provisions of the Internal Revenue Code.





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                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement, the Trust has agreed to sell to the underwriter, Wachovia Securities, Inc., and the underwriter has agreed to purchase, 1,000,000 preferred securities. The underwriting commission will equal 4% of the public offering price. The underwriter is required to purchase and pay for the preferred securities offered by this prospectus other than those covered by the over-allotment option described below.

         The underwriter proposes to offer the preferred securities in part directly to the public at the public offering price, as set forth on the cover page of this prospectus, and in part to certain securities dealers at such price less a concession of $ per preferred security. The underwriter may allow, and such dealers may reallow, a concession not in excess of $ per preferred security to certain brokers and dealers. After the preferred securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the underwriter.

         We have granted to the underwriter an option exercisable not later than 30 days after the date of this prospectus, to purchase up to an additional 150,000 preferred securities at the public offering price plus accrued distributions, if any. To the extent that the underwriter exercises this option, we will be obligated, pursuant to the option, to sell those preferred securities to the underwriter. The underwriter may exercise this option only to cover over-allotments made in connection with the sale of the preferred securities offered by this prospectus. If purchased, the underwriter will offer the additional preferred securities on the same terms as the other preferred securities are being offered.

         During a period beginning on the date of the pricing and ending __ days from the date of original issuance of the preferred securities, neither the Trust nor we will, without the prior written consent of the underwriter, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any preferred securities, any security convertible into or exchangeable into or exercisable for preferred securities or the junior subordinated debentures or any debentures substantially similar to the junior subordinated debentures or any equity securities substantially similar to the preferred securities, except for the junior subordinated debentures and the preferred securities offered hereby.

         Application will be made to list the preferred securities on the Nasdaq SmallCap Market. The underwriter has advised the Trust that the underwriter intends to make a market in the preferred securities prior to the commencement of trading on the Nasdaq SmallCap Market. The underwriter will have no obligation to make a market in the preferred securities, however, and may terminate market making activities, if commenced, at any time. Prior to this offering, there has been no public market for the preferred securities.

         In view of the fact that the proceeds of the sale of the preferred securities will be used to purchase the junior subordinated debentures, the underwriting agreement provides that we will agree to pay as compensation to the underwriter for the underwriter's arranging the investment therein of such proceeds, an amount in immediately available funds of $0.40 per preferred security (or $400,000 ($460,000 if the over-allotment option is exercised in full) in the aggregate) for the account of the underwriter. We have also agreed to pay the underwriter an additional fee of $25,000 upon the successful completion of this offering.

         The Company expects to incur expenses of approximately $ __ in connection with this offering.

         Until the distribution of the preferred securities is completed, rules of the SEC may limit the ability of the underwriter and certain selling group members to bid for and purchase the preferred securities. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize, maintain or otherwise affect the price of the preferred securities.

         If the underwriter creates a short position in the preferred securities in connection with the offering, i.e., if it sells a greater aggregate number of preferred securities than is set forth on the cover page of this prospectus, the underwriter may reduce the short position by purchasing preferred securities in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

         The underwriter may also impose a penalty bid on certain selling group members. This means that if the underwriter purchases preferred securities in the open market to reduce the selling group members' short position or to stabilize the price of the preferred securities, it may reclaim the amount of the selling concession from the selling group members who sold those preferred securities as part of the offering.

         In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither we, the Trust nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the preferred securities. In addition, neither we, the Trust nor the underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         We, and the Trust, have agreed to indemnify the underwriter against liabilities, including liabilities under the Securities Act of 1933, as currently in effect, or to contribute to payments that the underwriter may be required to make in connection with these liabilities.



                              LEGAL AND TAX MATTERS

         Matters under Delaware law regarding the validity of the preferred securities, the enforceability of the trust agreement and the formation of the Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to us and the Trust. The validity of the guarantee and the junior subordinated debentures and various tax matters will be passed upon by Paul, Hastings, Janofsky & Walker, LLP, counsel to Appalachian Bancshares, Inc. Legal matters in connection with this offering will be passed upon for the underwriters by Smith Helms Mulliss & Moore, LLP, Charlotte, North Carolina. Paul, Hastings, Janofsky & Walker LLP and Smith Helms Mulliss & Moore, LLP will rely as to matters of Delaware law on the opinion of Richards, Layton & Finger, P.A.

                                     EXPERTS

         The consolidated financial statements of Appalachian Bancshares, Inc. at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Schauer, Taylor, Cox & Vise, P.C., independent auditors, and are included in reliance upon such reports given upon the authority of this firm as experts in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         The Company and the Trusts have filed with the Securities and Exchange Commission a registration statement on form SB-2 that relates to the preferred securities, the junior subordinated debentures and the guarantee. This prospectus is only part of the registration statement. It does not contain all of the information in the registration statement. The rules and regulations of the Securities and Exchange Commission permit us to omit certain portions of the registration statement from the prospectus. For more information regarding the Company, the Trust, the preferred securities, the junior subordinated debentures and the guarantee, you should refer to the registration statement, including the exhibits.

         This prospectus contains a description of all the material terms and features of all material contracts, reports or exhibits to the registration statement required to be disclosed. The descriptions of such documents are brief and are not necessarily complete. As a result, we urge you to refer to the copy of each material contract, report and exhibit attached to the registration statement for a more complete description of such document. Each statement in this prospectus is qualified in its entirety by reference to the complete document. You can examine and obtain copies of the registration statement at the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operations of the Public Reference Section by calling the Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet worldwide website that contains registration statements and other information about issuers like us who file electronically with the securities and exchange commission. The address of this site is http://www.sec.gov. We also file periodic reports on Forms 10-KSB and 10-QSB, current reports on Form 8-K and our proxy materials with the Securities and Exchange Commission pursuant to the requirements of the Securities and Exchange Act of 1934. These reports may be obtained from the Securities and Exchange Commission in the manner described above.

         No separate financial statements of the Trust have been included herein. We do not believe that such financial statements would be material to holders of preferred securities because:

         -        All of the voting securities of the Trust will be owned by us;
         - The Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in junior subordinated debentures issued by us; and
         - Taken together, our obligations under the guarantee, the trust agreement, the junior subordinated debentures, the indenture and the expense agreement constitute, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of all of the trust obligations under the preferred securities.

         We expect that the Trust will not file separate reports, proxy statements and other information with the Securities and Exchange Commission. However, our annual and other periodic reports provided to our common shareholders will also be provided to holders of preferred securities of the Trust.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provide for the indemnification of officers and directors against liability and expenses that may be incurred by them in the event of an action against them as a result of their service for us or on our behalf. The Company's bylaws contain specific provisions with regard to indemnification of our directors and officers, in compliance with the general provisions of this statute. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act. We will be governed by the final adjudication of such issue.

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                              Page(s)

Independent Auditors' Report .............................................................     F-2

Independent Accountants' Compilation Report ..............................................     F-3

Consolidated Statements of Financial Condition as of September 30, 1999
(unaudited) and December 31, 1998 and 1997 ...............................................     F-4

Consolidated Statements of Income for the nine months ended September 30, 1999
and 1998 (unaudited) and the years ended December 31, 1998, 1997 and 1996 ................     F-6

Consolidated Statements of Shareholders' Equity for the years ended December 31,
1998, 1997 and 1996 ......................................................................     F-8

Consolidated Statements of Cash Flows for the nine months ended September 30,
1999 and 1998 (unaudited) ................................................................     F-9

Consolidated Statements of Cash Flows for the years ended December 31,
1998, 1997 and 1996 ......................................................................    F-10

Consolidated Statement of Comprehensive Income for the nine months ended
September 30, 1999 and 1998 (unaudited) and the years ended December 31, 1998,
1997 and 1996 ............................................................................    F-12

Notes to Consolidated Financial Statements ...............................................    F-13

                       SCHAUER, TAYLOR, COX & VISE, P.C.

                       SCHAUER, TAYLOR, COX & VISE, P.C.
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
                              150 OLDE TOWNE ROAD
                           BIRMINGHAM, ALABAMA 35216


DOUGLAS B. SCHAUER, CPA               TELEPHONE (205) 822-3488           STEVEN W. BROWN, CPA

EDWARD R. TAYLOR, CPA                   WATS (800) 466-3488              M. BRYANT KING, CPA

W. ERNEST COX, CPA                       FAX (205) 822-3541              RAYMOND A. PATTON, CPA

DONALD G. VISE, CPA                                                      RUSSELL D. PAYNE, CPA

                                                                         MICHAEL WHITEHURST, CBA

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders of Appalachian Bancshares, Inc. and Subsidiaries

We have audited the accompanying consolidated statements of financial condition of Appalachian Bancshares, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity, cash flows and comprehensive income for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the consolidated financial position of Appalachian Bancshares, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

Birmingham, Alabama
February 5, 1999

                                        /s/  Schauer, Taylor, Cox & Vise, P.C.
                                        SCHAUER, TAYLOR, COX & VISE, P.C.

American Institute of CPAS                               Alabama Society of CPAS

                       SCHAUER, TAYLOR, COX & VISE, P.C.

                       SCHAUER, TAYLOR, COX & VISE, P.C.
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
                              150 OLDE TOWNE ROAD
                           BIRMINGHAM, ALABAMA 35216


DOUGLAS B. SCHAUER, CPA               TELEPHONE (205) 822-3488           STEVEN W. BROWN, CPA

EDWARD R. TAYLOR, CPA                    WATS (800) 466-3488             M. BRYANT KING, CPA

W. ERNEST COX, CPA                        FAX (205) 822-3541             RAYMOND A. PATTON, CPA

DONALD G. VISE, CPA                                                      RUSSELL D. PAYNE, CPA

                                                                         MICHAEL WHITEHURST, CBA

To the Board of Directors and Shareholders
Appalachian Bancshares, Inc.
Ellijay, Georgia

We have compiled the accompanying consolidated statements of financial condition of Appalachian Bancshares, Inc. and subsidiaries as of September 30, 1999, and the related consolidated statements of income, comprehensive income and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying September 30, 1999, consolidated financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the September 30, 1999, consolidated financial statements, they might influence the user's conclusions about the company's consolidated financial position, results of operations, and cash flows. Accordingly, these September 30, 1999, consolidated financial statements are not designed for those who are not informed about such matters.

The consolidated financial statements for the years ended December 31, 1988 and 1997, were audited by us, and we expressed an unqualified opinion on them in our report dated February 5, 1999, but we have not performed any auditing procedures since that date.


Birmingham, Alabama
October 26, 1999
                                              Schauer, Taylor, Cox & Vise, P.C.

AMERICAN INSTITUTE OF CPAS                             ALABAMA SOCIETY OF CPAS

                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                                                                       SEPTEMBER 30,                  DECEMBER 31,
                                                                       -------------       ---------------------------------
                                                                            1999               1998                 1997
                                                                            ----               ----                 ----
                                                                        (unaudited)
ASSETS
Cash and due from banks .........................................      $   4,976,922       $   5,481,853       $   3,383,533
Interest-bearing deposits with other banks ......................            207,730             407,229                 -0-
Federal funds sold ..............................................          1,493,557          18,392,213           1,828,000

Securities available for sale ...................................         27,814,766          21,940,281          15,544,585
Securities held-to-maturity, estimated fair value of
$5,687,828, $6,457,522 and $4,308,947, respectively .............          5,800,810           6,218,354           4,181,021

Loans, net of unearned income ...................................        159,746,144         129,831,095          84,583,853
Allowance for loan losses .......................................         (1,933,510)         (1,686,395)           (929,590)
                                                                       -------------       -------------       -------------
         Net Loans ..............................................        157,812,634         128,144,700          83,654,263

Premises and equipment, net .....................................          3,774,309           3,940,032           1,653,043
Accrued interest ................................................            637,639           1,319,601             971,550
Cash surrender value on life insurance ..........................          1,617,361             615,438             585,615
Intangible, net .................................................          2,256,822           2,345,055                 -0-
Other assets ....................................................            845,362             940,194             379,180
                                                                       -------------       -------------       -------------
         TOTAL ASSETS ...........................................      $ 207,237,912       $ 189,744,950       $ 112,180,790
                                                                       =============       =============       =============

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
  Deposits:
    Noninterest-bearing .........................................      $  10,473,734       $   9,287,933       $   3,800,911
    Interest-bearing ............................................        169,415,763         154,573,545          91,547,035
                                                                       -------------       -------------       -------------
         TOTAL DEPOSITS .........................................        179,889,497         163,861,478          95,347,946


Securities sold under agreements to repurchase ..................          1,026,030           2,478,344           4,228,129
  Accrued interest ..............................................            876,616             665,883             188,230
  Long-term debt ................................................         13,335,714          11,007,143           5,320,000
  Other liabilities .............................................            239,663             252,408             116,432
         TOTAL LIABILITIES ......................................      $ 195,367,521       $ 178,265,256       $ 105,200,737
                                                                       -------------       -------------       -------------


                See notes to consolidated financial statements.

                                                                       SEPTEMBER 30,                  DECEMBER 31,
                                                                       -------------       ---------------------------------
                                                                            1999                1998                1997
                                                                            ----                ----                ----
                                                                        (unaudited)
SHAREHOLDERS' EQUITY
  Common stock, par value $5 per share, 20,000,000 shares
  authorized, 1,377,224, 1,367,188 and 1,184,574 shares
  issued, respectively ..........................................          6,886,120           6,835,940           5,922,870
  Treasury stock, 44,000 and 30,000 shares at cost ..............           (428,000)           (428,000)           (274,000)
  Capital surplus ...............................................          2,727,388           2,576,849             135,051
  Retained earnings .............................................          3,245,919           2,394,590           1,186,359
  Accumulated comprehensive income: net unrealized holding
  gains on securities available-for-sale, net of deferred
  income tax ....................................................           (561,036)            100,315               9,773
                                                                       -------------       -------------       -------------
    TOTAL SHAREHOLDERS' EQUITY ..................................         11,870,391          11,479,694           6,980,053
                                                                       -------------       -------------       -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ......................      $ 207,237,912       $ 189,744,950       $ 112,180,790
                                                                       =============       =============       =============

                See notes to consolidated financial statements.

                       CONSOLIDATED STATEMENTS OF INCOME

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                                               NINE MONTHS ENDED SEPTEMBER 30,              YEARS ENDED DECEMBER 31,
                                               -------------------------------       ------------------------------------

                                                   1999             1998             1998           1997             1996
                                                   ----             ----             ----           ----             ----
                                                        (unaudited)
INTEREST INCOME
     Interest and fees on loans ............    $ 10,090,189     $ 6,764,262     $  9,614,165     $ 7,652,481     $ 5,205,131
     Interest on investment securities:
         Taxable securities ................       1,017,369         723,380        1,009,595       1,160,497         977,917
         Nontaxable securities .............         398,564         313,838          376,157         170,274          24,228
     Interest on deposits in banks .........          13,285             -0-            1,963             -0-             -0-
     Interest on federal funds sold ........         316,654         151,248          269,112         159,716         104,021
                                                ------------     -----------     ------------     -----------     -----------
         TOTAL INTEREST INCOME .............      11,836,061       7,952,728       11,270,992       9,142,968       6,311,297
                                                ------------     -----------     ------------     -----------     -----------

INTEREST EXPENSE
     Interest on deposits ..................       5,989,106       4,240,734        5,891,798       4,911,266       3,436,060
     Interest on federal funds purchased and
     securities sold under agreements to
     repurchase ............................          94,683         136,928          178,437         201,407         219,500
     Interest on long-term debt ............         571,265         288,134          427,984         149,580           4,667
                                                ------------     -----------     ------------     -----------     -----------
         TOTAL INTEREST EXPENSE ............       6,655,054       4,665,796        6,498,219       5,262,253       3,660,227
                                                ------------     -----------     ------------     -----------     -----------

NET INTEREST INCOME ........................       5,181,007       3,286,932        4,772,773       3,880,715       2,651,070
    Provision for loan losses ..............         640,000         240,000          300,000         480,000         368,000
                                                ------------     -----------     ------------     -----------     -----------

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES ................................       4,541,007       3,046,932        4,472,773       3,400,715       2,283,070

NONINTEREST INCOME
    Service charges on deposits ............         304,227         165,583          238,921         197,333         134,642
    Insurance commissions ..................          47,308          16,822           22,333          20,655          24,355
    Other operating income .................         290,768         178,477          251,717         161,086          85,055
    Investment securities gains (losses) ...           8,056          15,950           15,950             (78)          8,894
                                                ------------     -----------     ------------     -----------     -----------
         TOTAL NONINTEREST INCOME ..........         650,359         376,832          528,921         378,996         252,946
                                                ------------     -----------     ------------     -----------     -----------

                See notes to consolidated financial statements.

                                               NINE MONTHS ENDED SEPTEMBER 30,              YEARS ENDED DECEMBER 31,
                                               -------------------------------       ------------------------------------

                                                   1999             1998             1998           1997             1996
                                                   ----             ----             ----           ----             ----
                                                        (unaudited)
NONINTEREST EXPENSES
    Salaries and employee benefits .........       1,749,649       1,037,601        1,496,743       1,154,456         892,992
    Occupancy expense ......................         241,245         100,719          173,034          97,267          96,165
    Furniture and equipment expense ........         253,443         133,214          252,806         150,358         126,439
    Other operating expenses ...............       1,692,096         913,625        1,298,630         977,277         599,776
                                                ------------     -----------     ------------     -----------     -----------
         TOTAL NONINTEREST EXPENSES ........       3,936,433       2,815,159        3,221,213       2,379,358       1,715,372
                                                ------------     -----------     ------------     -----------     -----------
    Income (Loss) before income taxes ......       1,254,935       1,238,605        1,780,481       1,400,353         820,644
    Income tax (provision) benefit .........        (403,603)       (400,000)        (572,250)       (382,587)       (303,908)
                                                ------------     -----------     ------------     -----------     -----------
NET INCOME (LOSS) ..........................    $    851,335     $   838,605     $  1,208,231     $ 1,017,766     $   516,736
                                                ============     ===========     ============     ===========     ===========

EARNINGS (LOSS) PER COMMON SHARE - BASIC
AND DILUTIVE
    Net income (loss) per common share -
         Basic earnings per share ..........    $        .64     $       .73     $       1.04     $       .88     $       .45
         Basic weighted average shares
         outstanding .......................       1,323,335       1,150,050        1,166,425       1,154,990       1,136,000
         Diluted earnings per share ........    $        .60     $       .70     $        .99     $       .88     $       .45
         Diluted weighted average shares
         outstanding .......................       1,419,025       1,194,275        1,220,976       1,162,206       1,136,000


                See notes to consolidated financial statements.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


                                                                                                      ACCUMULATED
                                       COMMON       TREASURY           CAPITAL         RETAINED      COMPREHENSIVE
                                       STOCK          STOCK            SURPLUS         EARNINGS         INCOME           TOTAL
                                       -----          -----            -------         --------         ------           -----
Balance at January 1, 1996 ....    $  2,840,000    $        -0-     $  2,829,314     $   (348,143)   $     42,159    $  5,363,330
Two-for-one stock split .......       2,840,000                       (2,840,000)              --              --             -0-
                                   ------------    ------------     ------------     ------------    ------------    ------------
Restated beginning balance ....       5,680,000                          (10,686)        (348,143)         42,159       5,363,330


Net Change in Unrealized
Gains (Losses) on Securities ..             -0-             -0-              -0-              -0-         (75,130)        (75,130)
Net Income 1996 ...............             -0-             -0-              -0-          516,736             -0-         516,736
                                   ------------    -------------    ------------     ------------    ------------    ------------

Balance at December 31, 1996 ..       5,680,000             -0-          (10,686)         168,593         (32,971)      5,804,936

Proceeds from sale of common
stock to 401(k) plan ..........         242,870             -0-          145,737              -0-             -0-         388,607
Purchase of Treasury Stock ....             -0-        (274,000)             -0-              -0-             -0-        (274,000)
Net Change in Unrealized
Gaines on Securities ..........             -0-             -0-              -0-              -0-          42,744          42,744
Net Income 1997 ...............             -0-             -0-              -0-        1,017,766             -0-       1,017,766
                                   ------------    ------------     ------------     ------------    ------------    ------------

Balance at December 31, 1997 ..       5,922,870        (274,000)         135,051        1,186,359           9,773       6,980,053

Proceeds from sale of common
stock to 401(k) plan ..........          96,570             -0-          214,058              -0-             -0-         310,628
Purchase of Treasury Stock ....             -0-        (154,000)             -0-              -0-             -0-        (154,000)
Net Change in Unrealized Gains
on Securities .................             -0-             -0-              -0-              -0-          71,614          71,614
Proceeds from exercise
of options ....................         154,000             -0-          240,240              -0-             -0-         394,240
Private placement sale of stock         662,500             -0-        1,987,500              -0-             -0-       2,650,000
Effect of business combination              -0-             -0-              -0-              -0-          18,928          18,928
Net Income 1998 ...............             -0-             -0-              -0-        1,208,231             -0-       1,208,231
                                   ------------    ------------     ------------     ------------    ------------    ------------

Balance at December 31, 1998 ..    $  6,835,940    $   (428,000)    $  2,576,849     $  2,394,590    $    100,315    $ 11,479,694
                                   ============    ============     ============     ============    ============    ============

                See notes to consolidated financial statements.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES
                                  (UNAUDITED)

                                                                                    NINE MONTHS ENDED SEPT. 30
                                                                                    --------------------------
                                                                                    1999                  1998
                                                                                    ----                  ----
OPERATING ACTIVITIES
   Net income ...........................................................        $    851,329         $    838,605
   Adjustments to reconcile net income to net cash provided by operating activities:
         Provision for loan losses ......................................             640,000              240,000
         Depreciation, amortization, and accretion ......................             322,075              143,598
         Realized investment security (gains) ...........................              (8,056)             (15,950)
         Increase in accrued interest receivable ........................            (297,761)             (79,479)
         Increase in accrued interest payable ...........................             210,733               12,175
         Other ..........................................................             443,744              250,944
                                                                                 ------------         ------------
              NET CASH PROVIDED BY OPERATING ACTIVITIES .................           2,162,064            1,389,893

INVESTING ACTIVITIES:
   Net increase in securities available for sale ........................          (6,884,207)          (2,641,545)
   Net decrease (increase) in securities held to maturity ...............             417,544           (1,629,570)
   Net increase in loans to customers ...................................         (30,307,934)          (9,998,434)
   Capital (expenditures) sales, net ....................................             (68,118)            (436,401)
                                                                                 ------------         ------------
              NET CASH USED IN INVESTING ACTIVITIES .....................         (36,842,715)         (14,705,950)
FINANCING ACTIVITIES:
   Net decrease in demand deposits, NOW accounts, and savings
   accounts .............................................................            (554,044)          13,592,968
   Net increase in certificates of deposit ..............................          16,582,064            4,945,941
   Net (decrease) increase in short term borrowing ......................          (1,479,746)            (419,078)
   Proceeds from issuance of common stock ...............................             200,720              132,469
   Purchase of treasury stock ...........................................                  --             (154,000)
   Proceeds from notes payable ..........................................                  --            1,278,571
   Proceeds from long term debt .........................................           2,328,571                   --
                                                                                 ------------         ------------
            NET CASH PROVIDED BY FINANCING ACTIVITIES ...................          17,077,565           19,376,871
                                                                                 ------------         ------------
Net increase (decrease) in cash and cash equivalents ....................         (17,603,086)           6,060,814
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ........................          24,281,295            9,707,049
                                                                                 ------------         ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ..............................        $  6,678,209         $ 15,767,863
                                                                                 ============         ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid during the period for:
     Interest ...........................................................        $  6,444,321         $  4,653,621
     Income taxes .......................................................             270,603              452,000

                See notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                                                                                       YEAR ENDED DECEMBER 31,
                                                                             -------------------------------------------
                                                                             1998               1997                1996
                                                                             ----               ----                ----
OPERATING ACTIVITIES
  Net Income ....................................................      $   1,208,231       $   1,017,766       $     516,736
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation, amortization, and
    accretion, net ..............................................            188,653             165,242             127,620
    Provision for loan losses ...................................            300,000             480,000             368,000
    Deferred tax (benefit) ......................................            (63,000)            (73,426)             (8,622)
    Realized security (gains) losses, net .......................            (15,950)                 78              (8,894)
    Losses on disposition of foreclosed real estate .............                -0-               3,927                 -0-

    Increase in cash surrender value on life insurance ..........            (29,823)            (17,215)                -0-

    Increase in accrued interest receivable .....................           (122,861)           (164,739)           (414,018)
    Increase in accrued interest payable ........................             46,854              33,769              59,109
    Other .......................................................           (238,959)             19,186             (28,100)
                                                                       -------------       -------------       -------------
             NET CASH PROVIDED BY OPERATING
             ACTIVITIES .........................................      $   1,273,145       $   1,464,588       $     611,831
                                                                       -------------       -------------       -------------
INVESTING ACTIVITIES
    Proceeds from sales of securities available for sale ........          9,515,761           9,982,814           4,497,500
    Proceeds from maturity of securities available for
    sale ........................................................         11,597,023           8,513,974           4,531,902
    Proceeds from  maturity of securities held-to-
    maturity ....................................................                594             145,000                 -0-
    Purchase of securities available for sale ...................        (23,834,942)        (13,991,323)        (15,208,797)
    Purchase of securities held-to-maturity .....................         (1,091,138)         (1,939,327)         (2,247,479)
    Net increase in loans to customers ..........................        (21,786,395)        (19,827,817)        (32,830,349)
    Capital expenditures, net ...................................           (548,857)           (121,199)           (118,918)
    Proceeds from disposition of foreclosed real estate .........            113,500                 -0-                 -0-
    Purchase of life insurance plan .............................                -0-            (568,400)                -0-
    Cash received in bank acquisition, net ......................         10,721,749                 -0-                 -0-
                                                                       -------------       -------------       -------------
             NET CASH USED IN INVESTING ACTIVITIES ..............        (15,312,705         (17,806,278)        (41,376,141)
                                                                       -------------       -------------       -------------

                See notes to consolidated financial statements.

                                                                                       YEAR ENDED DECEMBER 31,
                                                                             -------------------------------------------
                                                                             1998               1997                1996
                                                                             ----               ----                ----
FINANCING ACTIVITIES
     Net increase in demand deposits, NOW accounts,
     and savings accounts .......................................         19,557,448          11,384,300          16,452,274
     Net increase in certificates of deposit ....................          6,413,648           2,815,766          22,554,275
     Net increase (decrease) in securities sold under
     agreement to repurchase ....................................         (1,749,785)         (1,055,843)            972,056
     Issuance of long-term debt .................................          7,007,143           4,620,000             700,000
     Repayment of long-term debt ................................         (1,320,000)                -0-                 -0-
     Issuance of common stock ...................................          3,354,868             388,607                 -0-
     Purchase of treasury stock .................................           (154,000)           (274,000)                -0-
                                                                       -------------       -------------       -------------
        NET CASH PROVIDED BY FINANCIAL ACTIVITIES ...............         33,109,322          17,878,830          40,678,605
                                                                       -------------       -------------       -------------

Net increase in cash and cash equivalents .......................         19,069,762           1,537,140             (85,705)
Cash and cash equivalents at beginning of year ..................          5,211,533           3,674,393           3,760,098
                                                                       -------------       -------------       -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR ........................      $  24,281,295       $   5,211,533       $   3,674,393
                                                                       =============       =============       =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION
     Cash Paid during the year for:
         Interest ...............................................      $   6,451,365       $   5,228,484       $   3,601,118
         Income taxes ...........................................            632,799             435,511             301,983

     Loans transferred to foreclose real estate .................            223,056             109,209              59,275

     Net increase (decrease) in unrealized gains and
     losses on securities available for sale ....................            108,620              64,762            (114,114)

     Proceeds from sales of foreclosed real estate
     financed through loans .....................................            109,556             105,282              54,170

     Assets acquired in business combination ....................         29,977,439                 -0-                 -0-

     Liabilities assumed in business combination ................         43,035,046                 -0-                 -0-


                See notes to consolidated financial statements.

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                                                       Nine Months ended
                                                          September 31,                      Year Ended December 31,
                                                 ----------------------------     --------------------------------------------

                                                      1999            1998            1998            1997            1996
                                                 ------------     -----------     ------------     -----------     -----------
                                                    (unaudited)

NET INCOME ..................................    $    851,329     $   838,605     $  1,208,231     $ 1,017,766     $   516,736


Other comprehensive income, net of tax:
  Unrealized gains on securities
    Unrealized holding gains (losses)
    arising during period ...................      (1,009,723)        183,184          155,080          64,684        (104,939)
    Reclassified adjustments for (gains)
    losses included in net income ...........          (8,056)        (15,950)         (15,950)             78          (8,894)
                                                 ------------     -----------     ------------     -----------     -----------
    Net unrealized gains (losses) ...........      (1,017,779)        167,234          139,130          64,762        (113,833)
    Income tax related to items of other
    comprehensive income ....................         356,427         (56,860)         (48,588)        (22,018)         38,703
                                                 ------------     -----------     ------------     -----------     -----------
  Other comprehensive income ................        (661,352)        110,374           90,542          42,744         (75,130)
                                                 ------------     -----------     ------------     -----------     -----------

Comprehensive Income ........................    $    189,977     $   948,979     $  1,298,773     $ 1,060,510     $   441,606
                                                 ============     ===========     ============     ===========     ===========

                See notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the accounts of Appalachian Bancshares, Inc. and its wholly owned subsidiaries: Gilmer County Bank ("GCB") and Appalachian Community Bank ("ACB") (referred to herein collectively as the "Banks"). Prior to August 1996, Gilmer County Bank operated as an independent bank. Prior to November 1998, Appalachian Community Bank, formerly named First National Bank of Union County, operated as a wholly-owned subsidiary bank of Century South Banks, Inc. The Company was formed in May 1996 for the purpose of acquiring all the outstanding stock of Gilmer County Bank, and operating as a bank holding company. The acquisition of GCB was accounted for as a pooling of interests . The acquisition of ACB was accounted for as a purchase. These entities are collectively referred to herein as the Company. All significant intercompany transactions and balances have been eliminated in consolidation. Unless otherwise indicated herein, the financial results of the Company refer to the Company and the Banks on a consolidated basis. The Banks provide a full range of banking services to individual and corporate customers in North Georgia and the surrounding areas.

Consolidated Statements of Comprehensive Income

The company adopted Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, on December 31, 1998. This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement requires that an enterprise classify items of other comprehensive income by their nature in the financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial condition. Comprehensive income is generally defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Securities

Securities are classified as either held-to-maturity, available-for-sale, or trading.

Held-to-maturity securities are securities for which management has the ability and intent to hold on a long-term basis or until maturity. These securities are carried at amortized cost, adjusted for amortization of premiums, and accretion of discount to the earlier of the maturity or call date.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Securities available-for-sale represent those securities intended to be held for an indefinite period of time, including securities that management intends to use as part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, the need to increase regulatory capital, or other similar factors. Securities available-for-sale are recorded at market value with unrealized gains and losses net of any tax effect, added or deducted directly from shareholders' equity.

Securities carried in trading accounts are carried at market value with unrealized gains and losses reflected in income.

Realized and unrealized gains and losses are based on the specific identification method.

Declines in the fair value of individual held-to maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

The Company has no trading securities.

Loans

Loans are stated at unpaid principal balances, less the allowance for loan losses, net deferred loan fees and unearned discounts.

Unearned discounts on installment loans are recognized as income over the term of the loans using a method that approximates the interest method.

Loan origination and commitment fees, as well as certain origination costs, when material, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method.

Allowance for Possible Loan Losses

A loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral. Smaller balance homogeneous loans which consist of residential mortgages and consumer loans are evaluated collectively and reserves are established based on historical loss experience.

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in the provision for loan losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan is determined

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

to be uncollectable, the portion deemed uncollectable is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

Management's periodic evaluation of the adequacy of the allowance is based on the Banks' past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, estimated value of any underlying collateral, and an analysis of current economic conditions. While management believes that it has established the allowance in accordance with generally accepted accounting principles and has taken into account the views of its regulators and the current economic environment there can be no assurance that in the future the Banks' regulators or its economic environment will not require further increases in the allowance.

Income Recognition on Impaired and Nonaccrual Loans

Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well collateralized and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is generally classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

Loans may be returned to accrual status when all principal and interest amounts contractually due are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms of interest and principal.

While a loan is classified as nonaccrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding, except in the case of loans with scheduled amortizations where the payment is generally applied to the oldest payment due. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan has been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge offs have been fully recovered. Interest income recognized on a cash basis was immaterial for the years ended December 31, 1998, 1997, and 1996.

Premises and Equipment

Land is carried at cost. Other premises and equipment are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line and the declining balance methods based principally on the estimated useful lives of the assets. Maintenance and repairs are expended as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Foreclosed Real Estate

Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.

At the time of foreclosure, foreclosed real estate is recorded at the lower of the carrying amount or fair value less cost to sell, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell.

Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are included in income (loss) on foreclosed real estate.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for loan losses and accumulated depreciation. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company files consolidated income tax returns with its subsidiaries.

Earnings per Common Share

The Company adopted SFAS No. 128, Earnings Per Share, on December 31, 1997. This statement establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. This statement replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. All prior year earnings per share data have been restated to reflect the presentation required under SFAS No. 128.

                                                                                    1998             1997             1996
                                                                                  ---------        ---------        ---------
Weighted average of common shares outstanding ............................        1,166,425        1,154,990        1,136,000

Effect of dilutive options ...............................................           54,551            7,216              -0-
                                                                                  ---------        ---------        ---------
Weighted average of common shares outstanding effected for dilution ......        1,220,976        1,162,206        1,136,000
                                                                                  =========        =========        =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

In May 1998, the Company issued a 2-for-1 stock split. All per share amounts included in these financial statements have been retroactively adjusted to give effect to this split.

Stock-Based Compensation

In October 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, Accounting for Stock-Based Compensation, which defines a fair value based method of accounting for an employee stock option plan. This statement establishes financial accounting and reporting standards for stock-based employee compensation plans and stock-based non-employee compensation. These transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Under the fair value based method, compensation is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, SFAS No. 123 allows an entity to continue to measure compensation costs for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No, 25, Accounting for Stock Issued to Employees. The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

Employee Benefit Plan

The Company has a 401(k) profit-sharing plan covering substantially all of its employees. Eligible participating employees may elect to contribute tax-deferred contributions. Company contributions to the plan are determined by the board of directors.

Intangibles

Intangibles consist primarily of legal, organizational costs, and goodwill. Organizational costs are generally amortized over 5 years using the straight-line method. The goodwill intangible represents a premium paid on the purchase of assets and deposit liabilities. The asset is stated at cost, net of accumulated amortization, which is provided using the straight-line method over the estimated useful life of 20 years.

Off Balance Sheet Financial Instruments

In the ordinary course of business the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

The Company also has available as a source of short-term financing the purchase of federal funds from other commercial banks from an available line of up to $4.5 million and a line of credit with the Federal Home Loan Bank of up to $12 million.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Cash Flow Information

For purposes of the statements of cash flows, the Company considers cash, due from banks and federal funds sold as cash and cash equivalents.

Reclassifications

Certain amounts in 1997 and 1996 have been reclassified to conform with the 1998 presentation.

Recently Issued Accounting Standards

In June 1997, FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. This statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement requires the reporting of financial and descriptive information about an enterprise's reportable operating segments. This statement is effective for financial statements for periods beginning after December 15, 1997. All of the Company's offices offer similar products and services, are located in the same geographic region, and serve the same customer segments of the market. As a result, management considers all units as one operating segment and therefore feels that the basic financial statements and related footnotes provide details related to segment reporting.

Effective for years beginning after December 15, 1997, SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, was issued by FASB which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain other disclosures previously required. The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

In June 1998, the Financial Accounting Standards Board also issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative is to be determined based upon the intended use of the derivative. For certain hedge designations (cash flow and foreign currency exposure) the derivative's gain or loss is reported as a component of other comprehensive income. Other designations require the gain or loss to be recognized in earnings in the period of change. This statement is effective for financial statements for periods beginning after June 15, 1999. Management does not believe that the adoption of SFAS No. 133 will have a material impact on the Company's consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 2- BUSINESS COMBINATION

On December 1, 1998 the Company purchased Appalachian Community Bank, a wholly-owned subsidiary of Century South Banks, Inc., for $6,100,000. Assets of approximately $46,789,991 were acquired with approximately $43,035,046 in liabilities, resulting in a goodwill intangible of approximately $2,345,055. Amortization of this goodwill is provided on the straight-line basis over a period of 20 years.

The following is summary operating information for Appalachian Bancshares, Inc. showing the effect of the business combination described in the preceding paragraph for the years ended December 31, 1998, 1997, and 1996.

                                                                                             Effect of           Pro Forma
                                                                        As Reported          Purchase             Results
                                                                       -------------       -------------       -------------
As of December 31, 1998:
  Interest Income ...............................................      $  11,270,992       $   3,430,926       $  14,701,918
  Interest expense ..............................................          6,498,219           1,800,728           8,298,947
  Net interest income ...........................................          4,772,773           1,630,198           6,402,971
  Provision for loan losses .....................................             30,000              31,331             331,331
  Noninterest income ............................................            528,921             309,282             838,203
  Noninterest expense ...........................................          3,221,213           1,628,913           4,850,126
  Provision (benefit) for income taxes ..........................            572,250              69,000             641,250
  Net income (loss) .............................................          1,208,231             210,236           1,418,467

                                                                                             Effect of           Pro Forma
                                                                        As Reported           Purchase            Results
                                                                       -------------       -------------       -------------
As of December 31, 1997:
Interest Income .................................................      $   9,142,968       $   4,160,221       $  13,303,189
Interest expense ................................................          5,262,253           2,002,085           7,264,338
Net interest income .............................................          3,880,715           2,158,136           6,038,851
Provision for loan losses .......................................            480,000             952,801           1,432,801
Noninterest income ..............................................            378,996             360,713             739,709
Noninterest expense .............................................          2,379,358           1,853,716           4,233,074
Provision (benefit) for income taxes ............................            382,587            (149,000)            233,587
Net income (loss) ...............................................          1,017,766            (138,668)            879,098

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996



NOTE 2 - BUSINESS COMBINATION - CONTINUED

                                                                                            Effect of            Pro Forma
                                                                        As Reported          Purchase             Results
                                                                       -------------       -------------       -------------
As of December 31, 1996:
  Interest Income ...............................................      $   6,311,297       $   4,397,843       $  10,709,140
  Interest expense ..............................................          3,660,227           2,216,646           5,876,873
  Net interest income ...........................................          2,651,070           2,181,197           4,832,267
  Provision for loan losses .....................................            368,000              66,000             434,000
  Noninterest income ............................................            252,946             389,867             642,813
  Noninterest expense ...........................................          1,715,372           1,561,153           3,276,525
  Provision (benefit) for income taxes ..........................            303,908             315,500             619,408
  Net income (loss) .............................................            516,736             628,411           1,145,147


NOTE 3 - RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

The Company is required to maintain average service balances either in vault cash or on deposit with the Federal Reserve Bank. At December 31, 1998 and 1997, the average amount of the required reserves was $1,155,000 and $635,000, respectively.

NOTE 4 - SECURITIES

The carrying amounts of securities as shown in the consolidated statement of financial their approximate fair values at December 31, 1998 and 1997 are presented below.

                                                                                Gross            Gross
                                                             Amortized        Unrealized       Unrealized       Estimated
                                                               Cost             Gains            Losses         Fair Value
                                                            ------------     ------------     ------------     ------------
SECURITIES AVAILABLE-FOR-SALE

December 31, 1998
  U.S. government and agency securities ...............     $ 13,581,536     $     72,564     $     11,942     $ 13,642,158
  State and municipal securities ......................        5,677,978           98,856            1,020        5,775,814
  Mortgage backed securities ..........................        1,912,831            9,559           14,081        1,908,309
  Equity securities ...................................          614,000              -0-              -0-          614,000
                                                            ------------     ------------     ------------     ------------
                                                            $ 21,786,345     $    180,979     $     27,043     $ 21,940,281
                                                            ============     ============     ============     ============

December 31, 1997
  U.S. government and agency securities ...............     $ 13,960,630     $     43,613           24,892       13,979,351
  Mortgage backed securities ..........................        1,169,148              -0-            3,914        1,165,234
  Equity securities ...................................          400,000              -0-              -0-          400,000
                                                            ------------     ------------     ------------     ------------
                                                            $ 15,529,778     $     43,613     $     28,806     $ 15,544,585
                                                            ============     ============     ============     ============

SECURITIES HELD-TO-MATURITY

December 31, 1998
  State and municipal securities ......................     $  6,218,354     $    242,199     $      3,031     $  6,457,522
                                                            ============     ============     ============     ============

December 31, 1997
  State and municipal securities ......................     $  4,181,021     $    128,210     $        284     $  4,308,947
                                                            ============     ============     ============     ============


At December 31, 1998, the Company's available-for-sale securities reflected net unrealized gains of $153,936, which resulted in an increase in stockholders' equity of $100,315, net of deferred tax liability. At December 31, 1997, the Company's available-for-sale securities reflected net unrealized gains of $14,807 which resulted in an increase in stockholders' equity of $9,773, net of deferred tax liability.

The contractual maturities of securities available-for-sale at December 31, 1998 are shown as follows. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                Amortized Cost      Estimated Fair
                                                                                                         Value
                                                                                --------------      --------------
As of December 31, 1998:

Securities Available-for-Sale:
  Due in one year or less ...............................................        $  1,794,684         $  1,801,575
  Due after one year through five years .................................           7,397,640            7,467,540
  Due after five years through ten years ................................           9,327,219            9,381,651
  Due after ten years ...................................................           2,652,802            2,675,515
  Equity securities .....................................................             614,000              614,000
                                                                                 ------------         ------------
                                                                                 $ 21,786,345         $ 21,940,281
                                                                                 ============         ============


Securities Held-in-Maturity:
  Due in one year or less; ..............................................        $    250,000         $    250,290
  Due after one year through five years .................................           1,109,321            1,137,175
  Due after five through ten years ......................................             669,140              715,980
  Due after ten years ...................................................           4,189,893            4,354,077
                                                                                 ------------         ------------
                                                                                 $  6,218,354         $  6,457,522
                                                                                 ============         ============


Mortgage-backed securities have been included in the maturity tables based upon guaranteed payoff date of each security.

Gross realized gains and losses on the sale of securities available-for-sale for each of the three years in the period ended December 31, 1998 were as follows:

                                                                      1998            1997              1996
                                                                ---------------  --------------    --------------
Gross realized gains                                            $        15,956  $        5,757    $        5,626
Gross realized losses                                                         6           5,835               825

There were no net gains on the maturities of securities for 1998 and 1997. Net gains on the maturities of securities for 1996 amounted to $4,093.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 4 - SECURITIES - CONTINUED

Other securities include a restricted investment in Federal Home Loan Bank stock, which must be maintained to secure the available lines of credit. The amount of investment in this stock amounted to $554,000 and $400,000 at December 31, 1998 and 1997, respectively.

The carrying value of investment securities pledged to secure public funds on deposit, securities sold under agreements to repurchase, and for other purposes as required by law amounted to approximately $12,552,000 and $6,606,000 at December 31, 1998 and 1997.

NOTE 5 - LOANS

The Company grants loans to customers primarily in the North Georgia area. The major classifications of loans as of December 31 were as follows:


                                                                                           1998               1997
                                                                                      -------------       ------------

Commercial, financial and agricultural.........................................       $  26,883,464       $ 16,535,602

Real estate - construction.....................................................           8,542,640          5,118,961

Real estate - mortgage.........................................................          78,965,161         50,928,334

Consumer.......................................................................          13,742,818         10,835,331

Other loans....................................................................           1,697,012          1,165,625
                                                                                      -------------       ------------

                                                                                        129,831,095         84,583,853
Allowance for loan losses......................................................          (1,686,395)          (929,590)
                                                                                      -------------       ------------

Net loans......................................................................       $ 128,144,700       $ 83,654,263
                                                                                      =============       ============


Total loans which the Company considered to be impaired at December 31, 1998 and 1997, were $4,000 and $15,000, respectively. All of these loans were on nonaccrual status and had related allowances of $1,000 and $4,000, respectively. Impaired loans consisted primarily of unsecured consumer loans as of December 31, 1998 and 1997. The average recorded investment in impaired loans for the years ended December 31, 1998 and 1997 was approximately $10,000 and $36,000, respectively. No material amount of interest income was recognized on impaired loans for the years ended December 31, 1998 and 1997. For the years ended December 31, 1998 and 1997, the difference between gross interest income that would have been recorded in such period if the nonaccruing loans had been current in accordance with their original terms and the amount of interest income on those loans that was included in such period's net income was negligible.

The Company has no commitments to loan additional funds to the borrowers of nonaccrual loans.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 6 - ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for each of the three years ended December 31 were as follows:


                                                                          1998              1997               1996
                                                                     ------------       ------------        -----------

Balance at beginning of year..................................       $    929,590       $    655,296        $   324,599
Charge-offs...................................................           (136,222)          (228,087)           (38,225)
Recoveries....................................................             34,947             22,381                922
                                                                     ------------       ------------        -----------
   Net charge-offs............................................           (101,275)          (205,706)           (37,303)
Addition due to acquisition...................................            558,080                -0-                -0-
Provision for loan losses.....................................            300,000            480,000            368,000
                                                                     ------------       ------------        -----------
Balance at end of year........................................       $  1,686,395       $    929,590        $   655,296
                                                                     ============       ============        ===========


NOTE 7 - PREMISES AND EQUIPMENT

Premises and equipment were as follows:


                                                                                           1998               1997
                                                                                       ------------        -----------

Land...........................................................................        $    851,546        $   329,900
Buildings and improvements.....................................................           2,396,161            964,398
Furniture and Equipment........................................................           1,766,961            671,303
                                                                                       ------------        -----------

                                                                                          5,014,668          1,965,601
Less allowance for depreciation................................................           1,074,636            312,558
                                                                                       ------------        -----------

                                                                                       $  3,940,032        $ 1,653,043
                                                                                       ============        ===========


The provisions for depreciation charged to occupancy and furniture and equipment expense for the years ended December 31, 1998, 1997 and 1996, were $177,407, $137,432, and $118,219, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 8 - DEPOSITS

The major classifications of deposits as of December 31, 1998 and 1997 were as follows:


                                                                                      1998               1997
                                                                                 --------------      -------------

Noninterest-bearing demand.....................................................  $    9,287,933      $   3,800,911
Interest-bearing demand........................................................      48,039,917         24,431,854
Savings........................................................................      29,008,638         20,743,964
Time...........................................................................      51,576,805         31,635,604
Certificates of deposit of $100,000 or more....................................      25,948,185         14,735,613
                                                                                 --------------      -------------
                                                                                 $  163,861,478      $  95,347,946
                                                                                 ==============      =============


The aggregate amounts of time deposits of $100,000 or more, including certificates of deposit of $100,000 or more at December 31, 1998 and 1997 were $25,948,185 and $14,735,613, respectively.

The maturities of time certificates of deposit and other time deposits issued by the Company at December 31, 1998 are as follows:


                                                                                                       Time
                                                                                                   Certificates
                Year-ending December 31,                                                            of Deposit
                ------------------------                                                           ------------
                1999 ...........................................................................   $  59,935,110
                2000 ...........................................................................      10,726,476
                2001 ...........................................................................       5,485,078
                2002 ...........................................................................         978,565
                2003 ...........................................................................         399,761
                Thereafter .....................................................................             -0-
                                                                                                   -------------
                                                                                                   $  77,524,990
                                                                                                   =============


NOTE 9 - LONG-TERM DEBT

At December 31, 1998 and 1997, the Company had notes payable totaling $11,007,143 and $5,320,000, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 9 - LONG-TERM DEBT - CONTINUED


Long-term debt consists of the following at December 31:


                                                                                                        1998               1997
                                                                                                   -------------       ------------

Note payable to another financial institution, interest at prime less 3/4 of a percentage point; principal is due in five equal annual installments beginning January 1, 1999,
unsecured................................................................................          $         -0-       $  1,320,000

Note payable on $8 million line of credit at FHLB, with varying maturities; $1 million due October 2002, $1 million due December 2004, $2 million due June and
September 2007, $4 million due January, September and October 2008, interest rate
varies from 5.27% to 6.77%, secured by residential mortgages.............................              7,407,143          4,000,000

Note payable to another financial institution, interest at prime less 3/4 of a percentage point; 2 years interest only paid quarterly with principal paid in 8 annual installments,
secured by stock of Gilmer County Bank and Appalachian Community Bank....................              3,600,000                -0-
                                                                                                   -------------       ------------

                                                                                                   $  11,007,143       $  5,320,000
                                                                                                   =============       ============


Maturities of long-term debt following December 31, 1998 are as follows:


                  Year-ending December 31,
                  ------------------------
                  1999..........................................................................  $         -0-
                  2000..........................................................................            -0-
                  2001..........................................................................        450,000
                  2002..........................................................................      1,250,000
                  2003..........................................................................        450,000
                  Thereafter....................................................................      8,857,143
                                                                                                  -------------
                                                                                                  $  11,007,143
                                                                                                  =============


NOTE 10 - SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE

Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction.

Information concerning securities sold under agreements to repurchase is summarized as follows:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 10 - SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE - CONTINUED

                                                                                     1998               1997
                                                                                 ------------       ------------
Average balance during the year................................................  $  4,095,716       $  4,471,499
Average interest rate during the year..........................................          4.26%              4.50%
Maximum month-end balance during the year......................................  $  4,468,355       $  4,693,265


NOTE 11 - OTHER OPERATING EXPENSES

Other operating expenses consist of the following:


                                                                         1998               1997               1996
                                                                     ------------        -----------        -----------

Professional fees.............................................       $    220,515        $   194,513        $   121,102
Advertising...................................................            203,021            122,358             93,020
Stationery and supplies.......................................            166,137            116,537            105,949
Data processing...............................................            136,256             87,095             46,843
Director and committee fees...................................            125,686            119,322             18,900
Postage.......................................................             89,354             69,806             51,511
Insurance.....................................................             53,554             55,524             26,468
Taxes and licenses............................................             46,788             25,608             22,231
Checking account expense......................................             40,921             32,830             29,751
Correspondent bank charges....................................             35,458             34,648             27,953
Other.........................................................            180,940            119,036             56,048
                                                                     ------------        -----------        -----------
   Total other operating expenses.............................       $  1,298,630        $   977,277        $   599,776
                                                                     ============        ===========        ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 12 - INCOME TAXES

Federal and state income taxes receivable (payable) as of December 31, 1998 and 1997 included in other assets and other liabilities, respectively, were as follows:


                                                                                            1998              1997
                                                                                        -----------        ----------
Current
   Federal.....................................................................         $    95,605        $  (25,049)
   State.......................................................................                 -0-            (3,000)


                                                                                           1998               1997
                                                                                        -----------        ----------
Deferred tax asset:
   Federal.....................................................................         $   448,671        $  266,289
Deferred tax liability:
   Federal.....................................................................             (53,622)          (62,323)
Net deferred tax asset.........................................................         $   395,049        $  203,966
                                                                                        ===========        ==========


The tax effects of each type of income and expense item that gave rise to deferred taxes are:


                                                                                           1998               1997
                                                                                        ----------         ----------

Net unrealized gains on securities available for sale..........................         $  (53,622)        $   (5,034)
Depreciation...................................................................            (54,514)           (57,289)
Allowance for loan losses......................................................            497,302            253,064
Other..........................................................................              5,883             13,225
                                                                                        ----------         ----------
                                                                                        $  395,049         $  203,966
                                                                                        ==========         ==========


The components of income tax expense for the years 1998, 1997, and 1996 are as follows:


                                                                        1998             1997              1996
                                                                     ----------       -----------       ----------
Current
   Federal....................................................       $  597,500       $   456,013       $  312,530
   State......................................................           37,750               -0-              -0-
Deferred
   Federal....................................................          (63,000)          (73,426)          (8,622)
                                                                     ----------       -----------       ----------

                                                                     $  572,250       $   382,587       $  303,908
                                                                     ==========       ===========       ==========


Tax effects of securities transactions resulted in an increase (decrease) in income taxes for 1998, 1997, and 1996 of $5,423, ($27), and $3,024, respectively.

The principal reasons for the difference in the effective tax rate and the federal statutory rate are as follows for the years ended December 3l, 1998,1997 and 1996.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 12 - INCOME TAXES - CONTINUED

                                                                         1998                1997               1996
                                                                      ----------          ---------           --------

Statutory federal income tax rate
                                                                            34.0%              34.0%              34.0%
Effect on rate of:
   Tax-exempt securities......................................              (7.2)              (4.1)              (1.0)
   Tax-exempt loans...........................................              (1.1)              (1.0)              (1.1)
   Interest expense disallowance..............................               1.7                1.0                 .4
   State income tax, net and federal tax benefit..............               1.4                -0-                -0-
   Other......................................................               3.3               (2.6)               4.7
                                                                      ----------          ---------           --------

Effective income tax rate.....................................              32.1%              27.3%              37.0%
                                                                      ==========          =========           ========


NOTE 13 - COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company offers a variety of financial products to its customers to aid them in meeting their requirements for liquidity, credit enhancement, and interest rate protection. Generally accepted accounting principles recognize these transactions as contingent liabilities and, accordingly, they are not reflected in the accompanying financial statements. Commitments to extend credit, credit card arrangements, commercial letters of credit, and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Company's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the statement of financial condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Company. Management conducts regular reviews of these instruments on an individual customer basis, and the results are considered in assessing the adequacy of the Company's allowance for loan losses. Management does not anticipate any material losses as a result of these commitments.

Following is a discussion of these commitments:

Standby Letters of Credit: These agreements are used by the Company's customers as a means of improving their credit standings in their dealings with others. Under these agreements, the Company agrees to honor certain financial commitments in the event that its customers are unable to do so. As of December 31, 1998 and 1997, the Company has issued standby letters of credit of approximately $643,000 and $385,000.

Loan Commitments: As of December 31, 1998 and 1997, the Company had commitments outstanding to extend credit totaling approximately $16,290,000 and $11,049,000 respectively. These commitments generally require the customers to maintain certain credit standards. Management does not anticipate any material losses as a result of these commitments.

Litigation: The Company is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims are not material to the financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 14 - CONCENTRATIONS OF CREDIT

All of the Company's loans, commitments and standby letters of credit have been granted to customers in the Company's market area. Substantially all such customers are depositors of the Company. The concentrations of credit by type of loan are set forth in Note 4. The commitments to extend credit relate primarily to unused real estate draw lines. Commercial and standby letters of credit were granted primarily to commercial borrowers.

The Company maintains its cash accounts at various commercial banks in Georgia. The total cash balances are insured by the FDIC up to $100,000. Total uninsured balances held at other commercial banks amounted to $31,000 and $929,000 at December 31, 1998 and 1997, respectively.

NOTE 15 - STOCK OPTION PLAN

On June 1, 1997 the Company issued a total of 286,000 options, restated for the 2-for-1 stock split, to purchase its common shares to its directors and executive officers. Each director received 22,000 shares, the Chief Financial Officer received 44,000 shares and the President received 66,000 shares. Each of the stock option agreements contained an option price of $8.00 per share, the market value of the shares at the time of issuance as adjusted for the stock split. The options vest on an equal incremental basis over a period of five years beginning June 1, 1998.

The following sets forth certain information regarding stock options for the year ended December 31, 1998.


Fixed Options                                                           1998                        1997
-------------                                                  ----------------------      ---------------------
                                                                             Weighted                   Weighted
                                                                             Average                    Average
                                                                             Exercise                   Exercise
                                                                Shares         Price       Shares        Price
                                                               --------      --------      -------      --------

Outstanding at beginning of year .........................      286,000      $   8.00          -0-      $    -0-
Granted ..................................................          -0-          0.00      286,000          8.00
Exercised ................................................       30,800          8.00          -0-           -0-
Forfeited ................................................          -0-          0.00          -0-          8.00
                                                               --------

Outstanding at end of year ...............................      255,200      $   8.00      286,000      $   8.00
                                                               ========      ========      =======      ========

Exercisable at end of year ...............................       26,400      $   8.00          -0-      $    -0-
                                                               ========      ========      =======      ========



                                                          Number            Expiration Date       Options Exercisable
                                                       --------------   --------------------      -------------------
Options with Exercise Price of $8.00............              255,200               06-01-07                  26,400


In October 1995, FASB issued Financial Accounting Standards No. 123, Accounting and Disclosure of Stock-Based Compensation ("SFAS 123") SFAS 123 is effective for years beginning after December 15, 1995, and allows for the option of continuing to follow Accounting Principles Board Opinion No. 25, Accounting for Stocks Issued to Employees, and the related

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

Interpretations or selecting the minimum value method of expense recognition as described in SFAS 123. The Company has elected to apply APB Opinion No.

NOTE 15 - STOCK OPTION PLAN - CONTINUED

25 in accounting for its incentive stock options, accordingly, no compensation cost has been recognized by the Company. The Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below had compensation cost for the Company's stock option plan been determined based on the fair value method at the grant date for options under the plan.


                                                                                     1998             1997
                                                                                 ------------     ------------

Net Income
   As reported.................................................................  $  1,208,231     $  1,017,766
   Pro forma...................................................................     1,125,073          870,834

Basic Earnings Per Share
   As reported.................................................................  $       1.04     $       0.88
   Pro forma...................................................................          0.96             0.75

Diluted Earnings Per Share
   As reported.................................................................  $       0.99     $       0.88
   Pro forma...................................................................          0.92             0.75


These options are assumed to be exercised in the calculation of diluted average common shares outstanding, causing the equivalent number of shares outstanding on a diluted basis to be 54,551 greater than that used to calculate basic earnings per share for 1998 and 7,216 greater than that used to calculate basic earnings per share for 1997. The dilutive effects on earnings per share for the years ended December 31, 1998 and 1997 were 5.05 and 5.01, respectively.

The Company's options outstanding have a weighted average contractual life of nine years. The weighted average fair value of options granted was $1.89 in 1997. The fair value of each grant is estimated using a fair value method with the following assumptions used for grants in 1997: expected option life of 10 years; no expected volatility; expected dividend yield of 2.05% and a risk free interest rate of 7.00%.

The effects of applying FAS 123 for providing proforma disclosures are not likely to be representative of the effects on reported earnings for future years, nor are the dividend estimates representative of commitments on the part of the Company's Board.

On June 22, 1999, the Company issued 43,000 options on its shares of common stock to staff members at an exercise price of $12.00 per share. The options vest over a period of five years.

NOTE 16 - SHAREHOLDERS' EQUITY

The board of directors of any state-chartered bank in Georgia may declare and pay cash dividends on its outstanding capital stock without any request for approval of the Company's regulatory agency if the following conditions are met:

1. Total classified assets at the most recent examination of the Company do not exceed 80% of equity capital.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

2. The aggregate amount of dividends declared in the calendar year does not exceed 50% of the prior year's net income.

3. The ratio of equity capital to adjusted assets shall not be less than 6%.




NOTE 16 - SHAREHOLDERS' EQUITY - CONTINUED

As of December 31, 1998, the Banks could declare dividends of approximately $707,000 without regulatory consent, subject to the Banks' compliance with regulatory capital restrictions. It is anticipated that any such dividends will be used for the payment of long term debt service.

In May 1998, the Company issued a 2-for-1 stock split. All per share amounts included in these financial statements have been retroactively adjusted to give effect to this split.

In 1998, the Company sold 19,314 shares of stock to its ESOP plan for $310,628. Of this amount $96,570 was allocated to common stock and $214,058 to capital surplus. The Company also purchased 14,000 shares of common stock for $154,000, which is reflected as treasury stock, at cost, in shareholder's equity. During 1998, the Company sold 132,500 shares of stock in a private placement sale for $2,650,000, of which $662,500 was allocated to common stock and $1,987,500 to capital surplus. In addition, 30,800 options were exercised for an amount equaling $394,240, including tax benefit of $147,840, allocated among common stock, $154,000 and capital surplus, $240,240.

In 1997, the Company sold 24,287 shares of stock to its ESOP plan for $388,607. Of this amount, $242,870 was allocated to common stock and $145,737 to capital surplus. The Company also purchased 30,000 shares of common stock for $274,000, which is reflected as treasury stock, at cost, in shareholder's equity.

The Company is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. The Company's ratios as of December 31,1998 and December 31,1997 are disclosed in note 16 following.

NOTE 17 - REGULATORY MATTERS

The Company and its subsidiary banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company and its subsidiary banks and the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework from prompt corrective action, the Company and its subsidiary banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 Capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I Capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Banks meet all capital adequacy requirements to which they are subject.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 17 - REGULATORY MATTERS - CONTINUED

As of December 31, 1998, the most recent notification from the appropriate regulatory agencies categorized the subsidiary banks as well capitalized under the regulatory framework for prompt corrective action. To remain well capitalized the Company and its subsidiary banks will have to maintain minimum Total Capital, Tier I Capital, and Tier I Leverage ratios as set forth in the table below. There are no conditions or events since that notification or events since the most recent notification that management believes have changed the Banks' prompt corrective action category.

The Company's and Banks actual capital amounts and ratios are also presented in the table.


                                           Actual             For Capital      To Be Well Capitalized Under
                                                           Adequacy Purposes     Prompt Corrective Action
                                                                                        Provisions
                                   ------------------------------------------------------------------------
                                     Amount      Ratio       Amount      Ratio      Amount      Ratio
                                     ------      -----       ------      -----      ------      -----
                                                               (in thousands)
AS OF DECEMBER 31, 1998:
Total Capital                      $   10,721     7.88%    $   10,890     8.0%    $   13.612     10.0%
   Consolidated
   Gilmer County Bank                  10,248     9.92          8,266     8.0         10,332     10.0
   Appalachian Community Bank           4,147    12.70          2,612     8.0          3,265     10.0
Tier 1 Capital                          9,035     6.64          5,445     4.0          8,167      6.0
   Consolidated
   Gilmer County Bank                   9,120     8.83          4,133     4.0          6,199      6.0
   Appalachian Community Bank           3,737    11.44          1,306     4.0          1,959      6.0
Tier 1 Leverage                         9,035     4.99          7,242     4.0          9,053      5.0
   Consolidated
   Gilmer County Bank                   9,120     6.70          5,445     4.0          6,806      5.0
   Appalachian Community Bank           3,737     8.32          1,798     4.0          2,247      5.0

AS OF DECEMBER 31, 1997:
Total Capital                      $    7,846     9.33%    $    6,726     8.0%    $    8,407     10.0%
   Consolidated
   Gilmer County Bank                   9,103    10.83          6,726     8.0          8,407     10.0%
Tier 1 Capital                          6,916     8.23          3,363     4.0          5,044      6.0
   Consolidated
   Gilmer County Bank                   8,173     9.72          3,363     4.0          5,044      6.0
Tier 1 Leverage                         6,916     6.40          4,321     4.0          5,402      5.0
   Consolidated
   Gilmer County Bank                   8,173     7.56          4,322     4.0          5,403      5.0

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 18 - EMPLOYEE BENEFIT PLAN

The Company adopted a defined contribution plan covering substantially all employees; the plan is qualified under Section 401(k) of the Internal Revenue Code. Under the provisions of the plan, eligible participating employees may elect to contribute up to the maximum amount of tax deferred contribution allowed by the Internal Revenue Code. The Company's contribution to the plan is determined by the board of directors. In 1996, the plan was amended to allow employer and employee contributions to be made in the form of cash or Company stock. The Company made a discretionary cash contributions to the plan of approximately $145,000 in 1998, $102,000 in 1997, and $28,000 in 1996.

NOTE 19 - LEASES

The Company has a number of operating lease agreements, involving land, buildings, and equipment These leases are noncancellable and expire on various dates through the year 2028. The leases provide for renewal options and generally require the Company to pay maintenance, insurance, and property taxes. For the year ended December 31, 1998, rental expense for operating leases was approximately $3,000. Rental expense for the years ended December 31, 1997 and 1996 was negligible.


      Year-ending December 31,
      ------------------------
          1999.............................................................................    $    32,988
          2000.............................................................................         32,890
          2001.............................................................................         31,800
          2002.............................................................................         32,400
          2003.............................................................................         33,024
          Thereafter.......................................................................      1,023,716
                                                                                               -----------
          Total minimum lease payments.....................................................    $ 1,186,818
                                                                                               ===========

NOTE 20 - RELATED PARTY TRANSACTIONS

Loans: Certain directors, executive officers and principal shareholders, including their immediate families and associates were loan customers of the Company during 1998 and 1997. Such loans are made in the ordinary course of business at normal credit terms, including interest rates and collateral and do not represent more than a normal risk of collection. A summary of activity and amounts outstanding are as follows:


Balance at December 31, 1997............................................................   $   4,133,302
New loans...............................................................................       2,757,808
Repayments..............................................................................      (2,122,202)
Adjustments/changes in structure........................................................         694,122
                                                                                           -------------
Adjustments/changes in structure........................................................   $   5,463,030
                                                                                           =============

Deposits: Deposits held from related parties were $1,208,198 and $918,848 at December 31, 1998 and 1997, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 20 - RELATED PARTY TRANSACTIONS - CONTINUED

Other: The Company utilized the services of an accounting firm, of which a director is a partner, for internal review and various other accounting and tax services. Amounts paid were at a rate comparable to that which could have been obtained from unrelated parties.

NOTE 21 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Short-Term Investments: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities: For securities and marketable equity securities held for investment purposes, fair values are based on quoted market prices or dealer quotes. For other securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans: For certain homogeneous categories of loans, such as some residential mortgages, credit card receivables, and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Accrued Interest Receivable: The carrying amount of accrued interest receivable approximates its fair value.

Deposits: The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposit of similar remaining maturities.

Accrued Interest Payable: The carrying amount of accrued interest payable approximates its fair value.

Short-term Borrowings: The fair value of short-term borrowings, including securities sold under agreements to repurchase, is estimated to be approximately the same as the carrying amount

Long-Term Debt: Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt

Commitments to Extend Credit Standby Letters of Credit and Financial Guarantees
Written: The fair value of commitments and letters of credit is estimated to be approximately the same as the notional amount of the related commitment

The estimated fair values of the Company's financial instruments as of December 31 are as follows:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 21 - FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED


                                                               1998                        1997
                                                    ----------------------------------------------------
                                                      CARRYING       FAIR        CARRYING        FAIR
                                                       AMOUNT        VALUE        AMOUNT         VALUE
                                                    ----------------------------------------------------
                                                        (IN THOUSANDS)               (IN THOUSANDS)
FINANCIAL ASSETS
Cash and short-term investments................     $   24,281    $   24,281    $    5,211    $    5,211
Securities.....................................         28,159        28,398        19,726        19,854
Loans..........................................        129,831       129,685        84,584        84,683
Accrued interest receivable....................          1,320         1,320           972           972
                                                    ----------    ----------    ----------    ----------
     TOTAL FINANCIAL ASSETS....................     $  183,591    $  183,684    $  110,493    $  110,720
                                                    ==========    ==========    ==========    ==========

FINANCIAL LIABILITIES
Deposits.......................................     $  163,861    $  164,921    $   95,348    $   95,479
Securities sold under agreements to repurchase.          2,478         2,478         4,228         4,228
Accrued interest payable.......................            666           666           188           188
Long-term debt.................................         11,007        11,192         5,320         5,376
                                                    ----------    ----------    ----------    ----------
     TOTAL FINANCIAL LIABILITIES...............     $  178,012    $  179,257    $  105,084    $  105,271
                                                    ==========    ==========    ==========    ==========

UNRECOGNIZED FINANCIAL INSTRUMENTS
Commitments to extend credit...................     $   16,290    $   16,290    $   11,049    $   11,049
Standby letters of credit......................            643           643           385           385
                                                    ----------    ----------    ----------    ----------
     TOTAL UNRECOGNIZED FINANCIAL
     INSTRUMENTS...............................     $   16,933    $   16,933    $   11,434    $   11,434
                                                    ==========    ==========    ==========    ==========


NOTE 22 - YEAR 2000 ISSUES

The Year 2000 issue is the result of shortcomings in many electronic data processing systems and other electronic equipment that may adversely affect the Company's operations as early as fiscal year 1999.

The Company has completed an inventory of computer systems and other electronic equipment that may be affected by the Year 2000 issue and that are necessary to conducting the Company's operations. Based on this inventory, the Company has upgraded or replaced various software and hardware items. Testing and validation of the system for the Year 2000 compliance is currently being performed.

Because of the unprecedented nature of the Year 2000 issue, its effects and the success of related remediation efforts will not be fully determinable until the Year 2000 and thereafter.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 23 - CONDENSED PARENT INFORMATION

STATEMENTS OF FINANCIAL CONDITION

                                                                                            December 31,
                                                                                 ------------------------------
                                                                                      1998             1997
                                                                                 --------------    ------------

ASSETS
    Cash and due from banks....................................................   $      28,222    $     63,487
    Investment in Subsidiaries (equity method) eliminated upon consolidation...      15,301,472       8,215,672
    Intangibles, net...........................................................             -0-          20,894
    Other assets...............................................................             -0-             -0-
                                                                                  -------------    ------------

         TOTAL ASSETS..........................................................   $  15,329,694    $  8,300,053
                                                                                  =============    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
    Note payable...............................................................   $   3,600,000    $  1,320,000
    Other liabilities..........................................................         250,000             -0-
                                                                                  -------------    ------------
    Total Liabilities..........................................................       3,850,000       1,320,000


    Total Shareholders' Equity.................................................      11,479,694       6,980,053
                                                                                  -------------    ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.....................................   $  15,329,694    $  8,300,053
                                                                                  =============    ============


STATEMENTS OF INCOME                                                               YEARS ENDED DECEMBER 31,
                                                                      -------------------------------------------------
                                                                          1998               1997               1996
                                                                      -----------        -----------         ----------
INCOME
    Dividends from subsidiaries - eliminated upon consolidation....   $   500,000        $       -0-             30,000

EXPENSES
    Interest.......................................................        93,406             78,517              4,667
    Other expenses.................................................       135,701             15,525              2,430
                                                                      -----------        -----------         ----------
                                                                          229,107             94,042              7,097
                                                                      -----------        -----------         ----------
Income before income taxes and equity in undistributed
    earnings of subsidiaries.......................................       270,893            (94,042)            22,903
Income tax benefits................................................       (42,101)           (30,913)            (2,413)
                                                                      -----------        -----------         ----------
Income before equity in undistributed earnings of subsidiaries.....       312,994            (63,129)            25,316
Equity in undistributed earnings of subsidiaries...................       895,237          1,080,895            491,420
                                                                      -----------        -----------         ----------
    Net Income.....................................................   $ 1,208,231        $ 1,017,766         $  516,736
                                                                      ===========        ===========         ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 23 - CONDENSED PARENT INFORMATION - CONTINUED


STATEMENTS OF CASH FLOW

                                                                                  Years ended December 31,
                                                                     ------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES                                     1998              1997              1996
                                                                     ------------      ------------      ------------
    Net Income ................................................      $  1,208,231      $  1,017,766      $    516,736
    Adjustments to reconcile net income to net cash provided by operating activities Equity in undistributed income of
    subsidiaries ..............................................          (895,237)       (1,080,895)         (491,420)

    Provision for amortization ................................               -0-             5,832             2,430

    Other .....................................................           270,873            (4,667)          (26,902)
                                                                     ------------      ------------      ------------
         NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ..           583,867           (61,964)              844
                                                                     ------------      ------------      ------------


CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of bank .......................................        (6,100,000)              -0-               -0-
    Capital injection in subsidiaries .........................               -0-          (610,000)         (700,000)
                                                                     ------------      ------------      ------------
         NET CASH USED BY INVESTING ACTIVITIES ................        (6,100,000)         (610,000)         (700,000)
                                                                     ------------      ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of long-term debt ..................         3,600,000           620,000           700,000
    Repayment of long-term debt ...............................        (1,320,000)              -0-               -0-
    Proceeds from issuance of common stock ....................         3,354,868           388,607               -0-
    Purchases of treasury stock ...............................          (154,000)         (274,000)              -0-
                                                                     ------------      ------------      ------------

         NET CASH PROVIDED BY FINANCING ACTIVITIES ............         5,480,868           734,607           700,000
                                                                     ------------      ------------      ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS .....................           (35,265)           62,643               844
                                                                     ------------      ------------      ------------

Cash and cash equivalents at beginning of year ................            63,487               844               -0-
                                                                     ------------      ------------      ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR ......................      $     28,222      $     63,487      $        844
                                                                     ============      ============      ============
Cash paid during the year for:
    Interest ..................................................      $     93,406      $     83,184      $        -0-

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996



NOTE 24 - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

Selected quarterly results of operations for the four quarters ended December 31 are as follows:


                                                                 First           Second           Third          Fourth
                                                                Quarter          Quarter         Quarter         Quarter
                                                                -------          -------         -------         -------
                                                                        (In Thousands Except Per Share Data)
1998:
Total interest income...................................       $   2,514        $   2,677        $  2,761       $  3,318

Total interest expense..................................           1,464            1,581           1,620          1,832

Provision for loan losses...............................             110               70              60             60

Net interest income after provision for loan losses.....             940            1,026           1,081          1,426

Securities gains (losses)...............................             -0-               14               1            -0-

Total noninterest income................................             109              125             128            152

Total noninterest expense...............................             660              742             783          1,036

Income tax expense......................................             150              130             120            172

Net income..............................................             239              293             307            370

Per Common Share:
    Basic earnings......................................            0.21             0.25            0.27           0.31
    Diluted earnings....................................            0.20             0.24            0.25           0.30
1997:
Total interest income...................................       $   2,170        $   2,175        $  2,298       $  2,499
Total interest expense..................................           1,211            1,277           1,347          1,427
Provision for loan losses...............................             140               75              85            180
Net income after provision for loan losses..............             819              823             866            892
Securities gains (losses)...............................               5               (5)              1            -0-
Total noninterest income................................              81              105              98             94
Total noninterest expense...............................             549              600             606            624
Income tax expense .....................................             115              100             120             48
Net income..............................................             241              223             239            314
Per Common Share:
    Basic earnings......................................            0.21             0.20            0.21           0.26
    Diluted earnings....................................            0.21             0.20            0.20           0.26

==============================================================================


                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

Prospectus Summary...........................................................
Cautionary Notice Regarding Forward-Looking
         Statements..........................................................
Risk Factors.................................................................
Use of Proceeds..............................................................
Market for Our Common Equity and Related
         Shareholder Matters.................................................
Market for the Preferred Securities..........................................
Accounting and Regulatory Treatment..........................................
Capitalization...............................................................
Selected Consolidated Financial Data and
         Statistical Information.............................................
Management's Discussion and Analysis of
         Financial Condition and Results of Operations.......................
Our Business.................................................................
Supervision and Regulation...................................................
Management...................................................................
Compensation of Executive Officers...........................................
Certain Transactions.........................................................
Security Ownership of Certain Beneficial
         Owners Management...................................................
APAB Capital Trust I.........................................................
Description of Preferred Securities..........................................
Description of Junior Subordinated Debentures................................
Description of Guarantee.....................................................
Relationship Among the Preferred Securities, the
         Junior Subordinated Debentures, the Expense
         Agreement and the Guarantee.........................................
Federal Income Tax Consequences..............................................
ERISA Considerations.........................................................
Underwriting.................................................................
Legal and Tax Matters........................................................
Experts......................................................................
Where You Can Find Additional Information....................................
Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities......................................
Index to Financial Statements................................................

                                ---------------

You may rely only on the information contained in this prospectus. We have not authorized anyone to give any information that is different. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where our offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the cover but the information may change in the future.



==============================================================================


                                  APPALACHIAN
                                BANCSHARES, INC.


                              APAB CAPITAL TRUST I



                         -----------------------------
                                  PROSPECTUS
                         -----------------------------




                           WACHOVIA SECURITIES, INC.





                                     , 2000


==============================================================================

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


         Item 24. Indemnification of Directors and Officers.

         In accordance with the Georgia Business Corporation Code of the State of Georgia, Article VI of Appalachian Bancshares, Inc. (the "Corporation") Articles of Incorporation provide as follows:

                                   Article VI

         To the fullest extent permitted by the Georgia Business Corporation Code as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that this provision shall not eliminate or limit the liability of a director:

         (A) For any appropriation, in violation of his duties, of any business opportunity of the Corporation;

         (B) For acts or omissions which involve intentional misconduct or a knowing violation of law;

         (C) For the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

         (D) For any transaction from which the director received an improper personal benefit.

         Any repeal, amendment, or modification of this Article VI by the shareholders of the Corporation shall not adversely affect any right, benefit, or protection of a director of the Corporation existing at the time of such repeal, amendment, or modification.



         Article Nine of the Corporation's Bylaws provides as follows:

                                   Article IX

                     Indemnification and Interested Parties

          9.1 Indemnification. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for any reasonable expense actually incurred in connection with any threatened, pending or completed action, suit or proceeding (including settlements thereof and appeals therefrom), whether civil, criminal, administrative or investigative, to which he shall be made a party or prospective party by reason of the fact that he is or was a director, trustee, officer, employee, or agent of the Corporation, or that he is or was serving, at the request of the Corporation, as a director, trustee, officer, employee, or agent of another firm, corporation, trust or other organization or enterprise. Provided, however, that
(a) such person shall be entitled to indemnification only upon a resolution of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit, or proceeding, finding that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, in addition, with respect to any criminal action, suit or proceeding, that such person did not have reasonable cause to believe that his conduct was unlawful; (b) no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Corporation, or to such other firm, corporation, trust, organization or enterprise; and (c) no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been the subject of a compromise settlement, except with the approval of
(i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the Corporation, or (iii) a majority of the members of the Board of

Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.

         9.2 Payment of Expenses in Advance. Expenses incurred in defending any action, suit, or proceeding referred to above may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided above.

         9.3 Insurance. The Corporation, upon the affirmative vote of a majority of its Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving, at the request of the Corporation, as a director, trustee, officer, employee or agent of another firm, corporation, trust or other organization or enterprise, against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the foregoing provisions of these By-Laws.

         9.4 Rights Not Exclusive. The foregoing rights of indemnification or reimbursement shall not be exclusive of other rights to which the persons referred to above, or their heirs, executors, or administrators, may be entitled as a matter of law, and the Corporation may indemnify such persons to the extent permitted by the Georgia Business Corporation Code, as such laws may be amended from time to time, and any other applicable laws.

         Item 25. Other Expenses of Issuance and Distribution.


                 SEC registration fee...................................    $3,036
                 NASD fee...............................................     1,650
                 Nasdaq listing fee.....................................     6,150
                 Trustee's fees and expenses............................    15,000*
                 Legal fees.............................................    80,000*
                 Accounting fees and expenses...........................    25,000*
                 Printing expenses......................................    35,000*
                 Blue Sky expenses......................................    10,000*
                 Miscellaneous expenses.................................     9,164*
                                                                            ------
                         Total..........................................  $185,000*

* Estimated

         Item 26. Recent Sales of Unregistered Securities.

         On November 30, 1998, the Corporation sold 132,500 shares of common stock for an aggregate price of $2,650,000 in a private placement made in reliance on Section 4(2) of the Securities Act of 1933. No underwriting discounts or commissions were paid in connection with such offering.

         Item 27. Exhibits.

         The exhibits filed as part of this registration statement are as follows:

Exhibit Number       Description of Exhibit
------- ------       ----------- -- -------

 1                   Form of Underwriting Agreement*
 2.1                 Purchase Sale and Assumption Agreement, dated July 10, 1998, by and between Century South Banks, Inc. and the Company(1)
 3.1                 Articles of Incorporation of the Company(2)
 3.2                 Bylaws of the Company(2)
 4.1                 Registration Rights Agreement, dated November 30, 1998, by and among the Company and Community Financial Services,
                     Inc.(3)
 4.2                 Registration Rights Agreement, dated November 30, 1998, by and among the
                     Company and Ellijay Telephone Company, Inc.(3)
 4.3                 Registration Rights Agreement, dated November 30, 1998, by and among the
                     Company and JBC Bancshares, Inc.(3)
 4.4                 Form of Junior Subordinated Indenture
 4.5                 Form of  Junior Subordinated Debenture (included in Exhibit 4.4)
 4.6                 Certificate of Trust of APAB Capital Trust I (included in Exhibit 4.7)
 4.7                 Form of Amended and Restated Trust Agreement
 4.8                 Form of Preferred Security (included in Exhibit 4.7)
 4.9                 Form of Guaranty Agreement
 5.1                 Opinion of Richards, Layton & Finger, P.A., trust counsel
 5.2                 Opinion of Paul, Hastings, Janofsky & Walker LLP
 8.1                 Opinion of Tax Counsel
10.1                 1997 Directors' Non-Qualified Stock Option Plan**(4)
10.2                 1997 Employee Incentive Stock Incentive Plan**(4)
10.3                 Adoption Agreement for the Appalachian Bancshares, Inc. Section 401(k)
                     Profit Sharing Plan.(5)
10.4                 Georgia Bankers Association Master 401(k) Profit Sharing Plan(5)
10.5                 First Amendment to the Georgia Bankers Association Master Section 401(k)
                     Profit Sharing Plan(5)
10.6                 Form of Deferred Fee Agreement between Gilmer County Bank
                     and certain directors and executive officers, with
                     addendum(6)
10.7                 Loan and Stock Pledge Agreement, dated as of November 30, 1998, between the Company and The Bankers Bank(3)
10.8                 Promissory Note, dated November 30, 1998, issued by the Company to The
                     Bankers Bank(3)
11                   Statement re: Computation of Per Share Earnings
21                   Subsidiaries of the Registrant
23.1                 Consent of Independent Auditors
23.2                 Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)
23.3                 Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.2)

 * To be filed by amendment.
** The referenced exhibit is a compensatory contract, plan or arrangement.

(1) Incorporated by reference to the Company's Current Report on Form 8-K filed November 30, 1998.
(2) Incorporated by reference to the Company's Registration Statement on Form 8-A filed September 16, 1996.
(3)      Incorporated by reference to the Company's Annual Report on Form
         10-KSB filed March 31, 1999.
(4)      Incorporated by reference to the Company's Annual Report on Form
         10-KSB filed March 26, 1997.
(5) Incorporated by reference to the Company's Registration Statement on Form S-8 filed May 14, 1997.
(6)      Incorporated by reference to the Company's Quarterly Report on Form
         10-QSB filed August 14, 1997.

         Item 28. Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Corporation, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Corporation will:

(1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Corporation under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned on December 13, 1999.

                             APPALACHIAN BANCSHARES, INC.

                             By: /s/ Tracy R. Newton
                                 -------------------
                                       Tracy R. Newton
                                       President and Chief Executive Officer
                                       Duly Authorized Representative

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the date indicated.


 /s/ Tracy R. Newton                                                        Date: December 13, 1999
-----------------------------------------------
Tracy R. Newton, President, Chief Executive
Officer and Director (Principal
Executive Officer)


/s/ Kent W. Sanford                                                         Date: December 13, 1999
-----------------------------------------------
Kent W. Sanford, Executive Vice President,
Chief Operating Officer and Director


/s/ Alan R. May                                                             Date: December 13, 1999
-----------------------------------------------
Alan R. May, Chief Financial Officer (Principal
Financial Officer)


/s/ P. Joe Sisson                                                           Date: December 13, 1999
-----------------------------------------------
P. Joe Sisson, Director


                                                                            Date:
-----------------------------------------------                                  ----------------------
Joseph C. Hensley, Director


                                                                            Date:
-----------------------------------------------                                  ----------------------
Alan S. Dover, Director


                                                                            Date:
-----------------------------------------------                                  ----------------------
Charles A. Edmondson, Director


 /s/ Roger E. Futch                                                         Date: December 13, 1999
-----------------------------------------------
Roger E. Futch, Director


 /s/ J. Ronald Knight                                                       Date: December 13, 1999
-----------------------------------------------
J. Ronald Knight, Director


 /s/ Kenneth D. Warren                                                      Date: December 13, 1999
-----------------------------------------------
Kenneth D. Warren, Director


 /s/ Frank E. Jones                                                         Date: December 13, 1999
-----------------------------------------------
Frank E. Jones, Director

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, APAB Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware on December 13, 1999.





                              APAB CAPITAL TRUST I




                              By:  /s/ Kent W. Sanford
                                   ----------------------------------
                                   Kent W. Sanford
                                   Authorized Representative



                              By:  /s/ Alan R. May
                                   ----------------------------------
                                   Alan R. May
                                   Authorized Representative

                                 EXHIBIT INDEX


Exhibit Number       Description of Exhibit
------- ------       ----------- -- -------

 1                   Form of Underwriting Agreement*
 2.1                 Purchase Sale and Assumption Agreement, dated July 10, 1998, by and between Century South
                     Banks, Inc. and the Company(1)
 3.1                 Articles of Incorporation of the Company(2)
 3.2                 Bylaws of the Company(2)
 4.1                 Registration Rights Agreement, dated November 30, 1998, by and among the Company and
                     Community Financial Services, Inc.(3)
 4.2                 Registration Rights Agreement, dated November 30, 1998, by and among the Company and Ellijay
                     Telephone Company, Inc.(3)
 4.3                 Registration Rights Agreement, dated November 30, 1998, by and among the Company and JBC
                     Bancshares, Inc.(3)
 4.4                 Form of Junior Subordinated Indenture
 4.5                 Form of Junior Subordinated Debenture (included in Exhibit 4.4)
 4.6                 Certificate of Trust of APAB Capital Trust I (included in Exhibit 4.7)
 4.7                 Form of Amended and Restated Trust Agreement
 4.8                 Form of Preferred Security (included in Exhibit 4.7)
 4.9                 Form of Guaranty Agreement
 5.1                 Opinion of Richards, Layton & Finger, P.A., trust counsel
 5.2                 Opinion of Paul, Hastings, Janofsky & Walker LLP
 8.1                 Opinion of Tax Counsel
10.1                 1997 Directors' Non-Qualified Stock Option Plan**(4)
10.2                 1997 Employee Incentive Stock Incentive Plan**(4)
10.3                 Adoption Agreement for the Appalachian Bancshares, Inc. Section 401(k) Profit Sharing Plan.(5)
10.4                 Georgia Bankers Association Master 401(k) Profit Sharing Plan(5)
10.5                 First Amendment to the Georgia Bankers Association Master Section 401(k) Profit Sharing Plan(5)
10.6                 Form of Deferred Fee Agreement between Gilmer County Bank and certain directors and executive officers, with addendum(6)
10.7                 Loan and Stock Pledge Agreement, dated as of November 30, 1998, between the Company and The
                     Bankers Bank(3)
10.8                 Promissory Note, dated November 30, 1998, issued by the Company to The Bankers Bank(3)
11                   Statement re: Computation of Per Share Earnings
21                   Subsidiaries of the Registrant
23.1                 Consent of Independent Auditors
23.2                 Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)
23.3                 Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.2)

 * To be filed by amendment.
** The referenced exhibit is a compensatory contract, plan or arrangement.

(1)      Incorporated by reference to the Company's Current Report on Form 8-K filed November 30, 1998.
(2)      Incorporated by reference to the Company's Registration Statement on Form 8-A filed September 16, 1996.
(3)      Incorporated by reference to the Company's Annual Report on Form 10-KSB filed March 31, 1999.
(4)      Incorporated by reference to the Company's Annual Report on Form 10-KSB filed March 26, 1997.
(5)      Incorporated by reference to the Company's Registration Statement on Form S-8 filed May 14, 1997.
(6)      Incorporated by reference to the Company's Quarterly Report on Form 10-QSB filed August 14, 1997.